                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                           1934. (Amendment No. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant under Rule 14a-12


                             SIMPLEX SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------


        2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------


        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------


        4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

        5) Total fee paid:

           ---------------------------------------------------------------------


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identifying the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

           ---------------------------------------------------------------------


        2) Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------


        3) Filing Party:

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        4) Date Filed:

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

                                 [SIMPLEX LOGO]

                                PROXY MATERIALS

                        SPECIAL MEETING OF STOCKHOLDERS
                                MERGER PROPOSED
                          YOUR VOTE IS VERY IMPORTANT

                                 [CADENCE LOGO]

                                   PROSPECTUS

To the Stockholders of Simplex Solutions, Inc.:

    I am writing to you today about our proposed merger with Cadence Design Systems, Inc. The board of directors of Simplex has unanimously approved the agreement and plan of merger pursuant to which Cadence will acquire Simplex. In order to complete the merger, the holders of a majority of the outstanding shares of Simplex common stock must adopt the merger agreement and authorize the merger. We are excited by the opportunities we envision for the combined company. Cadence's broad sales channel and extensive resources will help bring Simplex's complementary products and technologies to a wider range of customers than we can reach alone. Your board of directors has determined that it is desirable and in the best interests of Simplex and its stockholders that Simplex proceed with the merger and that the terms of the merger are fair to you, and unanimously recommends that you vote to adopt the merger agreement and authorize the merger.

    In the merger, a subsidiary of Cadence will merge with and into Simplex and Simplex will become a wholly-owned subsidiary of Cadence. Simplex stockholders will be entitled to receive at least 0.7563 but not more than 0.9245 of a share of Cadence common stock in exchange for each of their shares of Simplex common stock. The final exchange ratio will be determined based on the average of the closing prices of Cadence common stock for each of the 10 trading days ending on, and including, the second trading day prior to the date of the Simplex special meeting of stockholders to vote on the merger. In addition, Cadence will assume all options to purchase shares of Simplex common stock, and those options will become exercisable to purchase shares of Cadence common stock at the same exchange ratio. Cadence common stock is listed on the New York Stock Exchange under the symbol "CDN."

    You will be asked to vote on the merger at a special meeting of Simplex stockholders to be held on Thursday, June 27, 2002, at 10 a.m. Pacific time, at 3410 Garrett Drive, Santa Clara, California 95054. Only stockholders who hold shares of Simplex common stock at the close of business on May 24, 2002 will be entitled to vote at the special meeting.

    Credit Suisse First Boston Corporation, Simplex's financial advisor in connection with the merger, has rendered an opinion, dated as of April 24, 2002, to the board of directors of Simplex that, as of such date and based upon and subject to the various considerations set forth in the opinion, the exchange ratio in the merger was fair, from a financial point of view, to holders of Simplex common stock.

    YOUR VOTE IS VERY IMPORTANT. Regardless of the number of shares you own, the board of directors of Simplex hopes that you will find it convenient to attend the special stockholders' meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE TAKE THE TIME TO VOTE BY COMPLETING THE ENCLOSED PROXY CARD AND PROMPTLY MAILING IT TO SIMPLEX AS INSTRUCTED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting of those proxies. To adopt the merger agreement and authorize the merger, you must vote FOR the proposal by following the instructions stated on the enclosed proxy card. If you sign and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the approval of the merger. If you do not vote at all, it will, in effect, count as a vote against the merger. WE URGE YOU TO VOTE FOR THIS PROPOSAL.

    This proxy statement/prospectus provides you with detailed information about the merger and the special meeting of stockholders, and it includes the merger agreement as Annex A. You can obtain more information about Cadence and Simplex from publicly available documents filed with the Securities and Exchange Commission. WE ENCOURAGE YOU TO READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING ALL ITS ANNEXES, AND WE ESPECIALLY ENCOURAGE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 12.

                                         [/s/ Penelope A. Herscher]
                                         Penelope A. Herscher
                                         Chairman and Chief Executive Officer
                                         Simplex Solutions, Inc.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF COMMON STOCK TO BE ISSUED BY CADENCE IN THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This proxy statement/prospectus is dated May 28, 2002, and is being first mailed to Simplex stockholders on or about May 29, 2002.

                             ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Cadence and Simplex from documents filed with the Securities and Exchange Commission, which we refer to as the SEC, that are not included in or delivered with this proxy statement/prospectus. Cadence will provide you with copies of this information relating to Cadence, without charge, upon written or oral request to:

                          CADENCE DESIGN SYSTEMS, INC.
                               2655 Seely Avenue
                           San Jose, California 95134
                         Attention: Investor Relations
                        Telephone Number: (408) 943-1234

     Simplex will provide you with copies of this information relating to Simplex, without charge, upon written or oral request to:
                            SIMPLEX SOLUTIONS, INC.
                               521 Almanor Avenue
                          Sunnyvale, California 94085
                         Attention: Investor Relations
                        Telephone Number: (408) 617-6200

     PLEASE REQUEST DOCUMENTS FROM EITHER COMPANY NOT LATER THAN JUNE 20, 2002. UPON REQUEST, WE WILL MAIL ANY DOCUMENTS TO YOU BY FIRST CLASS MAIL BY THE NEXT BUSINESS DAY.

     See the section entitled "Where You Can Find More Information" on page 61 of this proxy statement/prospectus for more information about the documents referred to in this proxy statement/prospectus.

     You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus to vote on the merger. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated May 28, 2002. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to Simplex stockholders nor the issuance by Cadence of shares of Cadence common stock in connection with the merger will create any implication to the contrary.

     This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Cadence has been provided by Cadence and information contained in this proxy statement/prospectus regarding Simplex has been provided by Simplex.

                            SIMPLEX SOLUTIONS, INC.
                               521 ALMANOR AVENUE
                          SUNNYVALE, CALIFORNIA 94085

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 2002

TO THE STOCKHOLDERS OF SIMPLEX SOLUTIONS, INC.:

     A special meeting of Simplex stockholders will be held on Thursday, June 27, 2002, at 10 a.m. Pacific time, at 3410 Garrett Drive, Santa Clara, California 95054, for the following purposes:

          1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 24, 2002, by and among Cadence Design Systems, Inc., Zodiac Acquisition, Inc., which is a newly formed, wholly-owned subsidiary of Cadence, and Simplex Solutions, Inc., pursuant to which Zodiac Acquisition will be merged with and into Simplex and Simplex will become a wholly-owned subsidiary of Cadence, each outstanding share of Simplex common stock will be converted into the right to receive at least 0.7563 but not more than 0.9245 shares of Cadence common stock, and Cadence will assume each outstanding option to purchase Simplex common stock at the same exchange ratio, and to authorize the merger as contemplated by the merger agreement; and

          2. To transact such other business as may properly be brought before the special meeting and any adjournment or postponement of the special meeting.

     Your board of directors has determined that the merger is desirable and in the best interests of Simplex and you and that the terms of the merger are fair to Simplex and to you, and unanimously recommends that you vote to adopt the merger agreement and authorize the merger. The terms of the proposed merger with Cadence and the related merger agreement are more fully described in the proxy statement/prospectus attached to this notice.

     Only holders of record of Simplex common stock at the close of business on May 24, 2002 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. A complete list of stockholders entitled to vote at the meeting will be available for the examination by any stockholder of record during normal business hours, at the executive offices of Simplex, for a period of 10 days prior to the date of the meeting. This list will also be available for review at the meeting, for the duration of such meeting, and may be inspected by any stockholder who is present at the meeting.

     WE ENCOURAGE YOU TO VOTE ON THIS IMPORTANT MATTER.

                                          By Order of the Board of Directors,

                                          [/s/ Penelope A. Herscher]
                                          Penelope A. Herscher
                                          Chairman and Chief Executive Officer
                                          Simplex Solutions, Inc.
Sunnyvale, California
May 28, 2002

                                IMPORTANT NOTICE

     YOUR VOTE IS VERY IMPORTANT TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT/PROSPECTUS CAREFULLY AND THEN SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. YOU MAY VOTE IN PERSON AT THE SPECIAL MEETING EVEN IF YOU HAVE RETURNED A PROXY CARD.

        PLEASE DO NOT SEND ANY SIMPLEX STOCK CERTIFICATES AT THIS TIME.

                               TABLE OF CONTENTS

ADDITIONAL INFORMATION......................................
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    4
SUMMARY SELECTED FINANCIAL DATA.............................    9
  Summary Selected Historical Consolidated Financial Data of
     Cadence................................................    9
  Summary Selected Historical Consolidated Financial Data of
     Simplex................................................    9
  Comparative Historical and Pro Forma Per Share Data.......   10
  Comparative Per Share Market Price Data...................   11
RISK FACTORS................................................   12
FORWARD-LOOKING STATEMENTS..................................   16
THE SIMPLEX SPECIAL MEETING.................................   17
  Date, Time and Place......................................   17
  Purpose of the Simplex Special Meeting....................   17
  Vote Required.............................................   17
  Recommendation of Simplex Board of Directors..............   17
  Record Date; Shares Entitled to Vote......................   18
  Quorum; Abstentions and Broker Non-Votes..................   18
  Shares Owned and Voted by Simplex Directors and Executive
     Officers; Agreements to Vote in Favor of the Merger....   18
  Voting Procedures.........................................   19
  Revoking Your Proxy.......................................   19
  Solicitation of Proxies and Expenses......................   19
  Other Matters.............................................   20
THE MERGER..................................................   21
  Background of the Merger..................................   21
  Simplex Board of Directors Reasons for the Merger;
     Recommendation of the Simplex Board of Directors.......   23
  Opinion of Simplex's Financial Advisor....................   25
  Interests of Simplex Directors and Officers in the Merger
     Other Than as Simplex Stockholders.....................   33
     Indemnification........................................   33
     Employment Agreements with Cadence.....................   33
     Management Continuity Agreements with Simplex..........   34
     Non-Competition Agreements with Cadence................   34
     Acceleration of Simplex Stock Options for Outside
      Directors.............................................   35
     Other Interests........................................   35
  No Appraisal Rights.......................................   35
  Accounting Treatment of the Merger........................   35
  Regulatory Approvals......................................   35
  Federal Securities Law Consequences.......................   36
  Other Effects of the Merger...............................   36
     Listing of Shares......................................   36
     Delisting of Simplex Common Stock......................   36

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE
  MERGER....................................................   37
  Tax Consequences of the Merger............................   37
  Information Reporting and Backup Withholding..............   38
THE TRANSACTION DOCUMENTS...................................   39
  The Merger Agreement......................................   39
     The Merger.............................................   39
     Effective Time and Timing of Closing...................   39
     Merger Consideration...................................   39
     Exchange of Stock Certificates.........................   40
     Treatment of Simplex Stock Options.....................   40
     Representations and Warranties.........................   40
     Conduct of Business Pending the Merger.................   42
     Offers for Alternative Transactions....................   44
     Simplex Board of Directors Recommendations.............   45
     Indemnification and Insurance..........................   46
     Employee Benefits......................................   46
     Simplex Stockholder Rights Plan........................   46
     Other Covenants........................................   46
     Closing Conditions.....................................   48
     Termination and Termination Fee........................   50
     Amendment and Waiver...................................   51
     Costs and Expenses.....................................   51
  Simplex Stockholder Voting Agreements.....................   51
     Agreement to Vote......................................   51
     Transfer Restrictions..................................   52
     No Solicitation........................................   52
     Termination............................................   52
  The Stock Option Agreement................................   52
     Exercisability.........................................   52
     Cancellation Amount....................................   53
     Consideration..........................................   53
     Repurchase Right.......................................   53
     Registration Rights....................................   54
     Termination............................................   54
     Maximum Amount Realizable by Cadence...................   54
     Effect of the Stock Option Agreement...................   54
COMPARATIVE RIGHTS OF CADENCE AND SIMPLEX STOCKHOLDERS......   55
  Authorized Capital Stock..................................   55
  Annual Meetings of Stockholders...........................   55
  Special Meetings of Stockholders..........................   55
  Quorum Requirements.......................................   56
  Stockholder Action by Written Consent.....................   56
  Amending the Certificate of Incorporation and Bylaws......   56
  Special Voting Requirements and Provisions................   56
  Rights of Redemption......................................   56

  Number and Election of Directors..........................   57
  Notice Requirements for Stockholder Nomination of
     Directors and Other Proposals..........................   57
  Board Vacancy.............................................   58
  Removal of Directors......................................   58
  Liability of Directors and Officers.......................   58
  Business Combinations.....................................   59
  Stockholder Rights Plans..................................   60
LEGAL MATTERS...............................................   61
EXPERTS.....................................................   61
WHERE YOU CAN FIND MORE INFORMATION.........................   61

AGREEMENT AND PLAN OF MERGER................................  ANNEX A
OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION...........  ANNEX B
FORM OF IRREVOCABLE PROXY AND VOTING AGREEMENT..............  ANNEX C
STOCK OPTION AGREEMENT......................................  ANNEX D

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL HAPPEN IN THE MERGER?

A: In the merger, Simplex will become a wholly-owned subsidiary of Cadence and Simplex stockholders will become Cadence stockholders. Assuming the merger had been completed on May 24, 2002, the record date for the Simplex special meeting, and the maximum exchange ratio in the merger of 0.9245, Simplex stockholders would have owned approximately 7% of the fully-diluted shares of Cadence common stock after the merger and Cadence stockholders would have owned the remaining approximately 93%.

Q:  WHAT WILL SIMPLEX STOCKHOLDERS RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive at least 0.7563 but not more than 0.9245 of a share of Cadence common stock for each share of Simplex common stock you own at the time of the merger. The actual number of shares of Cadence common stock received will depend on the average of the closing prices of one share of Cadence common stock on the New York Stock Exchange for each of the 10 trading days ending on, and including, the second trading day before the date of the Simplex special meeting of stockholders to vote on the merger agreement. The exchange ratio will be adjusted to reflect the effect of any stock split, stock dividend, reclassification, recapitalization or the like on Simplex or Cadence common stock between April 24, 2002 and the time of the merger. Cadence will not issue fractional shares in the merger. You will receive cash instead of any fractional shares of Cadence common stock in an amount based on the average stock price of Cadence used to calculate the final exchange ratio in the merger.

In addition, Cadence will assume all stock options to purchase shares of Simplex common stock that are outstanding and not exercised immediately before the merger. Assumed options will become exercisable to purchase shares of Cadence common stock and will generally have the same terms and conditions as were applicable under the applicable Simplex option plans, except that the number of common shares subject to such stock options and the exercise price of such stock options will each be adjusted by the final exchange ratio in the merger.

Q:  HOW WILL SIMPLEX STOCKHOLDERS KNOW WHAT THE FINAL EXCHANGE RATIO IS?

A: We will issue a press release on the business day before the Simplex special meeting that will disclose the final exchange ratio.

Q: WILL SIMPLEX STOCKHOLDERS BE ABLE TO TRADE THE CADENCE STOCK THAT THEY RECEIVE IN THE MERGER?

A: Yes. The shares of Cadence common stock you receive in the merger will be listed on the New York Stock Exchange under the symbol "CDN." Certain persons who are deemed affiliates of Simplex will be required to comply with Rule 145 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act, if they sell their shares of Cadence common stock received in the merger.

Q:  WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A: Consummation of the merger is conditioned upon the receipt by Cadence and Simplex of legal opinions to the effect that the merger will qualify as a reorganization under the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code. Assuming that the merger so qualifies, you will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your shares of Simplex common stock for shares of Cadence common stock in the merger except for any gain or loss attributable to cash received instead of fractional Cadence shares. The tax consequences to you of the merger will depend on your particular circumstances. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q:  WHEN AND WHERE IS THE STOCKHOLDER MEETING?

A: The Simplex special meeting will be held on June 27, 2002 at 10 a.m., Pacific time, at 3410 Garrett Drive, Santa Clara, California 95054.

Q:  WHAT WILL HAPPEN AT THE SIMPLEX SPECIAL MEETING?

A: At the Simplex special meeting, Simplex stockholders will vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Q:  WHAT STOCKHOLDER APPROVALS ARE REQUIRED TO APPROVE THE MERGER?

A: We cannot complete the merger unless, among other things, a majority of the shares of Simplex capital stock outstanding and entitled to vote at the special meeting vote to adopt the merger agreement and authorize the merger. As of the Simplex record date, Simplex directors and officers were entitled to vote approximately 13.1% of the Simplex common stock outstanding. These directors and officers have already agreed with Cadence to vote their shares of Simplex common stock in favor of the merger.

Q:  WHAT DO I NEED TO DO TO VOTE?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please mail your completed and signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the special meeting. In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend the special meeting in person.

If you sign and mail your proxy and do not indicate how you want to vote, your proxy will be voted for the approval of Simplex's proposal.

Q:  MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

A: Yes. If you want to change your vote, you may do so at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can complete and send a proxy with a later date. Second, you can send a written notice to the corporate secretary of Simplex stating that you would like to revoke your proxy. Third, you can attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. You should contact your broker. You should follow the directions provided by your broker to vote your shares. Your broker will not vote your shares on the merger proposal unless your broker receives appropriate instructions from you. If you do not provide your broker with voting instructions, your shares will be considered present at the special meeting for purposes of determining a quorum but will not be considered to have been voted in favor of adoption of the merger agreement and authorization of the merger. As a result, your shares will be considered to have been voted against adoption of the merger agreement and authorization of the merger if you do not give appropriate instructions to your broker.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. You cannot vote shares held in "street name" by returning a proxy card directly to Simplex or by voting in person at the special meeting.

Q:  WHAT DOES SIMPLEX'S BOARD OF DIRECTORS RECOMMEND?

A: After careful consideration of numerous factors, your board of directors has determined that the proposed merger is desirable and in the best interests of Simplex and its stockholders that Simplex proceed with the merger and that the terms of the merger are fair to you, and unanimously recommends that you vote FOR the proposal to adopt the merger agreement and authorize the merger.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the approval of the Simplex stockholders at the special meeting, are fulfilled. While we cannot predict the exact timing, we currently expect to complete the merger late in the second quarter or early in the third quarter of calendar year 2002.

Q:  SHOULD I SEND IN MY SIMPLEX STOCK CERTIFICATES NOW?

A: No. If Simplex stockholders adopt the merger agreement and authorize the merger, after the merger is completed, Cadence will send you written instructions, including a letter of transmittal, that will explain how to exchange your Simplex stock certificates for Cadence stock certificates. Please do not send in any Simplex stock certificates until you receive these written instructions and the letter of transmittal.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER?

A:  No. You are not entitled to appraisal rights in connection with the merger.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE ADOPTING OF THE MERGER AGREEMENT AND AUTHORIZATION OF THE MERGER?

A: Yes. You should consider the risk factors set out in the section entitled "Risk Factors" beginning on page 12 of this proxy statement/prospectus and the risk factors described in Cadence's and Simplex's respective Quarterly Report on Form 10-Q filed with the SEC on May 14, 2002.

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT CADENCE AND SIMPLEX?

A: You can find more information about Cadence and Simplex from reading this proxy statement/ prospectus and the various sources described in this proxy statement/prospectus under the section entitled "Where You Can Find More Information."

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:

                            SIMPLEX SOLUTIONS, INC.
                               521 Almanor Avenue
                          Sunnyvale, California 94085
                         Attention: Investor Relations
                        Telephone Number: (408) 617-6200

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which we refer for a more complete understanding of the merger and the other matters being submitted to Simplex stockholders. In particular, you should read the documents annexed to this proxy statement/prospectus, including the agreement and plan of merger, the opinion of Credit Suisse First Boston, the form of irrevocable proxy and voting agreement and the stock option agreement. See the section entitled "Where You Can Find More Information" on page 61 of this proxy statement/prospectus. For a discussion of the risk factors that you should consider in evaluating the merger, see the section entitled "Risk Factors" beginning on page 12 of this proxy statement/ prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

THE COMPANIES

CADENCE DESIGN SYSTEMS, INC.
2655 Seely Avenue
San Jose, California 95134
(408) 943-1234

     Cadence provides comprehensive software and other technology and offers design and methodology services for the product development requirements of the world's leading electronics companies. Cadence licenses its leading-edge electronic design automation, or EDA, software and hardware technology and provides a range of services to companies throughout the world to help accelerate and manage their product development processes. Cadence's products and services are used by companies to design and develop complex integrated circuits, or ICs, and electronic systems, including semiconductors, computer systems and peripherals, telecommunications and networking equipment, mobile and wireless devices, automotive electronics, consumer products and other advanced electronics. Its common stock is traded on the New York Stock Exchange under the symbol "CDN."

SIMPLEX SOLUTIONS, INC.
521 Almanor Avenue
Sunnyvale, California 94085
(408) 617-6200

     Simplex provides software and services for the design and verification of ICs to enable its communications, computer and consumer-products customers to achieve first-time production success and rapid delivery of complex systems-on-chip. Simplex's customers use its products and services prior to manufacture to design and verify ICs to help ensure that they will perform as intended, taking into account the complex effects of deep-submicron semiconductor physics. Founded in 1995, Simplex has offices in the United States, the United Kingdom, Germany, France and Japan. Simplex completed its initial public offering in 2001. Its common stock is traded on the Nasdaq National Market System under the symbol "SPLX."

ZODIAC ACQUISITION, INC.
2655 Seely Avenue
San Jose, California 95134
(408) 943-1234

     Zodiac Acquisition is a wholly-owned subsidiary of Cadence recently formed solely for the purpose of effecting the merger. It has no business operations.

THE STRUCTURE OF THE MERGER (SEE PAGE 39)

     We propose a merger in which Zodiac Acquisition, a wholly-owned subsidiary of Cadence, will merge with and into Simplex, and thereafter will cease to exist as a separate corporate entity. After the merger, Simplex will be a wholly-owned subsidiary of Cadence, and Simplex stockholders will become Cadence stockholders. Under certain circumstances, Cadence has the option to restructure the merger to provide for Simplex to merge with and into a newly organized Delaware limited liability company wholly-owned by Cadence, but the change in structure is not permitted if it would prevent legal counsel for the companies from issuing opinions to the effect that the merger will be treated as a reorganization for purposes of Section 368(a) of the Internal Revenue Code.

     The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this proxy statement/prospectus. Please carefully read the merger agreement as it is the legal document that governs the merger.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 39)

     Upon completion of the merger, each share of Simplex common stock will automatically be converted into the right to receive at least 0.7563 but not more than 0.9245 of one share of Cadence common stock. The actual number of shares of Cadence common stock received will be based on the average of the closing prices of one share of Cadence stock for each of the 10 trading days ending on, and including, the second trading day before the date of the Simplex special meeting. Cadence will not issue fractional shares. You will receive cash instead of any fractional shares of Cadence common stock in an amount based on the average stock price used to calculate the final exchange ratio in the merger. The exchange ratio will be adjusted to reflect the effect of any stock split, stock dividend, reclassification, recapitalization or the like on Simplex or Cadence common stock between April 24, 2002 and the time of the merger.

SIMPLEX STOCK OPTIONS (SEE PAGE 40)

     Upon completion of the merger, Cadence will assume all stock options to purchase shares of Simplex common stock that are outstanding and not exercised immediately before the merger. Assumed options will become exercisable to purchase shares of Cadence common stock and will generally have the same terms and conditions as were applicable under the applicable Simplex option plans, except that the number of common shares subject to such stock options, and the exercise price of such stock options, will each be adjusted according to the final exchange ratio in the merger.

     As of May 24, 2002, the record date for the Simplex special meeting, Simplex had 4,773,272 stock options outstanding. Upon completion of the merger and based upon the number of Simplex options outstanding on May 24, 2002, the Simplex options assumed by Cadence will be exercisable to purchase 4,412,890 shares of Cadence common stock assuming the maximum exchange ratio of 0.9245.

VOTING REQUIREMENTS (SEE PAGE 19)

     In order to complete the merger, the holders of a majority of the outstanding shares of Simplex common stock must adopt the merger agreement and authorize the merger. Cadence stockholders are not required to adopt the merger agreement or authorize the merger.

     You are entitled to cast one vote per share of Simplex common stock that you owned as of close of business on May 24, 2002, the record date for the special meeting.

RECOMMENDATION OF THE SIMPLEX BOARD OF DIRECTORS TO STOCKHOLDERS (SEE PAGE 23)

     After careful consideration of numerous factors, the Simplex board of directors has determined that the proposed merger is desirable and in the best interests of Simplex and its stockholders that Simplex proceed with the merger and that the terms of the merger are fair to you, and unanimously recommends that you vote FOR the proposal to adopt the merger agreement and authorize the merger.

OPINION OF SIMPLEX'S FINANCIAL ADVISOR (SEE PAGE 25)

     Credit Suisse First Boston, Simplex's financial advisor, delivered a written opinion to the Simplex board of directors to the effect that, as of April 24, 2002 and based upon and subject to the various considerations set forth in the opinion, the exchange ratio was fair to holders of Simplex common stock, from a financial point of view. We have attached this opinion, dated as of April 24, 2002, as Annex B to this proxy statement/prospectus. We encourage you to read this opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The opinion is addressed to the Simplex board of directors and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matter relating to the merger.

RESTRICTION ON SOLICITATION OF ALTERNATIVE PROPOSALS (SEE PAGE 44)

     Simplex has agreed that it will not solicit or encourage the initiation of any inquiries regarding any acquisition proposals by third parties. Simplex may respond to unsolicited superior acquisition proposals if required by the Simplex board of directors' fiduciary duties. Simplex must promptly notify Cadence if Simplex receives any other acquisition proposals.

COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE 39)

     We will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when we file a certificate of merger with the State of Delaware.

     While we cannot predict the exact timing, we currently expect to complete the merger late in the second quarter or early in the third quarter of calendar year 2002.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 48)

     Each of Simplex's and Cadence's obligation to complete the merger is subject to the satisfaction or waiver of a number of conditions including:

     - approval of the merger agreement by Simplex stockholders;

     - the absence of any statute, rule, regulation, execute order, decree, filing or injunction prohibiting, restraining, enjoining or restricting the completion of the merger;

     - expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and similar merger notification laws or regulations of foreign governmental entities;

     - effectiveness of the registration statement of which this proxy statement/prospectus is a part;

     - receipt by each company of an opinion from its legal counsel, that, for U.S. federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     - the other company's representations and warranties in the merger agreement being true and correct to the extent set forth in the merger agreement;

     - compliance by the other company with its covenants and agreements in the merger agreement, to the extent set forth in the merger agreement; and

     - the absence of a material adverse effect on the other company.

     Cadence's obligation to complete the merger is also subject to the satisfaction or waiver of the condition that no person who has entered into an employment or noncompetition agreement with Cadence in connection with the merger has expressed an intention not to comply with such agreement.

TERMINATION OF THE AGREEMENT (SEE PAGE 50)

     Cadence and Simplex may mutually agree at any time to terminate the merger agreement without completing the merger, even if Simplex stockholders have approved the merger. In addition, either of Cadence or Simplex may, without the consent of the other, terminate the merger agreement in any of the following circumstances:

     - if any governmental order or ruling enjoining or prohibiting the merger has become final and nonappealable;

     - if the merger is not completed by October 31, 2002;

     - if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger and, if permitted by the merger agreement, the breaching party does not promptly correct the breach; or

     - if Simplex stockholders do not approve the merger.

     In addition, Cadence may, without the consent of Simplex, terminate the merger agreement if the Simplex board of directors:

     - recommends a superior acquisition proposal to Simplex's stockholders;

     - withdraws or adversely modifies its recommendation that Simplex stockholders approve the merger agreement and the merger or fails to reconfirm its recommendation of the merger upon reasonable request of Cadence; or

     - fails to reject or recommend against any third party acquisition proposal.

TERMINATION FEE (SEE PAGE 51)

     Simplex has agreed to pay a termination fee to Cadence of $15 million if the merger agreement is terminated under certain circumstances.

STOCK OPTION AGREEMENT (SEE PAGE 52)

     As a condition to Cadence's entering into the merger agreement, Cadence and Simplex entered into a stock option agreement, whereby Simplex granted to Cadence an option to purchase shares that, immediately prior to their issuance, would represent up to 19.9% of Simplex's outstanding shares of common stock, at an exercise price of $18.00 per share, payable, at Cadence's election, in cash or shares of Cadence common stock. The option becomes exercisable by Cadence only under certain circumstances similar to those in which the termination fee is payable.

     The stock option agreement and the termination fee described above are intended to increase the likelihood that the merger will be completed. They may discourage third parties from making a competing offer for Simplex common stock.

VOTING AGREEMENTS (SEE PAGE 51)

     As a condition to Cadence's entering into the merger agreement, each of Simplex's executive officers and directors entered into a voting agreement with Cadence in which each has agreed, among other things, to vote his or her shares of Simplex common stock in favor of the merger and against any action that would delay or prevent the merger and against any alternative transaction. These persons have the right, as of the Simplex record date, to vote a total of 2,053,744 shares of Simplex common stock or approximately 13.1% of the outstanding shares of Simplex common stock as of the Simplex record date. In connection with the voting agreements, these persons have granted to an affiliate of Cadence an irrevocable proxy to vote their shares in accordance with the terms of the voting agreements.

REGULATORY APPROVALS (SEE PAGE 35)

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated unless certain filings have been submitted to the Federal Trade Commission, or the FTC, and the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, and certain waiting period requirements have been satisfied. Cadence and Simplex have filed the appropriate notification and report forms with the FTC and with the Antitrust Division.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Cadence or Simplex. In addition, certain private parties as well as state attorneys general and other antitrust authorities may challenge the transaction under antitrust laws under certain circumstances.

     In addition, the merger may be subject to various foreign antitrust laws, some of which may require us to make filings with foreign authorities and be subject to certain waiting period requirements.

     Cadence and Simplex believe that the completion of the merger will not violate any antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 37)

     Consummation of the merger is conditioned upon the receipt by Cadence and Simplex of legal opinions to the effect that the merger will qualify as a reorganization under the Internal Revenue Code. Assuming that the merger so qualifies, you will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your shares of Simplex common stock for shares of Cadence common stock in the merger, except for any gain or loss attributable to cash received instead of fractional Cadence shares.

     THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN STOCKHOLDERS, AND YOU MAY BE SUBJECT TO TAXES OTHER THAN U.S. FEDERAL INCOME TAXES. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

COMPARISON OF RIGHTS OF SIMPLEX STOCKHOLDERS AND CADENCE STOCKHOLDERS (SEE PAGE
55)

     After the merger, Simplex stockholders will become Cadence stockholders and their rights as stockholders will be governed by the certificate of incorporation and bylaws of Cadence. There are a number of differences between the certificate of incorporation and bylaws of Cadence and the certificate of incorporation and bylaws of Simplex. These differences are discussed under the section entitled "Comparative Rights of Cadence and Simplex Stockholders."

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF SIMPLEX IN THE MERGER OTHER THAN AS STOCKHOLDERS
(SEE PAGE 33)

     When considering the recommendations of the Simplex board of directors regarding the merger, you should be aware of the interests that certain Simplex executive officers and directors have in the merger that may be different from, or in addition to, interests of stockholders generally. These interests include, among others:

     - existing agreements and new employment agreements with Cadence that will be effective upon completion of the merger provide, among other things, for severance, other benefits and acceleration of options as a result of the merger; and

     - continued director and officer indemnification and insurance.

     The Simplex board of directors was aware of these interests in approving the merger.

NO APPRAISAL RIGHTS (SEE PAGE 35)

     Under Delaware law, Simplex stockholders are not entitled to appraisal rights in connection with the merger.

                        SUMMARY SELECTED FINANCIAL DATA

     The summary selected historical financial data presented below have been derived from the consolidated financial statements of each of Cadence and Simplex. You should read this information in conjunction with the historical financial statements and notes thereto of each of Cadence and Simplex that are incorporated by reference into this proxy statement/prospectus.

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CADENCE

                        FOR THE THREE   FOR THE THREE
                        MONTHS ENDED    MONTHS ENDED          FOR THE FIVE FISCAL YEARS ENDED DECEMBER 29, 2001
                          MARCH 30,       MARCH 31,     --------------------------------------------------------------
                            2002            2001           2001         2000         1999         1998         1997
                        -------------   -------------   ----------   ----------   ----------   ----------   ----------
                                 (UNAUDITED)       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenue...............   $  344,714      $  344,657     $1,430,440   $1,279,550   $1,093,303   $1,320,180   $1,036,773
Net income (loss).....       21,345           3,822        141,287       49,977      (14,075)      25,124      165,122
Net income (loss) per
  share -- assuming
  dilution............         0.08            0.01           0.55         0.19        (0.06)        0.10         0.68
Total assets..........    1,721,082       1,494,727      1,730,030    1,477,321    1,459,659    1,481,916    1,153,247
Long-term debt and
  capital lease
  obligations.........        1,254           2,793          1,476        3,298       25,024      136,380        1,599
Stockholders' equity
  (deficit)...........    1,151,530         981,901      1,121,347      909,465      986,149      947,830      821,363

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SIMPLEX

                         FOR THE SIX MONTHS ENDED
                                 MARCH 31,                       FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                        ---------------------------   --------------------------------------------------------------
                            2002           2001          2001         2000         1999         1998         1997
                        ------------   ------------   ----------   ----------   ----------   ----------   ----------
                                (UNAUDITED)       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenue...............   $   21,028     $   20,829    $   48,184   $   22,817   $   10,881   $    6,537   $    3,001
Net income (loss).....       (4,796)        (7,175)      (12,087)      (6,722)      (7,041)      (7,215)      (5,178)
Net income (loss) per
  share...............        (0.32)         (1.30)        (1.30)       (2.40)       (3.62)       (4.64)       (4.16)
Total assets..........       97,191         52,255        99,447       22,516       11,803       10,727        6,261
Long-term debt and
  capital lease
  obligations.........           --            204           150          321        2,420           68          310
Stockholders' equity
  (deficit)...........       80,417         11,356        81,743      (14,332)     (21,651)     (14,854)      (7,414)

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     The following tables present certain historical per share data regarding net income (loss) and book value for each of Cadence and Simplex and unaudited pro forma combined per share data that give effect to the proposed merger as a purchase of Simplex by Cadence. The following data assume 0.9245 of a share of Cadence common stock will be issued in exchange for each share of Simplex common stock, which is the maximum possible exchange ratio in the merger. These data have been derived from and should be read in conjunction with the summary selected historical consolidated financial data of Cadence and Simplex included elsewhere in this proxy statement/prospectus, and the historical consolidated financial statements of each of Cadence and Simplex and accompanying notes thereto that are incorporated by reference into this proxy statement/prospectus. The unaudited pro forma combined data do not reflect any purchase price allocation or adjustments thereto. Neither Cadence nor Simplex has declared or paid cash dividends on its common stock.

     The unaudited pro forma combined net income per share and book value per share data is presented for informational purposes only. You should not rely on this pro forma combined data as being indicative of the consolidated results or financial condition of Cadence that would have been reported had the merger been completed as of the dates presented, and you should not regard this data as representative of future consolidated results of operations or financial condition of Cadence.

                                                             THREE MONTHS ENDED       YEAR ENDED
                                                               MARCH 30, 2002     DECEMBER 29, 2001
                                                             ------------------   ------------------
CADENCE HISTORICAL DATA:
Net income per share:
  Basic....................................................        $0.09                $0.57
  Diluted..................................................         0.08                 0.55
Book value per share at the end of the period(1)...........         4.60                 4.49
PRO FORMA COMBINED(2):
Net income per share:
  Basic....................................................        $0.06                $0.53
  Diluted..................................................         0.06                 0.51
Book value per share at the end of the period(3)...........         4.67                 4.58
PRO FORMA COMBINED PER EQUIVALENT SIMPLEX SHARE(2)(4):
Net income per share:
  Basic....................................................        $0.06                $0.49
  Diluted..................................................         0.06                 0.47
Book value per share at the end of the period..............         4.32                 4.24

                                                              SIX MONTHS ENDED        YEAR ENDED
                                                               MARCH 31, 2002     SEPTEMBER 30, 2001
                                                             ------------------   ------------------
SIMPLEX HISTORICAL DATA:
Net loss per share:
  Basic....................................................        $(0.32)              $(1.30)
  Diluted..................................................         (0.32)               (1.30)
Book value per share at the end of the period(5)...........          5.25                 5.43

---------------

(1) Historical book value per share for Cadence is computed by dividing total stockholders' equity by the number of shares of Cadence outstanding at the end of each period.

(2) Because of different fiscal period ends, financial data for Cadence as of and for the year ended December 29, 2001 and the three months ended March 30, 2002 have been combined with financial data for Simplex as of and for the year ended September 30, 2001 and the three months ended March 31, 2002.

(3) Pro forma combined book value per share is computed by dividing pro forma combined stockholders' equity by the pro forma number of shares of Cadence common stock outstanding at the end of each period.

(4) The Simplex pro forma combined equivalent per share amounts are calculated by multiplying Cadence pro forma combined share amounts by the maximum exchange ratio in the merger of 0.9245 of a share of Cadence common stock for each share of Simplex common stock.

(5) Historical book value per share for Simplex is computed by dividing total stockholders' equity by the number of shares Simplex common stock outstanding at the end of each period.

COMPARATIVE PER SHARE MARKET PRICE DATA

     Cadence common stock is listed on the New York Stock Exchange under the symbol "CDN" and Simplex common stock is quoted on the Nasdaq National Market under the symbol "SPLX." The following table presents the closing price of one share of Cadence common stock and the last reported sale price of one share of Simplex common stock on April 23, 2002, the day preceding our announcement of the proposed merger, and on May 24, 2002, the last trading day preceding the date of this proxy statement/prospectus. The table also presents the equivalent per share sale prices, reflecting the fluctuating value of the Cadence common stock that Simplex stockholders would receive in exchange for each share of Simplex common stock if the merger was completed on these two dates, applying the maximum exchange ratio of 0.9245 and the minimum exchange ratio of 0.7563.

                                                                            EQUIVALENT         EQUIVALENT
                                                                         PER SHARE PRICE    PER SHARE PRICE
                                                                            OF SIMPLEX         OF SIMPLEX
                                                                           COMMON STOCK       COMMON STOCK
                                         CADENCE           SIMPLEX        WITH EXCHANGE      WITH EXCHANGE
DATE                                  COMMON STOCK      COMMON STOCK     RATIO OF 0.9245    RATIO OF 0.7563
----                                 ---------------   ---------------   ----------------   ----------------
April 23, 2002.....................      $21.23            $11.63             $19.63             $16.06
May 24, 2002.......................      $19.72            $16.88             $18.23             $14.91

     The above table shows only historical comparisons. You are urged to obtain current stock price quotations for Simplex and Cadence common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in deciding whether to adopt the merger agreement and authorize the merger. We will issue a press release on the day preceding the Simplex special meeting disclosing the final exchange ratio for the merger. See the section entitled "Where You Can Find More Information" beginning on page 61 of this proxy statement/prospectus.

                                  RISK FACTORS

     By voting in favor of the merger, Simplex stockholders will be choosing to invest in Cadence common stock. In deciding whether to vote in favor of the merger, you should consider all of the information we have included in this proxy statement/prospectus and its annexes and all of the information included in the documents we have incorporated into this proxy statement/prospectus by reference, especially the other risks described in Cadence's and Simplex's respective Quarterly Report on Form 10-Q filed with the SEC on May 14, 2002. See the section entitled "Where You Can Find More Information." The risks and uncertainties described below and in Cadence's and Simplex's respective Form 10-Q referred to above are not the only ones Cadence and Simplex face. Additional risks and uncertainties not currently known to Cadence or Simplex or that Cadence or Simplex currently deem immaterial also may impair Cadence's, Simplex's or the combined company's business operations. If any of these risks actually occurs, Cadence's, Simplex's or the combined company's business, operating results and financial condition could be materially harmed.

     You should pay particular attention to the following risks relating to the merger.

YOU WILL RECEIVE AT LEAST 0.7563 BUT NOT MORE THAN 0.9245 SHARES OF CADENCE COMMON STOCK FOR EACH SHARE OF SIMPLEX COMMON STOCK DESPITE FLUCTUATIONS IN THE MARKET VALUE OF CADENCE AND SIMPLEX COMMON STOCK.

     Upon completion of the merger, each share of Simplex common stock will be exchanged for a number of shares of Cadence common stock based on the average closing price of one share of Cadence common stock on the New York Stock Exchange for each of the 10 trading days ending on, and including, the second trading day before the Simplex special meeting. If the average of the closing prices of Cadence common stock is between $19.47 and $23.80 per share, Simplex stockholders will receive for each share of Simplex common stock a number of shares of Cadence common stock equal to $18.00 divided by the Cadence average closing price. If the average closing price is equal to or higher than $23.80, Simplex stockholders will receive 0.7563 of a share of Cadence common stock for each share of Simplex common stock, and if the average closing price is equal to or lower than $19.47, Simplex stockholders will receive 0.9245 of a share of Cadence common stock for each share of Simplex common stock.

     Other than as described above, there will be no adjustment for changes in the market price of either Cadence common stock or Simplex common stock, and Simplex is not permitted to withdraw from the merger or resolicit the vote of its stockholders solely because of changes in the market price of Cadence or Simplex common stock. Accordingly, the specific dollar value of Cadence common stock you will receive upon completion of the merger will depend on the market value of Cadence common stock for the 10 trading days ending on, and including, the second trading day before the Simplex special meeting. We will issue a press release on the day preceding the Simplex special meeting that will disclose the final exchange ratio in the merger. Before voting on the merger, we urge you to obtain current market quotations for both Cadence common stock and Simplex common stock.

     Because the merger will be completed only after the special meeting of the Simplex stockholders is held, there is no way to be sure that the price of Cadence's common stock on the date of the special meeting will be indicative of its price at the time the merger is completed. The price of Cadence common stock at the time the merger is completed may be higher or lower than its price on the date of this proxy statement/prospectus or on the date of the Simplex special meeting. Changes in the business, operations or prospects of Cadence or Simplex, market assessments of the benefits of the merger and of the likelihood that the merger will be completed, regulatory considerations, general market and economic conditions, or other factors may affect the price of Cadence common stock or Simplex common stock. Most of these factors are beyond our control.

CADENCE MAY FAIL TO INTEGRATE SUCCESSFULLY CADENCE'S AND SIMPLEX'S OPERATIONS. AS A RESULT, CADENCE AND SIMPLEX MAY NOT ACHIEVE THE ANTICIPATED BENEFITS OF THE MERGER, WHICH COULD ADVERSELY AFFECT THE PRICE OF CADENCE COMMON STOCK.

     Cadence and Simplex entered into the merger agreement with the expectation that the merger will result in benefits to Cadence and Simplex, including the ability to augment product and design offerings in the market for 0.13-micron-and-below integrated circuits and Simplex's ability to sell complementary products and technologies to a wider range of customers. However, these expected benefits may not be fully realized. Failure of the combined company to meet the challenges involved with successfully integrating the personnel, products, technology and sales operations of the two companies following the merger or otherwise realizing any of the anticipated benefits of the merger could have a material adverse effect on the business, financial condition and results of operations of Cadence and its subsidiaries, including Simplex. These integration efforts may be difficult and time consuming, especially considering the highly technical and complex nature of each company's products. The challenges involved in this integration include the following:

     - coordinating software development operations in a rapid and efficient manner to ensure timely release of products to market;

     - combining product offerings and product lines quickly and effectively;

     - coordinating integration of design services functions;

     - demonstrating to our existing and potential customers that the merger will not result in adverse changes in customer service standards or business focus;

     - retaining key alliances with partners and suppliers;

     - coordinating sales and marketing efforts to effectively communicate the capabilities of the combined company;

     - persuading employees that Cadence's and Simplex's business cultures are compatible, maintaining employee morale and retaining key employees; and

     - overcoming potential distraction of management attention and resources from the business of the combined company.

     The combined company may not successfully integrate the operations and technology of Cadence and Simplex in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger to the extent, or in the timeframe, anticipated, which could significantly harm its business.

SIMPLEX EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS OTHER THAN AS SIMPLEX STOCKHOLDERS THAT MAY INFLUENCE THEM TO SUPPORT THE MERGER.

     When considering the recommendations of the board of directors of Simplex regarding the merger, you should be aware of the interests that executive officers and directors of Simplex have in the merger that are different from, or in addition to, interests of stockholders generally. These interests include, among others:

     - terms of existing employment and other agreements with certain executive officers and directors of Simplex, as well as terms of new employment agreements with Cadence that will be effective upon completion of the merger, provide for, among other things, severance and other benefits and the acceleration of options as a result of the merger; and

     - the merger agreement provides for continued director and officer indemnification and insurance.

     As a result, these directors and officers may be more likely to vote to approve the merger agreement and authorize the merger than if they did not have these other interests. As of the record date, Simplex executive officers and their directors and their affiliates, who together beneficially owned approximately 2,053,744 shares of Simplex common stock (excluding options to purchase shares of Simplex common stock), which represented 13.1% of all outstanding shares of Simplex common stock entitled to vote at the Simplex special meeting of stockholders, have agreed to vote in favor of the adoption of the merger agreement and the authorization of the merger.

WHETHER OR NOT THE MERGER IS COMPLETED, THE ANNOUNCEMENT AND PENDENCY OF THE PROPOSED MERGER HAS CAUSED DISRUPTIONS IN THE BUSINESS OF SIMPLEX AND MAY CAUSE FURTHER DISRUPTIONS IN THE BUSINESS OF SIMPLEX OR DISRUPTIONS IN THE BUSINESS OF CADENCE, WHICH COULD HAVE MATERIAL ADVERSE EFFECTS ON EACH COMPANY'S OR THE COMBINED COMPANY'S BUSINESS AND OPERATIONS.

     Whether or not the merger is completed, Cadence's and Simplex's customers, in response to the announcement and pendency of the merger, may delay or defer purchase decisions, which could have a material adverse effect on the business of each company or the combined company. Certain of Simplex's customers have already expressed an intention to delay purchasing decisions until after the completion of the merger.

     In addition, current and prospective Cadence and Simplex employees may experience uncertainty about their future roles with the combined company. This may adversely affect Cadence's and Simplex's ability to attract and retain key management, sales, marketing and technical personnel. The extent of this adverse effect could depend on the length of time prior to completion of the merger or termination of the merger agreement.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT SIMPLEX'S STOCK PRICE, FUTURE BUSINESS AND OPERATIONS.

     If the merger is not completed for any reason, Simplex may be subject to a number of material risks, including the following:

     - Simplex would not realize any anticipated benefits from being a part of a combined company with Cadence;

     - Simplex may be obligated to pay Cadence a fee of $15 million in liquidated damages if the merger agreement is terminated in certain circumstances in connection with an alternative transaction proposal;

     - the option granted to Cadence by Simplex to acquire up to 19.9% of Simplex's outstanding shares may become exercisable and, if exercised, may make another business combination involving Simplex more difficult;

     - the price of Simplex common stock may decline to the extent that its current market price reflects a market assumption that the merger will be completed;

     - Simplex may experience difficulties in attracting strategic customers and partners who were expecting to use the products proposed to be offered by the combined company;

     - Simplex must pay certain costs relating to the merger, such as legal, accounting, financial advisor and printing fees, even if the merger is not completed, which costs will be substantial; and

     - Simplex may not be able to find another buyer willing to pay an equivalent or higher price in an alternative transaction than the price that would be paid in the merger.

CADENCE AND SIMPLEX MAY NOT BE ABLE TO OBTAIN THE REQUIRED GOVERNMENTAL AND REGULATORY APPROVALS FOR COMPLETING THE MERGER.

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated unless certain filings have been submitted to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. Cadence and Simplex have made the required filings with the Antitrust Division and the Federal Trade Commission. In addition, the merger may be subject to various foreign antitrust laws, some of which may require us to make filings with foreign authorities and be subject to certain waiting period requirements. There can be no assurance that these approvals will be obtained at all or without materially adverse restrictions or conditions that would have an adverse effect on the combined company. The combined company may be required to agree to various operating restrictions, before or after receipt of stockholder approval, in order to obtain the necessary approvals of the merger or to assure that governmental authorities do not seek to block the merger.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Cadence or Simplex. In addition, certain private parties as well as state attorneys general and other antitrust authorities may challenge the transaction under antitrust laws under certain circumstances. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

THE PRICE OF CADENCE COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF SIMPLEX COMMON STOCK.

     When the merger is completed, holders of Simplex common stock will become holders of Cadence common stock. Cadence's business differs from that of Simplex, and Cadence's results of operations, as well as the price of Cadence common stock, may be affected by factors different from those affecting Simplex's results of operations and the price of Simplex common stock.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus and the documents we are incorporating by reference in this proxy statement/prospectus contain forward-looking statements about Cadence and Simplex, which forward looking statements we intend to be covered by the safe harbor provided by the Private Securities Litigation Reform Act of 1995.

     Forward-looking statements are statements that are not historical facts, and include statements regarding the following: the proposed merger between Cadence and Simplex and the potential benefits and opportunities relating to the proposed merger; strategies, beliefs and expectations regarding technologies, products, services and solutions; the electronics and semiconductor industries; and the integration of the Simplex leadership team. Forward-looking statements generally are identified by the words "expects," "anticipates," "believes," "intends," "estimates," "should," "would," "strategy," "plan" and similar expressions.

     The forward-looking statements in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus are based on certain assumptions and are subject to various risks and uncertainties, most of which are difficult to predict and are generally beyond the control of Cadence or Simplex. Accordingly, actual results of Cadence following the merger may differ materially from those expressed in, or implied by, these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include:

     - the possibility that the merger may not be completed or that Cadence or Simplex may have to modify some aspects of the acquisition transaction to obtain regulatory approvals;

     - the successful integration of Simplex's employees and technologies and the challenge of achieving anticipated benefits of the merger;

     - the rapid pace of technological change in the electronics and semiconductor industries;

     - fluctuations in the demand for Cadence's and Simplex's products, services and solutions;

     - possible development or marketing delays relating to product offerings;

     - the introduction of new products by competitors or the entry of new competitors into the markets for Cadence's and Simplex's products; and

     - other risks that are described in the section entitled "Risk Factors" and in the documents that are incorporated by reference into this proxy statement/prospectus.

     You should understand that various factors unknown to either Cadence or Simplex at this time, in addition to those discussed elsewhere in this proxy statement/prospectus and in the documents referred to or incorporated by reference in this proxy statement/prospectus, could affect the future results of the combined company following the merger and could cause actual results or performance to differ materially from those expressed or implied in these forward-looking statements. In addition, any of the events anticipated by our forward-looking statements might not occur, and if they do occur, we cannot predict what impact they might have on the results of operations and financial condition of Cadence following the merger. The forward-looking statements included in this proxy statement/prospectus are made only as of the date of this proxy statement/prospectus, and we are not under any obligation and do not intend to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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

                          THE SIMPLEX SPECIAL MEETING

     Simplex is furnishing this proxy statement/prospectus to Simplex stockholders in connection with the solicitation of proxies by the Simplex board of directors for use at the special meeting of Simplex stockholders, including any adjournment or postponement of the meeting.

DATE, TIME AND PLACE

     The special meeting will be held on Thursday, June 27, 2002, at 10 a.m., Pacific time, at 3410 Garrett Drive, Santa Clara, California 95054.

PURPOSE OF THE SIMPLEX SPECIAL MEETING

     At the special meeting and any adjournment and postponement thereof, Simplex stockholders will be asked to:

          1. consider and vote on a proposal to adopt the agreement and plan of merger, dated as of April 24, 2002, by and among Cadence, Zodiac Acquisition, which is a newly formed, wholly-owned subsidiary of Cadence, and Simplex, pursuant to which Zodiac Acquisition will merge with and into Simplex, and Simplex will become a wholly-owned subsidiary of Cadence and each outstanding share of Simplex common stock will be converted into the right to receive at least 0.7563 but not more than 0.9245 shares of Cadence common stock, and Cadence will assume each outstanding option to purchase Simplex common stock at the same exchange ratio, and to authorize the merger contemplated by the merger agreement; and

          2. transact such other business as may properly be brought before the special meeting and any adjournment or postponement of the special meeting.

     A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. Simplex stockholders are encouraged to read the merger agreement in its entirety.

     THE MATTERS TO BE CONSIDERED AT THE SIMPLEX SPECIAL MEETING ARE OF GREAT IMPORTANCE TO SIMPLEX STOCKHOLDERS. ACCORDINGLY, SIMPLEX STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

VOTE REQUIRED

     In order for the merger to become effective, the holders of a majority of the outstanding shares of Simplex common stock outstanding as of the record date must vote to adopt the merger agreement and authorize the merger. As discussed below, abstentions and broker non-votes will each have the same effect as a vote against the proposal.

RECOMMENDATION OF SIMPLEX BOARD OF DIRECTORS

     After careful consideration, the Simplex board of directors has unanimously determined it desirable and in the best interests of Simplex and its stockholders that Simplex proceed with the merger and that the terms of the merger agreement are fair to Simplex and its stockholders, and unanimously recommends that you vote FOR the proposal to adopt the merger agreement and authorize the merger.

     In considering such recommendation, Simplex stockholders should be aware that some Simplex directors and officers have interests in the merger that are different from, or in addition to, those of Simplex stockholders. See the section entitled "The Merger -- Interests of Simplex Directors and Officers in the Merger Other Than as Simplex Stockholders."

RECORD DATE; SHARES ENTITLED TO VOTE

     Only holders of Simplex common stock at the close of business on May 24, 2002, the record date for the Simplex special meeting, are entitled to notice of and to vote at the Simplex special meeting. On the record date, approximately 15,688,101 shares of Simplex common stock were issued and outstanding and there were approximately 303 holders of record. Simplex stockholders on the record date are each entitled to one vote per share of Simplex common stock on the proposal to adopt the merger agreement and authorize the merger.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     A quorum of Simplex stockholders is required to have a valid Simplex meeting of stockholders. A majority of the shares of Simplex common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the Simplex special meeting in order for a quorum to be established. Simplex's transfer agent will act as inspector of elections at the special meeting and will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to the Simplex stockholders at the special meeting. If a quorum is not present, we expect that the Simplex special meeting will be adjourned to allow additional time to obtain additional proxies or votes, and at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the special meeting.

     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The adoption of the merger agreement and the authorization of the merger at the special meeting are not considered routine matters. Accordingly, brokers will not have discretionary voting authority to vote your shares at the special meeting. A "broker non-vote" occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. A broker will not be permitted to vote on the merger proposal without instruction from the beneficial owner of the shares of Simplex common stock held by that broker. Abstentions and broker "non-votes" count as present for purposes of establishing a quorum described above, but will not be voted on the proposal to adopt the merger agreement and authorize the merger. Consequently, an abstention will have the same effect as a vote against the proposal. Consequently, Simplex stockholders are urged to return the enclosed proxy card marked to indicate their vote or to instruct their broker to vote shares held in "street name."

SHARES OWNED AND VOTED BY SIMPLEX DIRECTORS AND EXECUTIVE OFFICERS; AGREEMENTS TO VOTE IN FAVOR OF THE MERGER

     At the close of business on the record date for the special meeting, directors and executive officers of Simplex beneficially owned and were entitled to vote, in the aggregate 2,053,744 shares of Simplex common stock. These shares represent approximately 13.1% of the Simplex common stock outstanding as of the record date.

     Each of these individuals has entered into a voting agreement with Cadence in which he or she has agreed, among other things, to vote all shares of Simplex common stock beneficially owned by him or her in favor of the merger agreement and the merger, against any other acquisition proposal and against any action that would delay or prevent the merger. In connection with and in support of the voting agreements, these persons have granted an irrevocable proxy to an affiliate of Cadence to vote the shares in accordance with the terms of the voting agreements. See the section entitled "The Transaction Documents -- Simplex Stockholder Voting Agreements."

VOTING PROCEDURES

     You may vote in person at the Simplex special meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the special meeting. You can change your vote at the special meeting at any time before the voting has been completed.

     Simplex stockholders holding shares of Simplex stock directly as stockholders of record or in "street name" may direct the voting of their shares without attending the Simplex special meeting. Simplex stockholders may vote by granting proxies or, for shares held in street name, by submitting voting instructions to their brokers or nominees.

     Simplex stockholders of record may submit proxies by completing, signing and dating the enclosed proxy card for the special meeting and mailing them in the enclosed pre-addressed postage-paid envelopes. All Simplex shares represented by properly executed proxies received in time for the special meeting and not revoked will be voted at the special meeting, and at any adjournment or postponement of the meeting, in accordance with the instructions contained in the proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement and authorization of the merger.

     If your broker holds your shares of Simplex common stock for you in "street name," you should instruct your broker to vote your shares, following the directions your broker provides to you. Most brokers have procedures for telephone or Internet voting. Check the material your broker sends you or call your account representative for more information. In the event you do not instruct your broker how to vote any shares held for you in street name, your shares will not be voted for the adoption of the merger agreement and authorization of the merger.

     Simplex stockholders of record may also vote in person at the special meeting by submitting their proxy cards or by filling out a ballot at the special meeting.

     SIMPLEX STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR SURRENDER OF CERTIFICATES REPRESENTING SHARES OF SIMPLEX COMMON STOCK WILL BE MAILED TO SIMPLEX STOCKHOLDERS AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER. FOR MORE INFORMATION REGARDING THE PROCEDURES FOR EXCHANGING SIMPLEX STOCK CERTIFICATES FOR CADENCE STOCK CERTIFICATES. SEE THE SECTION ENTITLED "THE TRANSACTION DOCUMENTS -- THE MERGER AGREEMENT -- EXCHANGE OF STOCK CERTIFICATES."

REVOKING YOUR PROXY

     You may revoke your proxy at any time before the proxy is voted at the Simplex special meeting by:

     - submitting a written notice of revocation to the corporate secretary of Simplex at 521 Almanor Avenue, Sunnyvale, California 94085 bearing a later date than the proxy;

     - granting a duly executed proxy relating to the same shares and bearing a later date (which automatically revokes the earlier proxy) and delivering it to the corporate secretary at Simplex; or

     - by attending the Simplex special meeting and voting in person.

     Simply attending the special meeting will not revoke a proxy. If you do not hold your shares of Simplex common stock in your own name, you may revoke a previously granted proxy by following the revocation instructions provided by the bank, broker or other party that is the registered owner of the shares.

SOLICITATION OF PROXIES AND EXPENSES

     Cadence and Simplex will share equally expenses incurred in connection with the filing, printing and mailing of this proxy statement/prospectus and the solicitation of proxies for the Simplex special meeting. In addition to solicitation by mail, the directors, officers, employees and agents of Simplex may solicit proxies from Simplex stockholders by telephone or other electronic means or in person. Some of these individuals may have interests in the merger that are different from, or in addition to, the interests of Simplex stockholders generally. See the section entitled "The Merger -- Interests of Simplex Directors and Officers in the Merger Other Than as Simplex Stockholders." Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of shares held of record by these persons, and Cadence and Simplex will reimburse them for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners.

OTHER MATTERS

     The Simplex board of directors is not aware of any other business to be brought before the Simplex special meeting or any adjournment or postponement of the meeting. If, however, other matters are properly brought before the Simplex special meeting or an adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the Simplex shares represented by duly executed proxies in accordance with their discretion and judgment.

                                   THE MERGER

BACKGROUND OF THE MERGER

     During the period from January 2000 until December 2001, Cadence and Simplex were parties to various license and services agreements with one another, none of which was material to Cadence or Simplex.

     On January 11, 2002, Simplex and Cadence entered into a software OEM license agreement for a period of four years. No discussion regarding a potential merger took place at this time.

     On March 13, 2002, H. Raymond Bingham, President and Chief Executive Officer of Cadence and Penelope Herscher, Chairman and Chief Executive Officer of Simplex, made preliminary contact regarding a potential transaction. At or about this time, James Hogan, Senior Vice President, Business Development of Cadence, and Aki Fujimura, President and Chief Operating Officer of Simplex, also made preliminary contact on that subject.

     On March 21, 2002, the board of directors of Simplex held a telephonic meeting and Ms. Herscher presented the possibility of entering into discussions with Cadence regarding a strategic transaction.

     On March 28, 2002, Simplex engaged Credit Suisse First Boston as Simplex's exclusive financial advisor in connection with the potential strategic combination with Cadence.

     On March 29, 2002, Mr. Bingham, Kim Frank, Corporate Vice President, Mergers and Acquisitions of Cadence, and Lavi Lev, Executive Vice President and General Manager, IC Solutions Business of Cadence, met with Ms. Herscher, to initiate discussions concerning a possible combination of Simplex and Cadence.

     On March 29, 2002, Simplex and Cadence entered into an installment payment agreement and a design services agreement.

     On April 1, 2002, Cadence and Simplex signed a confidentiality agreement with respect to information disclosed in connection with evaluation of a possible transaction. During the week of April 1, 2002, Mr. Bingham, Ms. Frank, Ms. Herscher, Luis Buhler, Chief Financial Officer of Simplex, as well as other representatives of Cadence and Simplex and each company's investment bankers, engaged in several discussions concerning a possible business combination.

     On April 9, 2002, the board of directors of Simplex met, and representatives of Credit Suisse First Boston presented the preliminary transaction terms proposed by Cadence.

     On April 10, 2002, Simplex and Credit Suisse First Boston agreed to supplement their letter agreement dated March 28, 2002.

     On April 11, 2002, the acquisition review committee of Cadence unanimously approved proceeding with discussions with Simplex. On April 13, 2002, Mr. Bingham called Ms. Herscher and proposed a series of meetings between members of Cadence and Simplex management and their respective legal and financial advisors.

     On April 14, 2002, Mr. Bingham informed the audit committee of the board of directors of Cadence of his intent to deliver a term sheet to Simplex for a proposed business combination and to request Simplex to agree to an exclusivity arrangement.

     On April 15, 2002, Cadence and Simplex, together with their respective legal counsel and investment bankers, met in Palo Alto, California, at the offices of Simplex's legal counsel to discuss the terms of a proposed merger. Cadence was represented at that meeting by Mr. Bingham, Ms. Frank, lawyers from Gibson, Dunn & Crutcher LLP and investment bankers from Goldman, Sachs & Co. Simplex was represented by Ms. Herscher, Mr. Buhler, lawyers from Wilson Sonsini Goodrich & Rosati, Professional Corporation, including Larry Sonsini, a director of Simplex, and investment bankers from Credit Suisse First Boston. At the meeting, Simplex received a term sheet from Cadence for a proposed business combination. The provisions of this term sheet were subject to Cadence's completion of due diligence as well as the negotiation and execution of definitive agreements. As part of the April 15, 2002 term sheet, Cadence requested that Simplex grant Cadence an exclusivity arrangement for a six week period.

     On April 15, 2002, the Simplex board of directors unanimously authorized Simplex to execute a non-binding term sheet and enter into a 14-day exclusivity arrangement with Cadence.

     On April 16, 2002, Cadence and Simplex signed a non-solicitation agreement, agreeing not to solicit each other's employees for a period of one year. On April 16, 2002, representatives of Cadence and representatives of Simplex negotiated revisions to the proposed term sheet.

     On April 17, 2002, Simplex engaged PricewaterhouseCoopers LLP to assist with Simplex's due diligence investigation of Cadence in connection with the proposed business combination.

     On April 17, 2002, Cadence's counsel sent a draft merger agreement to Simplex's counsel. On April 17, 2002, Cadence and Simplex executed a non-binding term sheet and, as an inducement for Cadence to commit its time and resources to perform a due diligence review of Simplex and enter into discussions regarding the proposed business combination, entered into an exclusivity arrangement for a 14-day period. The exclusivity arrangement provided that Simplex would cease any discussions or negotiations regarding alternative transactions, that Simplex would not accept or enter into any agreement regarding a proposed alternative transaction and that Simplex would immediately notify Cadence if Simplex received a proposal for an alternative transaction.

     On April 18, 2002, Cadence's counsel sent drafts of the proposed forms of voting agreement, employment agreement and non-competition agreement to Simplex's counsel. On April 18, 2002, Cadence's counsel and accounting representatives commenced legal and accounting due diligence with respect to Simplex. From April 18, 2002 until April 24, 2002, representatives of Cadence and Simplex held daily conference calls regarding logistics and due diligence.

     On April 19, 2002, Simplex's counsel sent comments to the draft merger agreement to Cadence's counsel.

     On April 19, 2002, Ms. Herscher and Mr. Buhler made a presentation regarding Simplex financial matters to William Porter, Senior Vice President and Chief Financial Officer of Cadence, Paul Marinelli, Group Director, Mergers and Acquisitions of Cadence, Corey West, Vice President of Finance, IC Division of Cadence and James Cowie, Associate General Counsel of Cadence. Representatives from Goldman, Sachs & Co. and PricewaterhouseCoopers LLP, Cadence's financial and accounting advisors, respectively, and Credit Suisse First Boston, Simplex's financial advisor, were also present.

     In the evening of April 19, 2002, Cadence's counsel sent a revised draft of the merger agreement to Simplex's counsel, as well as an initial draft of the stock option agreement. Later that evening, Ms. Herscher, Ms. Frank and their respective outside legal counsel held telephone discussions regarding the revised draft merger agreement and agreed to meet the next day to resolve open issues with respect to the merger agreement.

     On April 20, 2002, Cadence's counsel and Simplex's counsel met at the Palo Alto, California office of Gibson, Dunn & Crutcher LLP to discuss the draft merger agreement and the other transaction documents.

     On April 21, 2002, representatives of Cadence and Simplex, together with their counsel, met at the Menlo Park, California, offices of Goldman, Sachs & Co. to resolve open issues with respect to the merger agreement and the other transaction documents. Also on April 21, 2002, certain employees of Simplex negotiated their future employment packages with Cadence.

     On April 22 and 23, 2002, representatives of Cadence and representatives of Simplex met to resolve remaining open issues on the merger agreement and other transaction documents, to conduct due diligence sessions with respect to both Simplex and Cadence and to plan their communications strategy with respect to the proposed merger. Cadence was primarily represented by Mr. Bingham, Ms. Frank, Mr. Hogan, Mr. Porter, Mr. Marinelli, Mr. Cowie, lawyers from Gibson, Dunn & Crutcher LLP and investment bankers from Goldman, Sachs & Co. Simplex was primarily represented by Ms. Herscher, Mr. Buhler, Mr. Fujimura, Tim Barnes, its Vice President, Corporate Marketing, Shelly Begun, its Vice President, Human Resources, lawyers from Wilson Sonsini Goodrich & Rosati, Professional Corporation, and investment bankers from Credit Suisse First Boston.

     In the early morning of April 24, 2002, the board of directors of Simplex held a special meeting at which the proposed merger was discussed and considered. At the meeting, officers and management of Simplex and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Credit Suisse First Boston made presentations to the board regarding the proposed transaction, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, made a presentation to the board regarding a stockholder rights plan to be adopted in connection with the transaction. Simplex's counsel then outlined the terms of the proposed merger agreement and the voting agreement, the potential risks of the proposed transaction and other legal issues associated with the proposed business combination. Management updated the board on Simplex's business and recent financial performance. Credit Suisse First Boston provided to the Simplex board of directors its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the various considerations set forth in its opinion, the exchange ratio in the merger agreement was fair to the holders of Simplex common stock, from a financial point of view. Following the presentations and opinion, and after discussion, the Simplex board approved the merger agreement and the transactions contemplated by the merger agreement.

     In the early morning of April 24, 2002, the board of directors of Cadence held a special meeting at which the proposed merger was discussed and considered. At the meeting, Cadence management and representatives of Goldman, Sachs & Co. made presentations to the board regarding the proposed business combination. A representative of Gibson, Dunn & Crutcher LLP was also present at this meeting. Following the presentations, and after discussion, the Cadence board unanimously approved the merger agreement and the transactions contemplated by the merger agreement.

     In the late morning and early afternoon of April 24, 2002, counsel for Cadence and Simplex finalized the merger agreement and, thereafter, the merger agreement, stock option agreement, voting agreements, employment agreements and non-competition agreements were executed and delivered by the relevant parties. Cadence and Simplex publicly announced the proposed transaction at approximately 1:30 p.m., Pacific time, on April 24, 2002.

SIMPLEX BOARD OF DIRECTORS REASONS FOR THE MERGER; RECOMMENDATION OF THE SIMPLEX BOARD OF DIRECTORS

     The Simplex board of directors believes that the merger is desirable and in the best interest of Simplex and its stockholders. Accordingly, at the special meeting of the Simplex board of directors held on April 24, 2002 at which the merger was considered and voted upon, the Simplex board of directors approved the merger agreement and the merger. The Simplex board of directors unanimously recommends that the holders of shares of Simplex common stock vote FOR the adoption of the merger agreement and the authorization of the merger.

     The Simplex board of directors identified a number of benefits for Simplex's stockholders that could result from the merger. These potential benefits include:

     - Cadence's greater financial and other resources will allow Simplex's technology, products and services to be developed and enhanced at a more rapid pace following the merger than Simplex would likely be able to achieve as an independent company;

     - Cadence's broader suite of complementary products and services, larger installed customer base, significant direct sales force and greater brand recognition will provide Simplex with the opportunity to grow and gain market acceptance more rapidly following the merger than Simplex would likely be able to achieve as an independent company;

     - as a result of the complementary nature of the technology and products of Simplex and Cadence, the merger will increase opportunities to realize Simplex's strategic objectives of expanding market acceptance for its products and services, better serving its customers and accelerating the development of enhanced technologies for semiconductor manufacturing and design;

     - the integration of Simplex's extraction and analysis tools with Cadence's design and simulation systems may enable the combined company to meet the needs of its customers more effectively and efficiently, especially in the development of high-speed integrated circuits and "systems-on-a-chip";

     - the combined company's experience, resources and breadth of product offerings may allow the combined company to respond more quickly and effectively to technological change, increased competition and market demands;

     - the greater resources of the combined company may accelerate the rate at which Simplex products and technologies may be adopted and accepted in the market;

     - the combined company will be able to employ the skills and resources of both companies' management teams; and

     - the transaction is expected to achieve synergies from the combined research and development, marketing and sales and administrative areas of the two companies following the merger.

     In the course of its deliberations, the Simplex board of directors considered a number of additional factors relevant to the merger, including:

     - historical information concerning the respective businesses, prospects, financial performance and condition, operations, technology, management and competitive positions of Cadence and Simplex, including public reports filed with the SEC concerning results of operations during the most recent fiscal year and fiscal quarter for each company;

     - Simplex management's view of the financial condition, results of operations and businesses of Simplex and Cadence before and after giving effect to the merger;

     - current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of Simplex and the common stock of Cadence;

     - the relationship between the market value of Simplex common stock and the consideration to be received by stockholders of Simplex in the merger and a comparison to comparable merger transactions;

     - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable for a transaction of this nature;

     - the potential for other third parties to enter into strategic relationships with or to acquire Simplex;

     - the financial analyses and pro forma and other information with respect to the companies presented by Credit Suisse First Boston, Simplex's financial advisor;

     - Cadence's economic results and continued product revenue growth in recent quarters despite a difficult selling environment;

     - Cadence's strong balance sheet;

     - that senior Simplex management will have significant responsibilities within the combined company, which should facilitate the integration of Simplex into the combined company, and that Simplex engineering, sales and marketing teams will remain active within the combined entity; and

     - the oral opinion of Credit Suisse First Boston to the Simplex board of directors on April 24, 2002, subsequently confirmed in writing, that, as of such date and based upon and subject to the various considerations set forth in the opinion, the exchange ratio was fair to the holders of Simplex common stock, from a financial point of view. See the section entitled "-- Opinion of Simplex's Financial Advisor."

     The potential negative factors that the Simplex board of directors considered included:

     - the possibility that the merger might not be consummated and the effect of public announcement of the merger on:

        - Simplex's sales, operating results and stock price;

        - Simplex's ability to attract and retain key management, sales and marketing and technical personnel; and

        - the progress of certain development projects;

     - the risk that the potential benefits sought in the merger might not be fully realized;

     - the risk that, notwithstanding the long-term benefits of the merger, the combined company's financial results and stock price might decline in the short term;

     - the possibility of substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

     - the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company;

     - the risk that the companies might not be able to obtain the necessary approvals required to complete the merger, including stockholder approvals and antitrust regulatory approvals;

     - that the merger and Cadence's and Simplex's businesses are subject to other risks, as described in the section of this proxy statement/prospectus entitled "Risk Factors" and in each company's reports filed with the SEC;

     - risks associated with fluctuations in Cadence's stock price prior to closing of the merger; and

     - various other risks.

     In approving the merger agreement, Simplex's board of directors was aware of the interests of Simplex's management in the merger, as described in the section entitled "-- Interests of Simplex Directors and Officers in the Merger Other Than as Simplex Stockholders."

     The foregoing discussion of the information and factors considered by the Simplex board of directors is not intended to be exhaustive but includes the material factors considered by the Simplex board of directors. In view of the wide variety of factors considered in connection with their evaluation of the proposed merger, the Simplex board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching their determinations. Individual directors may have given differing weights to different factors. In addition, the Simplex board of directors did not reach any specific conclusion with respect to each of the factors considered. Instead, the Simplex board of directors conducted an overall analysis of the factors described above and determined that the potential benefits outweighed the potential risks of the merger.

OPINION OF SIMPLEX'S FINANCIAL ADVISOR

     Simplex retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. In connection with Credit Suisse First Boston's engagement, Simplex requested that Credit Suisse First Boston evaluate the fairness of the exchange ratio to holders of Simplex common stock, from a financial point of view. On April 24, 2002, the Simplex board of directors met to review the proposed merger and the terms of the merger agreement. During this meeting, Credit Suisse First Boston reviewed with the Simplex board of directors certain financial analyses, as described below, and rendered its oral opinion to the Simplex board of directors, subsequently confirmed in writing, that, as of April 24, 2002 and based upon and subject to the various considerations set forth in the Credit Suisse First Boston opinion, the exchange ratio was fair to holders of Simplex common stock, from a financial point of view.

     The full text of the Credit Suisse First Boston opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Credit Suisse First Boston in rendering its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference in its entirety. Simplex stockholders are urged to, and should, read the Credit Suisse First Boston opinion carefully and in its entirety. The Credit Suisse First Boston opinion addresses only the fairness of the exchange ratio to holders of Simplex common stock, from a financial point of view, as of the date of the Credit Suisse First Boston opinion, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. The summary of the Credit Suisse First Boston opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Credit Suisse First Boston opinion.

     In connection with its opinion, Credit Suisse First Boston, among other things,

     - reviewed the merger agreement;

     - reviewed certain publicly available business and financial information relating to Simplex and Cadence;

     - reviewed certain other information relating to Simplex and Cadence, including financial forecasts, provided to Credit Suisse First Boston by or discussed with Simplex and Cadence, and met with the managements of Simplex and Cadence to discuss the businesses and prospects of Simplex and Cadence, respectively;

     - considered certain financial and stock market data of Simplex and Cadence and compared that data with similar data for other publicly held companies in businesses which Credit Suisse First Boston deemed similar to those of Simplex and Cadence;

     - considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

     - considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse First Boston deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts of Simplex that Credit Suisse First Boston reviewed, Credit Suisse First Boston was advised, and Credit Suisse First Boston assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Simplex as to the future financial performance of Simplex. With respect to the financial forecasts of Cadence that Credit Suisse First Boston reviewed, the management of Cadence reviewed and discussed with Credit Suisse First Boston certain publicly available financial forecasts relating to Cadence, and advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that such forecasts represent reasonable estimates and judgments as to the future financial performance of Cadence. In addition, Credit Suisse First Boston relied upon, without independent verification, the assessments of the managements of Simplex and Cadence as to:

     - their ability to retain key employees;

     - the strategic benefits and potential cost savings and other synergies (including the amount, timing and achievability of such benefits, savings and other synergies) anticipated to result from the merger;

     - the existing technology, products and services of Simplex and Cadence and the validity of, and risks associated with, the future technology, products and services of Simplex and Cadence; and

     - their ability to integrate the businesses of Simplex and Cadence.

     Simplex also informed Credit Suisse First Boston, and Credit Suisse First Boston assumed, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse First Boston also assumed, with Simplex's consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on Simplex or Cadence or the contemplated benefits of the merger and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement contained in the merger agreement. Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Simplex or Cadence, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. The Credit Suisse First Boston opinion is necessarily based upon information made available to it as of the date of its opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the Credit Suisse First Boston opinion. Credit Suisse First Boston did not express any opinion as to what the value of Cadence common stock actually will be when issued to holders of Simplex common stock pursuant to the merger or the prices at which shares of Cadence common stock will trade at any time. The Credit Suisse First Boston opinion does not address the relative merits of the merger as compared to other business strategies that might be available to Simplex, nor does it address the underlying business decision of Simplex to proceed with the merger. Credit Suisse First Boston was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Simplex.

     In preparing its opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Credit Suisse First Boston opinion. No company or transaction used in the analyses performed by Credit Suisse First Boston as a comparison is identical to Simplex, Cadence or the contemplated merger. In addition, Credit Suisse First Boston may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Credit Suisse First Boston's view of the actual value of Simplex or Cadence. The analyses performed by Credit Suisse First Boston are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Credit Suisse First Boston's analysis of the fairness of the exchange ratio to holders of Simplex common stock, from a financial point of view, and were provided to the board of directors of Simplex in connection with the delivery of the Credit Suisse First Boston opinion.

     The following is a summary of material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion, and reviewed with the Simplex board of directors at a meeting of the Simplex board of directors held on April 24, 2002. Certain of the following summaries of financial analyses that were performed by Credit Suisse First Boston include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Credit Suisse First Boston, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

     Transaction Multiples. Credit Suisse First Boston calculated several values implied by the exchange ratio, including the implied price per Simplex share, the implied premium to Simplex's closing share price on April 23, 2002, the day before the announcement of the proposed merger, the implied pro forma fully-diluted ownership of Simplex stockholders in the combined company and the implied Simplex fully-diluted equity value and aggregate value. The following table summarizes the results of this analysis:

                   IMPLIED PREMIUM TO   IMPLIED PRO FORMA FULLY    IMPLIED SIMPLEX   IMPLIED SIMPLEX
IMPLIED PRICE PER   MARKET PRICE PER        -DILUTED SIMPLEX        FULLY-DILUTED     FULLY-DILUTED
  SIMPLEX SHARE      SIMPLEX SHARE        OWNERSHIP IN CADENCE      EQUITY VALUE     AGGREGATE VALUE
-----------------  ------------------   ------------------------   ---------------   ----------------
     $18.00           54.8%                 5.3%                   $311.4 million     $260.1 million

     Credit Suisse First Boston also calculated certain additional values implied by the exchange ratio, including the implied fully-diluted aggregate value of Simplex as a multiple of estimated revenue for calendar years 2002 and 2003, and the implied price per Simplex share as a multiple of estimated earnings per share for calendar year 2003. These implied values were based on Simplex's closing share price on April 23, 2002 and the price per Simplex share implied by the exchange ratio. The multiples were calculated using publicly available forecasts prepared by securities research analysts for calendar years 2002 and 2003. The following table summarizes the results of this analysis:

                                                           MULTIPLES IMPLIED BY    MULTIPLES IMPLIED BY
                   IMPLIED MULTIPLES                      MARKET PRICE PER SHARE      EXCHANGE RATIO
                   -----------------                      ----------------------   --------------------
Fully-Diluted Aggregate Value/
  Calendar Year 2002 Revenue............................      2.8x                     5.4x
Fully-Diluted Aggregate Value/
  Calendar Year 2003 Revenue............................      2.0x                     3.8x
Price Per Simplex Share/
  Calendar Year 2003 Earnings Per Share.................      76.1x                   117.9x

     Historical Exchange Ratio Analysis. Credit Suisse First Boston calculated the average ratio of Simplex's closing share price to Cadence's closing share price for each trading day for various periods ended April 23, 2002, and the premium/(discount) of the market exchange ratio and the merger exchange ratio to such average exchange ratios. Credit Suisse First Boston also calculated the pro forma fully-diluted ownership of Simplex stockholders in the combined company implied by the average market exchange ratio over such periods. The following table summarizes the results of this analysis:

                                                                        PREMIUM/(DISCOUNT) TO AVERAGE MARKET
                          AVERAGE                                            EXCHANGE RATIO OVER PERIOD
                           MARKET                                       -------------------------------------
                          EXCHANGE      IMPLIED FULLY-DILUTED SIMPLEX     MARKET EXCHANGE
   PERIOD PRIOR TO         RATIO            OWNERSHIP OF COMBINED             RATIO ON             MERGER
   APRIL 23, 2002       OVER PERIOD          COMPANY OVER PERIOD           APRIL 23, 2002      EXCHANGE RATIO
   ---------------     --------------   -----------------------------   --------------------   --------------
  Since May 2, 2001
(date of Simplex IPO)    0.840x               5.2%                             (34.8%)            1.0   %
Last 180 trading days    0.724x               4.4%                             (24.3%)           17.1   %
Last 90 trading days     0.549x               3.3%                              (0.3%)           54.4   %
Last 60 trading days     0.465x               2.8%                              17.7%            82.3   %
Last 30 trading days     0.469x               2.8%                              16.8%            80.8   %
Last 10 trading days     0.510x               3.0%                               7.4%            66.3   %
   April 23, 2002        0.548x               3.3%                               0.0%            54.8   %

     Comparable Company Trading Analysis. Credit Suisse First Boston compared certain financial information of Simplex and Cadence with that of other companies in certain sectors of the electronic design automation industry, including:

     - HIGH-GROWTH EDA COMPANIES
       Magma Design Automation, Inc.
       Nassda Corporation
       Verisity Ltd.
       Synplicity, Inc.

     - ESTABLISHED EDA VENDORS
       Synopsys, Inc.
       Mentor Graphics Corporation
       Avant! Corporation

     Such information included, among other things, the mean and median of several financial metrics for the companies in each industry sector, including prices per share as a multiple of estimated earnings per share for calendar years 2002 and 2003, and the fully-diluted aggregate values as a multiple of estimated revenue for calendar years 2002 and 2003. The multiples were calculated using publicly available information and publicly available forecasts prepared by securities research analysts for calendar years 2002 and 2003 and closing stock prices as of April 23, 2002. The following table summarizes the results of this analysis:

                              PRICE PER SHARE/EARNINGS PER SHARE       FULLY-DILUTED AGGREGATE VALUE/REVENUE
                            ---------------------------------------   ---------------------------------------
                            CALENDAR YEAR 2002   CALENDAR YEAR 2003   CALENDAR YEAR 2002   CALENDAR YEAR 2003
                            ------------------   ------------------   ------------------   ------------------
Simplex...................           NM                76.1x                 2.8x                 2.0x
Cadence...................        19.6x                15.8x                 3.6x                 3.1x
High-Growth EDA Companies
  Median..................        58.1x                35.5x                 7.4x                 5.3x
  Mean....................        73.5x                35.7x                 7.0x                 5.2x
Established EDA Vendors
  Median..................        14.6x                12.2x                 1.7x                 1.6x
  Mean....................        14.4x                11.9x                 2.0x                 1.7x

     No company utilized as a comparison in the comparable company trading analysis is identical to Simplex or Cadence. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable company trading data.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Credit Suisse First Boston calculated certain implied equity values per share of Simplex based on financial forecasts for Simplex provided to Credit Suisse First Boston by Simplex management. The discounted cash flow analysis was based on various operating assumptions provided by Simplex management, including assumptions relating to, among other items, revenue, operating costs, taxes, working capital, capital expenditures and depreciation. Credit Suisse First Boston's analysis used discount rates ranging from 20% to 30%, terminal price to earnings multiples of 15.0x to 25.0x, and perpetuity growth rates of 5.0% to 10.0%. The following table summarizes the results of this analysis:

                          EQUITY VALUE PER SIMPLEX SHARE
                ---------------------------------------------------
                 TERMINAL P/E MULTIPLES     PERPETUITY GROWTH RATE
                ------------------------   ------------------------
DISCOUNT RATE   15.0X    20.0X    25.0X     5.0%     7.5%    10.0%
-------------   ------   ------   ------   ------   ------   ------
    20.0%       $13.28   $16.05   $18.80   $12.72   $15.16   $18.76
    25.0%       $11.37   $13.74   $15.95   $ 9.75   $11.29   $13.24
    30.0%       $ 9.82   $11.84   $13.73   $ 7.91   $ 8.92   $10.18

     Contribution Analysis. Credit Suisse First Boston analyzed the relative contributions of Simplex and Cadence to the pro forma total revenues, gross profit, operating income and net income of the combined company over various periods, including the last twelve months ended March 30, 2002, and estimated values for calendar years 2002 and 2003. Credit Suisse First Boston then calculated certain financial metrics implied by Simplex's contribution to such pro forma values, including the implied pro forma fully-diluted ownership of Simplex stockholders in Cadence, the implied exchange ratio, the implied price per

Simplex share and the implied premium/(discount) to Simplex's closing share price on April 23, 2002. The following table sets forth the mean, median, high and low values for each financial metric:

                                IMPLIED PRO FORMA
                                  FULLY-DILUTED
                                     SIMPLEX
                                  OWNERSHIP IN         IMPLIED       IMPLIED SIMPLEX     IMPLIED PREMIUM/
                                     CADENCE        EXCHANGE RATIO   PRICE PER SHARE   (DISCOUNT) TO MARKET
                                -----------------   --------------   ---------------   --------------------
Low...........................         0.7%             0.121x           $ 2.57               (77.9%)
High..........................         4.6%             0.747x           $15.87                36.5%
Mean..........................         3.4%             0.555x           $11.79                 1.4%
Median........................         3.9%             0.650x           $13.80                18.7%

     Precedent Transactions Analysis. Credit Suisse First Boston reviewed the exchange ratio premiums paid in the following 24 precedent transactions in the EDA industry:

- Plato Design Systems, Inc./Cadence
- IKOS Systems, Inc./Mentor Graphics Corporation
- Avant! Corporation/Synopsys, Inc.
- Silicon Perspective Corporation/Cadence
- CadMOS Design Technology, Inc./Cadence
- Diablo Research Company LLC/Cadence
- Integrated Systems, Inc./Wind River Systems, Inc.
- OrCAD, Inc./Cadence
- Design Acceleration, Inc./Cadence
- Quickturn Design Systems, Inc./Cadence
- ACEO Technology, Inc./Avant! Corporation & interHDL, Inc./Avant! Corporation
- Ambit Design Systems Inc./Cadence
- Mitsui Bussan Digital Corporation (Emulation Division)/Cadence
- Bell Labs Design Automation Group/Cadence
- Excellent Design Inc./Cadence
- Symbionics Group Limited (UK)/Cadence
- Viewlogic Systems, Inc./Synopsys, Inc.
- Technology Modeling Associates, Inc./Avant! Corporation
- Epic Design Technology, Inc./Synopsys, Inc.
- Cooper & Chyan Technology, Inc./Cadence
- High Level Design Systems, Inc./Cadence
- Meta-Software, Inc./Avant! Corporation
- Microtec Research, Inc./Mentor Graphics Corporation
- Integrated Silicon Systems, Inc./ArcSys, Inc.

     For each transaction, Credit Suisse First Boston calculated the aggregate value of the target company as a multiple of trailing revenue and applied such implied revenue multiple to the trailing revenue of Simplex to calculate an implied price per Simplex share. Credit Suisse First Boston also calculated the premium/(discount) implied by the transaction price per target company share in each transaction relative to the closing stock prices for the target company in such transaction over various periods prior to public announcement of the transaction. Credit Suisse First Boston applied such premiums/(discounts) to the closing prices of Simplex common stock over the same periods, to calculate the price per Simplex share implied by such precedent premiums paid. The following table sets forth the median and mean values derived from such analysis:

                          VALUES IMPLIED BY PRECEDENT TRANSACTIONS
                       -----------------------------------------------
                                           PREMIUM/(DISCOUNT) PAID IN
                                             PRECEDENT TRANSACTIONS              IMPLIED SIMPLEX PRICE PER SHARE
                                          ----------------------------   ------------------------------------------------
                       AGGREGATE VALUE/   30 DAYS   1 DAY    LAST 12     TRAILING REVENUE   30 DAYS   1 DAY     LAST 12
                       TRAILING REVENUE    PRIOR    PRIOR   MONTHS LOW       MULTIPLE        PRIOR    PRIOR    MONTHS LOW
                       ----------------   -------   -----   ----------   ----------------   -------   ------   ----------
Mean.................        6.6x          60.7%    37.1%     181.2%          $20.82        $15.00    $15.94     $21.23
Median...............        4.3x          49.3%    25.9%     124.8%          $15.30        $13.94    $14.64     $16.97

     Precedent Exchange Ratio Premiums Analysis. Credit Suisse First Boston reviewed the exchange ratio premiums paid in 296 precedent stock-for-stock transactions in the technology industry since 1990, 40 precedent stock-for-stock transactions in the technology industry since 2001, and the 20 most recent stock-for-stock transactions in the technology industry. For each group of transactions, Credit Suisse First Boston calculated the mean premium implied by the average exchange ratio in such transactions relative to the average ratio of the closing stock prices for the target companies and the acquiror companies in the transactions over various periods prior to public announcement of such transactions. Credit Suisse First

Boston then applied such mean premiums to the ratio of the closing price of Simplex common stock to the closing price of Cadence common stock over the same periods, to calculate the implied merger exchange ratios. The following tables summarize the results of this analysis:

             296 STOCK-FOR-STOCK TECHNOLOGY TRANSACTIONS SINCE 1990

                                                                                       IMPLIED MERGER
                                                                 SIMPLEX/CADENCE    EXCHANGE RATIO BASED
                                             MEAN EXCHANGE      OBSERVED EXCHANGE    ON PRECEDENT MEAN
                                           RATIO PREMIUM PAID         RATIO               PREMIUM
                                           ------------------   -----------------   --------------------
Market...................................         34.7%              0.548x                0.737x
Trailing 10 Days Average.................         39.8%              0.510x                0.713x
Trailing 30 Days Average.................         42.7%              0.469x                0.669x
Trailing 60 Days Average.................         41.4%              0.465x                0.658x
Trailing 90 Days Average.................         37.1%              0.549x                0.753x

             40 STOCK-FOR-STOCK TECHNOLOGY TRANSACTIONS SINCE 2001

                                                                                       IMPLIED MERGER
                                                                 SIMPLEX/CADENCE    EXCHANGE RATIO BASED
                                             MEAN EXCHANGE      OBSERVED EXCHANGE    ON PRECEDENT MEAN
                                           RATIO PREMIUM PAID         RATIO               PREMIUM
                                           ------------------   -----------------   --------------------
Market...................................         44.6%              0.548x                0.792x
Trailing 10 Days Average.................         46.4%              0.510x                0.746x
Trailing 30 Days Average.................         46.9%              0.469x                0.689x
Trailing 60 Days Average.................         47.3%              0.465x                0.685x
Trailing 90 Days Average.................         42.9%              0.549x                0.785x

             20 MOST RECENT STOCK-FOR-STOCK TECHNOLOGY TRANSACTIONS

                                                                                       IMPLIED MERGER
                                                                 SIMPLEX/CADENCE    EXCHANGE RATIO BASED
                                             MEAN EXCHANGE      OBSERVED EXCHANGE    ON PRECEDENT MEAN
                                           RATIO PREMIUM PAID         RATIO               PREMIUM
                                           ------------------   -----------------   --------------------
Market...................................         53.5%              0.548x                0.840x
Trailing 10 Days Average.................         50.9%              0.510x                0.770x
Trailing 30 Days Average.................         51.2%              0.469x                0.709x
Trailing 60 Days Average.................         53.9%              0.465x                0.716x
Trailing 90 Days Average.................         53.1%              0.549x                0.841x

     Credit Suisse First Boston also performed a similar analysis of the exchange ratio premiums paid in 190 precedent transactions since 1998 involving target companies in the technology industry that traded, at the time of announcement of the transaction, at equal to or greater than a 50% discount to their high closing stock price for the previous 12 months. Credit Suisse First Boston noted that on April 23, 2002, Simplex common stock was trading at approximately a 70% discount to the high closing stock price for the last twelve months. For those transactions involving target companies that traded at a 70%-80% discount to their previous twelve-month high stock price, Credit Suisse First Boston applied the average premiums paid in such transactions over various periods to the closing price of Simplex common stock over the same periods to calculate the implied price per Simplex share. The following table summarizes the results of this analysis:

                                              TRAILING 1 DAY   TRAILING 30 DAYS   LAST TWELVE MONTHS LOW
                                              --------------   ----------------   ----------------------
Average Premium Paid in Precedent
  Transactions..............................          39%               31%                  126%
Implied Price Per Simplex Share.............      $16.16            $12.23                $17.06

     No transaction utilized as a comparison in the precedent transactions analysis or the precedent exchange ratio premiums analysis is identical to the merger. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable transaction data.

     Accretion/(Dilution) Analysis. Credit Suisse First Boston analyzed certain pro forma effects expected to result from the merger, including, among other things, the expected effect of the merger on Cadence's estimated earnings per share for calendar year 2003. The estimated earnings for calendar year 2003 were based on publicly available forecasts prepared by securities research analysts. The following table sets forth the resulting accretion/(dilution) to Cadence's stand-alone estimated earnings per share for calendar year 2003 relative to the combined company's pro forma earnings per share for calendar year 2003 assuming either no synergies arising from the merger or cost savings and other synergies anticipated to result from the merger:

                                                            CALENDAR YEAR 2003
                                                             STREET ESTIMATES
                                                         ------------------------
                                                         NO SYNERGIES   SYNERGIES
                                                         ------------   ---------
Accretion/Dilution.....................................      (4.8)%        1.2%

     The actual results achieved by the combined company after the merger may vary from such estimated results and the variations may be material.

     Credit Suisse First Boston's opinion and presentation to the Simplex board of directors was one of many factors taken into consideration by the Simplex board of directors in making its determination to engage in the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Simplex board of directors or the management of Simplex with respect to the value of Simplex or whether the Simplex board of directors would have been willing to agree to a different exchange ratio.

     The Simplex board of directors retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. Credit Suisse First Boston was selected by the Simplex board of directors based on Credit Suisse First Boston's qualifications, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Credit Suisse First Boston and its affiliates have provided, and may in the future provide, certain investment banking and financial services to Simplex unrelated to the merger for which it received, and would expect to receive, compensation. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Simplex and Cadence for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to an engagement letter dated as of March 28, 2002, Simplex engaged Credit Suisse First Boston to provide financial advisory services to the Simplex board of directors in connection with the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, Simplex has agreed to pay Credit Suisse First Boston a customary fee in connection therewith, a significant portion of which is contingent upon the consummation of the merger. Credit Suisse First Boston will also receive a fee for rendering its opinion. In addition, Simplex has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including attorney's fees, incurred in connection with its engagement and to indemnify Credit Suisse First Boston and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

INTERESTS OF SIMPLEX DIRECTORS AND OFFICERS IN THE MERGER OTHER THAN AS SIMPLEX STOCKHOLDERS

     In considering the recommendations of the Simplex board of directors regarding the merger, you should be aware that the directors and officers of Simplex have interests in the merger that differ from, or may be in addition to, those of other stockholders of Simplex, as described below. The board of directors was aware of these interests and considered them in approving and recommending the merger.

  INDEMNIFICATION

     The merger agreement provides that, after the merger, Cadence will, as permitted by law, indemnify persons who were directors or officers of Simplex before the merger who incur liabilities or losses from any threatened or actual claim or proceeding based on the merger agreement or on a claim that arises from the fact that the person was a director or officer of Simplex. In addition, Cadence has agreed to honor the provisions contained in Simplex's certificate of incorporation and bylaws to indemnify its officers and directors in effect on April 24, 2002.

     Cadence has agreed to maintain in effect the current Simplex directors' and officers' liability insurance for a period of six years after the completion of the merger. However, Cadence is not required to expend in any year an amount in excess of 150% of the current premium paid by Simplex. If the aggregate expenditure on coverage exceeds that amount, Cadence will purchase as much insurance as can be obtained for that amount.

  EMPLOYMENT AGREEMENTS WITH CADENCE

     At the time it entered into the merger agreement, Cadence entered into employment agreements with Penelope Herscher, Aki Fujimura, Steven Teig, Aurangzeb Khan, David Overhauser and James Bailey. Each employment agreement becomes effective if and when the merger occurs. Each of Ms. Herscher's, Mr. Fujimura's and Mr. Teig's employment agreement runs for a term of three years; Mr. Khan's runs for a term of two years; and Mr. Overhauser's and Mr. Bailey's run for a term of one year, in each case from the effective date of the merger. Each of Ms. Herscher and Messrs. Fujimura, Teig, Khan, Overhauser and Bailey will be entitled to a specified base salary and a bonus based on a percentage of base salary and/or other performance based criteria. In addition to cash compensation, each employee will be entitled to receive options to purchase shares of Cadence common stock.

     Each employment agreement provides that, upon Cadence's termination of the employee's employment without cause or the employee's resignation for good reason before the end of the term of the employee's agreement, the employee will be entitled to a cash payment equal to his or her base salary for the remainder of the term of the employment agreement (except in the case of Mr. Bailey, who will be entitled to a cash payment equal to his base salary and target bonus for one year following the date of termination without cause or resignation for good reason). In addition, the number of Cadence stock options that would have vested for the remainder of the term of the employment agreement will vest as of the date of termination or resignation. An employee will be considered to have resigned for good reason if his or her total compensation is reduced by more than 10%, if his or her place of employment is relocated by more than 30 miles, if Cadence materially breaches the employment agreement or if Cadence fails to have his or her employment agreement assumed by the successor in any change of control of Cadence.

     Each employee has agreed not to compete with Cadence during the term of his or her employment and, until one year after termination of employment, not to solicit any employee, supplier or customer of Cadence or any of its current or future affiliates.

     Pursuant to his or her employment agreements, each of Ms. Herscher and Messrs. Fujimura, Teig, Khan, Overhauser and Bailey has agreed that this employment agreement will supercede any prior employment or other similar agreements between Simplex and him or her, and that all provisions of existing agreements providing for the acceleration of vesting of stock options or severance will be null and void, except as follows:

     - for each of Ms. Herscher and Messrs. Fujimura and Teig, if such employee is actively employed by Cadence on the six month anniversary of the effective date of the merger, a number of options or shares of restricted stock equal to 20,000 shares of Simplex common stock (as converted into options to purchase Cadence common stock or restricted Cadence stock) will vest on that date;

     - for each of Mr. Khan and Mr. Overhauser, if he is actively employed by Cadence on the six month anniversary of the effective date of the merger, a number of Simplex options (as converted into options to purchase Cadence common stock) that would have vested in the 12 months following that six month anniversary will vest on that date; and

     - for Mr. Bailey, 25% of his unvested stock options will vest at the effective time of the merger.

  MANAGEMENT CONTINUITY AGREEMENTS WITH SIMPLEX

     Each of Peter Richards, Vice President, World Wide Operations of Simplex, and Luis Buhler, Chief Financial Officer of Simplex, has an existing management continuity agreement with Simplex. Mr. Richards' agreement provides that, at the effective time of the merger, he will be entitled to acceleration of vesting of that number of his unvested Simplex stock options (as converted into options to purchase Cadence common stock) that would have vested in the 12 months following the effective time of the merger and a cash payment equal to six months of his base salary. Mr. Buhler's agreement provides that upon the termination of his employment with Simplex without cause or his resignation for good reason within six months after the effective time of the merger, he will be entitled to acceleration of vesting of that number of options (as converted into options to purchase Cadence common stock) equal to the greater of 12 months vesting or that number necessary to result in him holding vested options to purchase 150,000 shares. In addition, if Mr. Buhler remains actively employed by Simplex on the six month anniversary of the effective date of the merger, he will be entitled to acceleration of vesting of that number of options (as converted into options to purchase Cadence common stock) equal to the greater of 12 months vesting or that number necessary to result in him holding vested options to purchase 150,000 shares.

     Pursuant to an agreement with Simplex, Mr. Buhler will be entitled to be paid an amount equal to his annual target salary upon termination under certain circumstances.

     In addition, certain non-executive officers of Simplex have existing management continuity agreements with Simplex that provide that upon the termination of their employment with Simplex without cause or their resignation for good reason within six months after the effective time of the merger, they will be entitled to acceleration of 12 months of vesting of their Simplex stock options (as converted into options to purchase Cadence common stock). In addition, if such officers remain actively employed by Simplex on the six month anniversary of the effective date of the merger, they will be entitled to acceleration of 12 months of vesting of their Simplex stock options (as converted into options to purchase Cadence common stock).

     Good reason for the purposes of the management continuity agreements described above means a material reduction or change in job duties, a specific reduction in compensation or a relocation in place of employment of more than 30 miles.

  NON-COMPETITION AGREEMENTS WITH CADENCE

     Each of Ms. Herscher and Messrs. Fujimura, Teig, Khan, Overhauser and Bailey, in his or her capacity as a stockholder of Simplex, has entered into a non-competition and non-solicitation agreement with Cadence. The term of the agreement (calculated from the effective time of the merger) is three years for Ms. Herscher, Mr. Fujimura and Mr. Teig, two years for Mr. Khan and one year for Mr. Overhauser and Mr. Bailey.

  ACCELERATION OF SIMPLEX STOCK OPTIONS FOR OUTSIDE DIRECTORS

     Messrs. Sonsini, Newton, Costello and Jones are party to option agreements under Simplex's 2001 stock option plan as outside directors. By operation of the merger agreement, these outside directors will be constructively terminated, as the board of directors of Simplex upon completion of the merger will be the board of directors of Zodiac Acquisition. As a result of this change of control and termination, any unvested options under the 2001 stock option plan to purchase shares of Simplex common stock held by these outside directors will accelerate and become fully vested.

  OTHER INTERESTS

     Larry Sonsini, a director and stockholder of Simplex, is a partner at Wilson Sonsini Goodrich & Rosati, Professional Corporation, the law firm representing Simplex in connection with the merger. In addition, Robert Sanchez, the corporate secretary of Simplex, is a partner at Wilson Sonsini Goodrich & Rosati, Professional Corporation.

     As a result of these interests, these directors and officers of Simplex could be more likely to vote to adopt the merger agreement and authorize the merger than if they did not hold these interests, and may have reasons for doing so that are not the same as your interests. Simplex stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

NO APPRAISAL RIGHTS

     Simplex stockholders will not be entitled to any dissenters' appraisal rights under the Delaware General Corporation Law or any other applicable law in connection with the merger.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be treated as a purchase for accounting purposes. Therefore, the purchase price will be allocated to Simplex assets and liabilities based on their estimated fair market values at the completion of the merger. Any excess of the purchase price over these fair market values will be accounted for as goodwill.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated unless certain filings have been submitted to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. Cadence and Simplex have filed the appropriate notification and report forms with the FTC and with the Antitrust Division.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Cadence or Simplex. In addition, certain private parties as well as state attorneys general and other antitrust authorities may challenge the transaction under antitrust laws under certain circumstances.

     In addition, the merger may be subject to various foreign antitrust laws, some of which may require us to make filings with foreign authorities and be subject to certain waiting period requirements.

     Cadence and Simplex believe that the completion of the merger will not violate any antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of Cadence common stock that Simplex stockholders receive in the merger will be freely transferable, except for shares of Cadence common stock that are received by persons who are deemed to be affiliates of Simplex under the Securities Act at the time of the Simplex special meeting. These affiliates may resell the shares of Cadence common stock they receive in the merger only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Simplex for the above purposes generally include individuals or entities that control, are controlled by or are under common control with Simplex, and include directors and certain executive officers of Simplex. The merger agreement requires that Simplex use commercially reasonable efforts to cause each of these affiliates to deliver to Simplex as soon as practicable a letter agreement to the effect that these persons will not sell, transfer or otherwise dispose of any of the shares of Cadence common stock issued to them in the merger in violation of the Securities Act or the related SEC rules. All current directors and executive officers of Simplex have delivered such a letter agreement.

OTHER EFFECTS OF THE MERGER

  LISTING OF SHARES

     It is a condition to completion of the merger that shares of Cadence common stock issuable in connection with the merger be authorized for listing on the New York Stock Exchange, subject to official notice of issuance. Cadence has filed a listing application with the New York Stock Exchange to list the shares of Cadence common stock to be issued in the merger.

  DELISTING OF SIMPLEX COMMON STOCK

     If the merger is completed, Simplex common stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934.

          MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is a summary of material U.S. federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code, the related Treasury regulations, administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the merger to Simplex stockholders. This discussion applies only to Simplex stockholders that hold their shares of Simplex common stock, and will hold the shares of Cadence common stock received in the merger, as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all federal income tax consequences of the merger that may be relevant to particular stockholders, including stockholders that are subject to special tax rules. Some examples of stockholders that are subject to special tax rules are:

     - dealers in securities;

     - financial institutions;

     - insurance companies;

     - tax-exempt organizations;

     - stockholders who hold shares of Simplex stock as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction;

     - stockholders who have a "functional currency" other than the U.S. dollar;

     - stockholders who are foreign persons;

     - stockholders who own their shares indirectly through partnerships, trusts or other entities that may be subject to special treatment; and

     - stockholders who acquired their shares of Simplex stock through stock option or stock purchase programs or otherwise as compensation.

     In addition, we are not addressing any consequences arising under the laws of any state, local or foreign jurisdiction. SIMPLEX STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

TAX CONSEQUENCES OF THE MERGER

     The obligations of Simplex and Cadence to complete the merger are conditioned upon the delivery of opinions to Cadence and Simplex by Gibson, Dunn & Crutcher LLP and/or Wilson Sonsini Goodrich & Rosati, Professional Corporation, that, for federal income tax purposes, the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. These opinions of counsel will be given in reliance on representations and covenants including those contained in certificates executed by officers of Simplex and Cadence. These opinions are not binding on the courts or the Internal Revenue Service, nor do they preclude the Internal Revenue Service from adopting a position contrary to that expressed in the opinions. No assurance can be given that contrary positions will not successfully be asserted by the Internal Revenue Service or adopted by a court if the issues are litigated. Neither Simplex nor Cadence intends to obtain a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the merger.

     Assuming that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the following material federal income tax consequences will result from the merger:

     - Simplex stockholders will not recognize any gain or loss upon the exchange of their shares of Simplex common stock for shares of Cadence common stock pursuant to the merger, except with respect to any gain or loss attributable to cash received instead of fractional shares of Cadence common stock;

     - the aggregate tax basis of the shares of Cadence common stock received in exchange for shares of Simplex common stock pursuant to the merger (including a fractional share of Cadence common stock for which cash is paid) will be the same as the aggregate tax basis of the shares of Simplex common stock surrendered in the merger;

     - the holding period for shares of Cadence common stock received in the merger in exchange for shares of Simplex common stock will include the holding period for the Simplex common stock surrendered;

     - cash payments received by Simplex stockholders instead of a fractional share of Cadence common stock will be treated as received in exchange for that fractional share interest, and gain or loss will be recognized for federal income tax purposes on receipt of the cash payment, measured by the difference between the amount of cash received and the portion of the basis of the Simplex common stock allocable to the fractional share interest. The gain or loss will be long term capital gain or loss if the Simplex common stock is considered to have been held for more than one year at the time of the merger; and

     - none of Cadence, Zodiac Acquisition or Simplex will recognize any gain or loss solely as a result of the merger.

     If the Internal Revenue Service determines successfully that the merger is not a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, Simplex stockholders would be required to recognize gain or loss with respect to each share of Simplex common stock surrendered in the merger in an amount equal to the difference between the tax basis in that share of stock and the fair market value of the Cadence common stock received in exchange therefor. In such event, a Simplex stockholder's aggregate tax basis in the Cadence common stock received in the merger would equal its fair market value, and the stockholder's holding period for the Cadence common stock would begin the day after the merger.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Certain U.S. Simplex stockholders may be subject to information reporting requirements with respect to the amount of cash, if any, received instead of a fractional share interest in shares of Cadence common stock. U.S. stockholders who are subject to information reporting requirements and who do not provide appropriate information when requested may also be subject to backup withholding. Any amount withheld under such rules is not an additional tax and may be refunded or credited against such U.S. stockholders' federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

                           THE TRANSACTION DOCUMENTS

THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. You should read the merger agreement in its entirety, as it is the legal document governing this merger and the provisions of the merger agreement are complicated and not easily summarized.

  THE MERGER

     Zodiac Acquisition, a wholly-owned subsidiary of Cadence, will merge with and into Simplex, and, as a result, Simplex will become a wholly-owned subsidiary of Cadence. However, at Cadence's election, if a statute, ruling or other form of guidance is issued to the general public and not directed to a specific taxpayer, to the effect that a merger so structured can satisfy the requirements for a reorganization within the meaning of 368(a) of the Internal Revenue Code, the merger may be restructured to provide for Simplex to merge with and into a newly organized Delaware limited liability company wholly owned by Cadence. If Cadence elects to alter the structure in this manner, it may not terminate the merger agreement because of the direct or indirect effect of this election, and no condition to closing of the merger that would have otherwise been satisfied will be considered not satisfied because of the direct or indirect effect of this election.

  EFFECTIVE TIME AND TIMING OF CLOSING

     The merger will be completed and become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware, or at such later time as we may agree and as is specified in the certificate of merger, in accordance with Delaware law. The closing of the merger will take place on the second business day after all conditions to the merger have been satisfied or waived, or on such other date as we may agree. We currently anticipate that we will complete the merger shortly after the Simplex special meeting, assuming Simplex's stockholders approve the merger at that meeting and all other conditions to the merger have been satisfied or waived.

  MERGER CONSIDERATION

     Exchange Ratio. At the effective time of the merger, each issued and outstanding share of Simplex common stock will automatically be converted into the right to receive a number of shares of Cadence common stock equal to $18.00 divided by the Average Stock Price, except for shares of Simplex common stock held by Simplex, Cadence or any of their respective subsidiaries, which shares will be canceled and retired. The Average Stock Price means the average of the closing sale prices of one share of Cadence common stock on the New York Stock Exchange Composite Transactions reporting system for each of the 10 trading days ending on, and including, the second trading day prior to the date of the Simplex special meeting. However, if the Average Stock Price would be higher than $23.80, then the Average Stock Price will be $23.80 and if the Average Stock Price would be lower than $19.47, then the Average Stock Price will be $19.47. If the Average Stock Price is $23.80, then each Simplex common share would be converted into 0.7563 shares of Cadence common stock. If the Average Stock Price is $19.47, then each Simplex common share would be converted into
0.9245 shares of Cadence common stock. As a result, each Simplex common share will be converted into not less than 0.7563 shares of Cadence common stock and not more than 0.9245 shares of Cadence common stock.

     Fractional Shares. Certificates for fractional shares of Cadence common stock will not be issued in the merger. Simplex stockholders who would otherwise receive a fractional share will, instead, be entitled to receive a cash payment equal to the value of the fractional share based on the Average Stock Price calculated as described in the preceding paragraph.

     Adjustments. The exchange ratio will be adjusted to reflect the effect of any stock split, stock dividend, reclassification, recapitalization or the like on Simplex or Cadence common stock between April 24, 2002 and the time of the merger.

  EXCHANGE OF STOCK CERTIFICATES

     Mellon Investor Services, LLC will act as exchange agent in the merger. As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail to each registered holder of Simplex common stock a letter of transmittal, which the holder must properly complete and deliver to the exchange agent along with the holder's Simplex stock certificates.

     After a record holder of shares of Simplex common stock delivers certificates for those shares and a properly completed letter of transmittal to the exchange agent, the exchange agent will deliver to the holder:

     - the whole number of shares of Cadence common stock such holder has a right to receive in the merger with respect to such shares of Simplex common stock; and

     - a check in the amount of:

        - cash payable instead of any fractional share of Cadence common stock, if any; plus

        - any unpaid dividends and distributions, if any, that the holder has the right to receive pursuant to the merger agreement.

     Shares of Simplex common stock surrendered to the exchange agent will be cancelled. No interest will be paid or accrued on any amount payable to Simplex stockholders. In addition, no holder of shares of Simplex common stock will receive any dividends or other distributions with respect to shares of Cadence common stock to which the holder is entitled until that holder's Simplex common stock certificates are surrendered to the exchange agent with a properly completed letter of transmittal.

  TREATMENT OF SIMPLEX STOCK OPTIONS

     Each outstanding option to purchase Simplex common stock will be converted into an option to purchase the number of shares of Cadence common stock determined by multiplying the number of shares of Simplex common stock subject to the option immediately prior to the merger by the same exchange ratio described under "-- Merger Consideration." The exercise price per Cadence common share for each of these options will be the exercise price per Simplex common share applicable to that option immediately prior to the completion of the merger divided by that exchange ratio. The replacement options will generally have the same terms and conditions as those under the applicable Simplex option plans. In the case of incentive stock options, Cadence will adjust the conversion formula, if necessary, to comply with Section 424(a) of the Internal Revenue Code.

     Within five business days after the effective time of the merger, Cadence will file with the SEC a registration statement to register shares of Cadence common stock issuable upon exercise of Simplex stock options assumed in the merger, and will use all commercially reasonable efforts to maintain the effectiveness of the registration statement covering these assumed stock options for so long as they remain outstanding.

  REPRESENTATIONS AND WARRANTIES

     The merger agreement contains a number of representations and warranties made by Simplex, including the following:

     - due organization, valid existence, good standing and qualification to do business of Simplex and its subsidiaries;

     - capital structure of Simplex and its subsidiaries;

     - corporate power and authority to enter into the merger agreement and authorization, execution, delivery and enforceability of the merger agreement;

     - accuracy of its SEC reports, financial statements and the information provided for inclusion in this proxy statement/prospectus by Simplex;

     - governmental consents and filings required for the merger;

     - absence of conflicts caused by the merger with corporate governance documents, contracts or laws;

     - absence of violations or breaches of or defaults under corporate governance documents, contracts or laws;

     - absence of undisclosed liabilities;

     - absence of certain adverse changes or events since March 31, 2002;

     - absence of undisclosed material litigation;

     - compliance with applicable laws;

     - employee benefits;

     - labor matters;

     - environmental matters;

     - tax matters;

     - intellectual property;

     - material contracts;

     - title to property;

     - insurance;

     - warranties;

     - absence of facts or actions that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

     - absence of affiliates of Simplex, other than those disclosed to Cadence;

     - receipt of a fairness opinion from a financial advisor;

     - finders' or brokers' fees;

     - interested party transactions; and

     - the effect of state takeover laws on the merger.

     The merger agreement also contains representations and warranties by Cadence and Zodiac Acquisition, including:

     - due organization, valid existence, good standing and qualification to do business of Cadence and Zodiac Acquisition;

     - capital structure of Cadence and its subsidiaries;

     - corporate power and authority to enter into the merger agreement and authorization, execution, delivery and enforceability of the merger agreement;

     - accuracy of Cadence's SEC reports, financial statements and the information provided for inclusion in this proxy statement/prospectus by Cadence;

     - governmental consents and filings required for the merger;

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

     - absence of conflicts caused by the merger with corporate governance documents, contracts or laws;

     - absence of violations or breaches of or defaults under corporate governance documents, contracts or laws;

     - absence of undisclosed liabilities;

     - absence of certain adverse changes or events since December 29, 2001;

     - absence of undisclosed material litigation;

     - compliance with applicable laws;

     - finders' or brokers' fees;

     - absence of facts or actions that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code; and

     - no prior activities of Zodiac Acquisition.

     The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of certain conditions to our obligations to complete the merger.

 CONDUCT OF BUSINESS PENDING THE MERGER

     Covenants of Simplex. Except as contemplated by the merger agreement, Simplex has agreed that, until completion of the merger or termination of the merger agreement, it will conduct its and its subsidiaries' business in the ordinary course of business, consistent with past practice, and will seek to preserve its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be unimpaired at the effective time of the merger. In addition, until the merger is completed or the merger agreement is terminated, Simplex has agreed that it and its subsidiaries will be subject to specific restrictions relating to:

     - changes in their charters or bylaws;

     - the issuance, sale or delivery of any capital stock (including through the issuance or granting of options, warrants or otherwise), except pursuant to the exercise of Simplex stock options outstanding on the date of the merger agreement and grant of new options to employees within limits set forth in the merger agreement;

     - the split, combination or reclassification of capital stock, the declaration or payment of any dividend or distribution or the redemption, repurchase or acquisition of any securities of Simplex or any of its subsidiaries;

     - any merger, liquidation, dissolution, restructuring, recapitalization or other reorganization;

     - changes in corporate structure or ownership of Simplex or any subsidiary;

     - the incurrence or assumption of indebtedness, except for certain borrowings and trade credits in the ordinary course of business, consistent with past practice;

     - the assumption of obligations of any other person, except for guarantees of wholly-owned subsidiary obligations in the ordinary course of business, consistent with past practice;

     - loans, advances or capital contributions to or investments in any other person, except to subsidiaries or customary loans or advances to employees in the ordinary course of business, consistent with past practice;

     - the pledge or encumbrance of capital stock or the mortgage, pledge or encumbrance of assets or properties;

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

     - the execution, adoption, amendment or termination of stock option or other stock-related agreements, severance agreements, termination agreements, bonus agreements, profit sharing agreements or compensation agreements, except for those entered into with new hires in the ordinary course of business, consistent with past practice, and performance bonuses granted to employees on a basis consistent with past practices;

     - the execution, adoption, amendment or termination of any employee benefit plan, agreement or other arrangement for the benefit of any director, officer or employee, except in the ordinary course of business, consistent with past practice;

     - any increase in compensation to or fringe benefits of any officer, director, employee or consultant of Simplex. except increases made in the ordinary course of business, consistent with past practice only with respect to employees who are not parties to an employment agreement with Cadence;

     - the acquisition, sale, lease, license or disposition of assets having a value in excess of $200,000, except sale or license of products in the ordinary course of business, consistent with past practice;

     - entering into any exclusive license or other agreements;

     - entering into development services or other similar agreements, except for in the ordinary course of business, consistent with past practice;

     - acquiring or transferring any intellectual property, other than license or sale of products or services in the ordinary course of business, consistent with past practice;

     - changes in method or principle of accounting, except as required by a change in law or United States generally accepted accounting principles;

     - the revaluation of assets or properties, except in the ordinary course of business, consistent with past practice;

     - the acquisition of any corporation, partnership or other business organization, division or equity interest;

     - subject to exceptions set forth in the merger agreement, entering into, amending, modifying or waiving any right under any material contract;

     - the modification of standard warranty terms in a material manner that is adverse to Simplex or its subsidiaries;

     - entering into agreements or arrangements that contain noncompetition restrictions;

     - the authorization of new capital expenditures other than expenditures of up to $3.8 million in the aggregate made pursuant to a budget;

     - making or rescinding any tax election, settling or compromising any tax liability, filing any amended tax return, filing a claim for a refund of previously paid taxes, agreeing to an extension of the statute of limitations on any tax claim, failing to comply with tax laws or filing a tax return inconsistent with similar tax returns filed in prior periods or failing to pay taxes when due;

     - the settlement or compromise of any pending or threatened suit, action or claim relating to the merger or that would require payment by Simplex or its subsidiaries of damages in excess of $200,000 or involve any equitable relief;

     - knowingly taking any action that would result in a failure to maintain trading of shares of Simplex common stock on the Nasdaq National Market;

     - taking action that results in the acceleration of vesting of any Simplex stock option, except as may be required pursuant to any agreement existing on the date of the merger agreement;

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

     - allowing any insurance policy to be amended or terminated without replacing such policy with a policy providing equal coverage; and

     - taking or agreeing to take any of the above actions.

     Covenants of Cadence. Except as contemplated by the merger agreement, Cadence has agreed that, until the completion of the merger or termination of the merger agreement, it will conduct its and its subsidiaries' business in the ordinary course and will seek to preserve its current business organization, keep available the services of its current key officers and employees and preserve its relationships with customers and suppliers with the intention that goodwill and ongoing businesses shall be materially unimpaired at the effective time of the merger. In addition, until the merger is completed or the merger agreement is terminated, Cadence has agreed that it and its subsidiaries will be subject to specific restrictions relating to:

     - knowingly taking any action that would result in the failure to maintain the trading of shares of Cadence common stock on the New York Stock Exchange;

     - changes in their charters that would materially impair or adversely affect Cadence's ability to consummate the merger;

     - adopting a plan of complete or partial liquidation; and

     - taking or agreeing to take any of the above actions.

 OFFERS FOR ALTERNATIVE TRANSACTIONS

     Simplex has agreed not to:

     - encourage, solicit, initiate or knowingly facilitate the submission of any proposal for a third party acquisition, as defined below;

     - participate in or initiate any discussions or negotiations regarding, or provide any non-public information about Simplex or its subsidiaries in connection with, or knowingly facilitate any third party acquisition or any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to any third party acquisition;

     - enter into any agreement regarding any third party acquisition; or

     - authorize or permit any of its affiliates or subsidiaries or its or their respective officers, directors, employees, investment bankers, attorneys, accountants or other representatives or agents to take any of the above-described actions.

     However, if Simplex receives an unsolicited bona fide written proposal for a third party acquisition, Simplex may, after giving Cadence three business days' advance written notice:

     - furnish information with respect to Simplex pursuant to a confidentiality agreement in reasonably customary form and containing terms at least as stringent as the confidentiality agreement in place between Cadence and Simplex; and

     - engage in discussions and negotiations with the persons that made such proposal;

     but only if:

     - the Simplex board of directors by majority vote has reasonably determined in good faith, after receiving advice from independent legal counsel, that such action is required for it to comply with its fiduciary duties; and

     - the Simplex board of directors by majority vote has reasonably determined in good faith that such proposal for a third party acquisition constitutes or is reasonably likely to result in superior proposal, as defined below, which, if accepted, is reasonably capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the proposal.

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

     A "third party acquisition" means the occurrence of any of the following:

     - the acquisition by any person other than Cadence or any of its affiliates of any portion of the assets of Simplex and its subsidiaries, taken as a whole, representing 15% or more of the aggregate fair market value of Simplex's business immediately prior to such acquisition, other than the sale or license of products in the ordinary course of business consistent with past practices;

     - the acquisition by a third party of 15% or more of the outstanding shares of Simplex common stock;

     - the adoption by Simplex of a plan of liquidation or the declaration or payment of an extraordinary dividend (whether in cash or other property);

     - the repurchase by Simplex or any of its subsidiaries of more than 10% of the outstanding shares of Simplex common stock; or

     - the acquisition by Simplex or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any person or business whose annual revenues or assets are equal to or greater than 15% of the annual revenues or assets of Simplex and its subsidiaries, taken as a whole, for and at the 12 month period ended March 31, 2002.

     A "superior proposal" means a bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 80% or more of the shares of Simplex common stock then outstanding or 80% or more of the fair market value of the assets of Simplex or any material subsidiary, and otherwise on terms which the Simplex board of directors, by majority vote, has determined in good faith, after consulting with an independent financial advisor of nationally recognized reputation, would result in a transaction more favorable to Simplex stockholders than the proposed merger with Cadence.

     Simplex also has agreed to notify Cadence if it receives any proposal or inquiry regarding a third party acquisition or any request for nonpublic information by any person making or considering making a third party acquisition proposal, including the material terms of the request or proposal and the identity of the person making it, promptly, but in any event within 24 hours after receipt. Simplex has agreed to provide Cadence with a copy of any written third party acquisition proposal, including updates, and to keep Cadence fully informed of the status of such third party acquisition proposal. In addition, Simplex has agreed to cease all activities, discussions or negotiations with respect to any third party acquisition proposal that existed at the time the merger agreement was signed.

 SIMPLEX BOARD OF DIRECTORS RECOMMENDATIONS

     The merger agreement requires the Simplex board of directors:

     - to recommend that its stockholders approve the merger agreement;

     - not to withdraw or modify, or to propose to withdraw or modify, its recommendation of the merger in a manner adverse to Cadence; and

     - not to approve or recommend any third party acquisition.

     However, the Simplex board of directors may withdraw its recommendation of the merger or recommend a superior proposal if:

     - the board of directors determines by majority vote in good faith, after receiving advice from independent legal counsel, that such action is required for it to comply with its fiduciary duties;

     - it provides Cadence prior written notice specifying the material terms and conditions of the superior proposal, and identifying the person making the superior proposal; and

     - Cadence does not, within five business days after receipt of the notice of a superior proposal, make an offer that the Simplex board of directors by majority vote determines in its good faith judgment

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

       (after receiving the advice of a financial advisor of nationally-recognized reputation) to be at least as favorable to the Simplex stockholders as the superior proposal.

     The merger agreement also permits Simplex to comply with Rule 14e-2 or Rule 14d-9 under the Securities Exchange Act of 1934 in connection with any third party acquisition proposal.

     The merger agreement requires Simplex to submit the merger agreement to a stockholder vote even if the Simplex board of directors no longer recommends approval of the merger.

 INDEMNIFICATION AND INSURANCE

     The merger agreement provides that, after the merger, Cadence will, as permitted by law, indemnify persons who were directors or officers of Simplex or its subsidiaries before the effective time of the merger who incur liabilities or losses from any threatened or actual claim or proceeding based on the merger agreement or a claim arising from the fact that the person was a director or officer of Simplex or its subsidiaries. In addition, Cadence has agreed to fulfill and honor agreements and provisions of Simplex's certificate of incorporation and bylaws to indemnify Simplex's officers and directors in effect on April 24, 2002.

     Cadence has agreed to continue to maintain in effect, if available, the current Simplex directors' and officers' liability insurance for a period of six years after the completion of the merger. However, Cadence is not required to expend in any year an amount in excess of 150% of the current premium paid by Simplex. If the aggregate expenditure on coverage exceeds that amount, Cadence will purchase as much insurance as can be obtained for that amount. Instead of maintaining such existing insurance, Cadence may cause coverage to be provided under any policy maintained for the benefit of Cadence or its subsidiaries on terms no less favorable to the intended beneficiaries as the existing insurance.

 EMPLOYEE BENEFITS

     After completion of the merger, Simplex employees will be eligible to participate in those benefit plans and programs maintained by Cadence for similarly situated employees of Cadence to the extent permitted by applicable law and the terms of Cadence's benefit plans. Simplex employees will be given credit for purposes of eligibility and vesting for such employees' period of service with Simplex or its subsidiaries to the extent permitted by applicable law. To the extent consistent with applicable law, tax qualification requirements and Cadence's benefit plans, Cadence will use commercially reasonable efforts to cause all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under Cadence group health plans to be waived and to give Simplex employees credit for co-payments, deductibles and offsets made prior to the merger.

 SIMPLEX STOCKHOLDER RIGHTS PLAN

     Simplex agreed to approve and adopt a stockholder rights plan as promptly as practicable after the date of the merger agreement. The newly adopted stockholder rights plan excludes Cadence from being deemed an acquiring person under the stockholder rights plan and triggering the provisions of the plan unless and until such time as the agreements executed in connection with the merger have been terminated. Simplex's board of directors adopted a stockholder rights plan on May 2, 2002.

 OTHER COVENANTS

     The merger agreement contains a number of other covenants by Simplex and Cadence, including:

     - Preparation of Registration Statement and Proxy Statement. Simplex agreed to promptly prepare and file the proxy statement included as part of the registration statement, and Cadence agreed to promptly prepare and file the registration statement following the execution of the merger agreement. Both parties also agreed to use commercially reasonable efforts to have the registration statement declared effective by the SEC as promptly as practicable, and Cadence agreed to take

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

       any action required by applicable state securities laws. Simplex agreed to furnish information regarding Simplex and its stockholders as reasonably required.

     - Meeting of Stockholders. Simplex agreed to take all actions necessary to hold the Simplex special meeting to consider and vote upon the approval of the merger agreement, the merger and related transactions.

     - Stock Exchange Listing. Cadence has agreed to use all commercially reasonable efforts to cause the new shares of Cadence common stock to be issued or reserved for issuance in the merger to be approved for listing on the New York Stock Exchange.

     - Access to Information. Both parties have agreed to provide information reasonably requested by the other party. Simplex has agreed to provide certain financial information to Cadence at the end of each calendar month, each fiscal quarter and each fiscal year prepared in accordance with United States generally accepted accounting principles.

     - Reasonable Efforts. Cadence and Simplex have agreed to use all commercially reasonable efforts to:

        - take all actions and to do all things necessary or advisable under applicable laws promptly to complete the merger and the other transactions contemplated by the merger agreement;

        - cooperate in the preparation and filing of this proxy statement/prospectus and any filings required under antitrust laws;

        - obtain consents of all third parties and governmental entities with respect to the merger transaction; and

        - contest any legal proceedings relating to the merger.

     - Public Announcements. Simplex and Cadence have agreed to consult with one another before issuing any press release or otherwise making any public statements about the merger or related transactions, unless otherwise required by any applicable laws or regulations or following a change in Simplex's board of directors' recommendation regarding the merger.

     - Disclosure Letter. Prior to the completion of the merger, Simplex must deliver to Cadence an updated disclosure letter upon Cadence's request.

     - Affiliates. Simplex has agreed to use all commercially reasonable efforts to obtain a letter agreement from all Simplex stockholders who may be affiliates of Simplex or Cadence pursuant to which those stockholders would, among other things, agree not to transfer shares of Cadence common stock they receive in the merger in violation of the Securities Act and related rules and regulations.

     - Termination of 401(k) Plans and Lump Sum Distributions. Simplex has agreed to adopt resolutions to terminate all of its 401(k) plans, unless otherwise requested by Cadence, and to provide that all plan distributions resulting from such termination be made in the form of a lump sum.

     - Employee Stock Purchase Plan. Cadence has agreed that Simplex's employees who become employees of Cadence or its subsidiaries will be eligible to participate in Cadence's employee stock purchase plan upon termination of Simplex's employee stock purchase plan, subject to the terms of Cadence's employee stock purchase plan.

     - Tax-Free Reorganization. Simplex and Cadence have agreed to refrain from taking any action prior to, on, or after the merger that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

     - Section 16 Matters. Prior to the effective time of the merger, the Simplex board of directors will adopt a resolution to provide that the receipt of Cadence common stock in the merger by officers or

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

       directors of Simplex who are subject to Section 16 of the Securities Exchange Act of 1934 will be an exempt transaction for purposes of
       Section 16 of the Securities Exchange Act of 1934.

  CLOSING CONDITIONS

     Mutual Conditions. Our respective obligations to complete the merger are subject to the satisfaction or waiver of various conditions, including the following:

     - Stockholder Approval. The Simplex stockholders having approved the merger agreement.

     - No Injunction or Restraint. The absence of any statute, rule, regulation, executive order, decree, ruling or injunction prohibiting, restraining, enjoining or restricting the completion of the merger.

     - Antitrust. Expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and similar merger notification laws or regulations of foreign governmental entities.

     - Registration Statement Effective. The SEC having declared the registration statement effective under the Securities Act, no stop order suspending the effectiveness of the registration statement having been issued, no proceedings or investigation by the SEC for such purpose continuing and all necessary approvals under state securities laws relating to the issuance or trading of the shares of Cadence common stock having been received.

     Additional Conditions to Obligations of Cadence and Zodiac Acquisition to Complete the Merger. The conditions to Cadence's and Zodiac Acquisition's obligations to complete the merger are also subject to the satisfaction or waiver by Cadence or Zodiac Acquisition of certain conditions, including the following:

     - Performance of Obligations; Representations and Warranties

        - the representations and warranties of Simplex regarding brokers are true and correct;

        - the other representations and warranties of Simplex set forth in the merger agreement are true and correct, except to the extent the aggregate of all breaches of those representations and warranties does not constitute a material adverse effect on Simplex, which we define below; and

        - each of the covenants and obligations of Simplex set forth in the merger agreement have been duly performed in all material respects, which, solely for purposes of determining compliance with the covenant regarding updates to Simplex's disclosure letter, means that Simplex has disclosed all matters since the date of the merger agreement except for such matters that would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by Simplex or any subsidiary exceeding $350,000 individually or $1,000,000 in the aggregate.

     - Receipt of Tax Opinion. Cadence has received an opinion of Gibson, Dunn & Crutcher LLP that for U.S. federal income tax purposes, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; provided that if Gibson, Dunn & Crutcher LLP fails to deliver such opinion, Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Simplex, may deliver such opinion. Any such opinion may rely on customary assumptions and on representations that such counsel reasonably deems appropriate.

     - Employment Agreements and Non-competition Agreements. No employee of Simplex that has entered into an employment agreement with Cadence has formally challenged the validity or enforceability of his or her employment agreement or otherwise formally expressed his or her intent not to continue his employment with Cadence after the merger, and no person that has entered into a non-competition agreement with Cadence has formally challenged the validity or enforceability thereof or formally expressed his or her intent not to perform thereunder.

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

     - No Material Adverse Effect. There has been no material adverse effect on Simplex.

     Additional Conditions to Obligations of Simplex to Complete the
Merger. The conditions to Simplex's obligations to complete the merger are also subject to the satisfaction or waiver by Simplex of certain conditions, including the following:

     - Performance of Obligations; Representations and Warranties

        - the representations and warranties of Cadence and Zodiac Acquisition set forth in the merger agreement are true and correct, except to the extent the aggregate of all breaches of those representations and warranties does not constitute a material adverse effect on Cadence, which we define below; and

        - each of the covenants and obligations of Cadence and Zodiac Acquisition set forth in the merger agreement have been duly performed in all material respects.

     - New York Stock Exchange Listings. The shares of Cadence common stock to be issued in the merger have been approved for listing on the New York Stock Exchange.

     - No Material Adverse Effect. There has been no material adverse effect on Cadence.

     - Receipt of Tax Opinion. Simplex has received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, that for U.S. federal income tax purposes, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, provided that if Wilson Sonsini Goodrich & Rosati, Professional Corporation, fails to deliver such opinion, then Gibson, Dunn & Crutcher LLP, counsel to Cadence, may deliver such opinion. Any such opinion may rely on customary assumptions and on representations that such counsel reasonably deems appropriate.

     In the event Cadence or Simplex waives a material condition to the merger, Cadence or Simplex, as applicable, will, if legally required, resolicit approval of its stockholders.

     A "material adverse effect" with respect to Simplex or Cadence means any circumstance involving, change in or effect on Simplex or any of its subsidiaries or Cadence or any of its subsidiaries, as the case may be:

     - that is reasonably likely to prevent or materially delay or impair the ability of Simplex or Cadence, as the case may be, to consummate the transactions contemplated by the merger agreement; or

     - that is, or is reasonably likely in the future to be, materially adverse to the assets, business operations, results of operations, or the financial condition of Simplex and its subsidiaries, taken as a whole, or Cadence and its subsidiaries, taken as a whole, as the case may be, excluding from the foregoing the effect, if any, of:

        - changes in general economic conditions;

        - the compliance by Simplex, its subsidiaries, Cadence or Zodiac Acquisition with the terms and conditions of the merger agreement;

        - changes in the securities markets in general;

        - changes generally affecting the industry in which Simplex and its subsidiaries or Cadence and its subsidiaries, as the case may be, operate (provided that such changes do not affect Simplex and its subsidiaries, taken as a whole, or Cadence and its subsidiaries, taken as a whole, as the case may be, in a disproportionate manner);

        - the effect on customers or suppliers of the public announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement;

        - any change in the price or trading volume of the shares of Simplex common stock or Cadence common stock, as the case may be, in and of itself;

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        - any stockholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to the merger agreement; and

        - any failure to meet expectations of analysts, in and of itself.

  TERMINATION AND TERMINATION FEE

     Right to Terminate. The merger agreement may be terminated at any time before completion of the merger in any of the following ways:

     - by mutual written consent of Cadence, Simplex and Zodiac Acquisition;

     - by either Cadence or Simplex if:

        - any governmental order or ruling enjoining or prohibiting the merger has become final and nonappealable; or

        - the merger has not been completed by October 31, 2002 and the failure of the merger to be completed is not due to the breach of the merger agreement by the party terminating; or

        - the Simplex stockholders do not approve the merger agreement at the Simplex special meeting;

     - by Simplex, so long as Simplex has not breached any of its obligations contained in the merger agreement in any material respect, if:

        - Cadence or Zodiac Acquisition breaches any representation or warranty contained in the merger agreement and the breach would result in a failure of any condition set forth above under "-- Closing
          Conditions -- Additional Conditions to Obligations of Simplex to Complete the Merger -- Performance of Obligations; Representations and Warranties"; or

        - Cadence or Zodiac Acquisition breaches any of its covenants or obligations contained in the merger agreement in any material respect and, if curable, such breach is not cured within 20 business days after receipt by Cadence of written notice of such breach; or

     - by Cadence:

        - so long as Cadence has not breached any of its obligations contained in the merger agreement in any material respect, if:

           - Simplex breaches any representation or warranty contained in the merger agreement and the breach would result in a failure of any condition set forth above under "-- Closing
             Conditions -- Additional Conditions to Obligations of Cadence and Zodiac Acquisition to Complete the Merger -- Performance of Obligations; Representations and Warranties;" or

           - Simplex breaches any of its covenants or obligations contained in the merger agreement in any material respect and, if curable, such breach is not cured within 20 business days after receipt by Simplex of written notice of such breach; or

        - the Simplex board of directors recommends or submits a superior proposal to a vote of Simplex stockholders; or

        - the Simplex board of directors has withdrawn or adversely modified its recommendation that Simplex stockholders vote in favor of the merger, or fails to reconfirm its recommendation within three business days after a reasonable request from Cadence; or

        - the Simplex board of directors fails to reject a third party acquisition proposal or fails to recommend against a third party acquisition proposal in a filing required under the Securities Exchange Act of 1934 within 10 days after such proposal is received.

     Should any of these potential grounds for termination occur, Cadence's and Simplex's board of directors may or may not exercise their respective rights to terminate the merger agreement.

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

     Termination Fees. Simplex has agreed to pay Cadence a fee of $15 million in liquidated damages if the merger agreement is terminated pursuant to one of the circumstances described below. Payment of this fee is required under the following circumstances whether or not Simplex stockholders have approved the merger agreement:

     - Cadence terminates because the Simplex board of directors has withdrawn or adversely modified its recommendation that Simplex stockholders vote in favor of the merger or fails to reconfirm its recommendation within three business days after a reasonable request by Cadence;

     - Cadence terminates because the Simplex board of directors recommends or submits to a vote of its stockholders a superior proposal;

     - Cadence terminates because the Simplex board of directors fails to reject a third party acquisition proposal or fails to recommend against a third party acquisition proposal in a filing required under the Securities Exchange Act of 1934 within 10 days after such proposal is received; or

     - either Cadence or Simplex terminates because the stockholders of Simplex do not approve the merger agreement at the Simplex special meeting and
       (i) at the time of the Simplex special meeting there is an outstanding offer or announcement from a third party to acquire Simplex and (ii) within 12 months after termination, Simplex consummates or agrees to a company acquisition, as described more fully in the merger agreement.

  AMENDMENT AND WAIVER

     We may amend the merger agreement in writing by action taken by our respective boards of directors at any time, but, after approval of the merger agreement by Simplex stockholders, we may not make any amendment that by law requires further approval by Simplex's stockholders without the further approval of those stockholders.

     At any time before the effective time of the merger, each party may:

     - extend the time for the performance of any obligations or other acts of the other party;

     - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

     - waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

  COSTS AND EXPENSES

     In general, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses, except that those expenses incurred in connection with filing the registration statement, printing and mailing this proxy statement/prospectus and making required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or other similar foreign merger notification laws will be shared equally by Cadence and Simplex.

SIMPLEX STOCKHOLDER VOTING AGREEMENTS

     The following is a summary of certain material provisions of the stockholder irrevocable proxy and voting agreements. This summary is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached as Annex C to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

  AGREEMENT TO VOTE

     Each of Penelope Herscher, Aki Fujimura, Steven Teig, Luis Buhler, Aurangzeb Khan, Peter Richards, Harvey Jones, A. Richard Newton, Larry Sonsini and Joseph Costello has entered into a voting agreement with Cadence. Each of these Simplex directors and officers has agreed to vote his or her shares

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of Simplex common stock in favor of the merger, to vote all of his or her shares of Simplex common stock against any action that would delay or prevent the merger, against any third party acquisition proposal, as defined in the merger agreement and as discussed under "-- The Merger Agreement -- Offers for Alternative Transactions," and against an election of a group of individuals to replace a majority of the present members of the board of directors. Each stockholder's obligation to vote in this manner applies whether or not the Simplex board of directors continues to recommend the merger to Simplex stockholders. These stockholders have the right, as of the Simplex record date, to vote a total of 2,053,744 shares of Simplex common stock or approximately 13.1% of the outstanding shares of Simplex common stock as of the Simplex record date.

     Each stockholder has also granted an affiliate of Cadence an irrevocable proxy to vote the shares of Simplex common stock owned by such stockholder, including additional shares of Simplex common stock subsequently acquired, in favor of the merger and against any alternative transaction.

  TRANSFER RESTRICTIONS

     The voting agreement, subject to certain exceptions, restricts or limits the ability of each stockholder that is a party to the agreement to sell, transfer, pledge, assign or otherwise dispose of any of his or her shares of Simplex common stock, or to agree to do the foregoing, other than with Cadence's prior written consent.

  NO SOLICITATION

     Each stockholder agrees not to solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person relating to a third party acquisition proposal or otherwise facilitate an acquisition proposal, except as permitted by the merger agreement.

  TERMINATION

     The irrevocable proxy and voting agreement will terminate upon the earlier to occur of:

     - the completion of the merger; and

     - the termination of the merger agreement in accordance with its terms.

THE STOCK OPTION AGREEMENT

     The following is a summary of certain material provisions of the stock option agreement. This summary is qualified in its entirety by reference to the stock option agreement, a copy of which is attached as Annex D to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

     Concurrently with the execution of the merger agreement, Cadence and Simplex entered into the stock option agreement pursuant to which Simplex granted to Cadence an option to purchase a number of shares that, immediately prior to issuance, would represent up to 19.9% of the issued and outstanding shares of Simplex common stock. The option has an exercise price of $18.00 per share, payable at Cadence's election in cash or shares of Cadence common stock. Based on the number of shares of Simplex common stock outstanding on April 24, 2001, the option would be exercisable for up to 3,048,643 newly issued shares of Simplex common stock.

  EXERCISABILITY

     The option is exercisable by Cadence only if one or more of the following events occurs:

     - the Simplex board of directors has submitted or recommended to Simplex stockholders a superior proposal in a manner that gives rise to Simplex's obligation to pay the termination fee described in "-- The Merger Agreement -- Termination and Termination Fee;" or

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

     - the commencement of a tender or exchange offer for any Simplex securities by a third party, and Simplex fails to deliver to its securityholders within 10 calendar days thereafter a statement disclosing that Simplex's board of directors recommends that its securityholders reject such tender or exchange offer, in a manner that gives rise to Simplex's obligation to pay the termination fee described in "-- The Merger
       Agreement -- Termination and Termination Fee."

     Simplex's obligation to issue shares pursuant to the exercise of the stock option by Cadence is conditioned upon the following:

     - any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any material foreign competition laws have expired or been terminated;

     - Cadence has not breached certain representations and warranties under the stock option agreement; and

     - no injunction or other order issued by any federal or state court or other governmental agency that invalidates the option grant or prohibits the exercise of the option is in effect.

  CANCELLATION AMOUNT

     At any time before the termination of the option, under the circumstances described below, Cadence may require Simplex to repurchase the option at a cash purchase price equal to the lesser of:

     - the excess over the option price of the greater of:

        - the last sale price of a share of Simplex common stock as reported on the Nasdaq National Market on the last trading day prior to the date of Cadence's notice of its intent to exercise the option; and

        - the per share consideration, or equivalent measure in the case of an asset sale, offered to be paid or paid by any third party pursuant to or in connection with an acquisition proposal, and

     - $15 million divided by the number of shares of Simplex common stock that may be purchased pursuant to the option,

multiplied by the number of shares of Simplex common stock that may be purchased pursuant to the option.

     Cadence can require Simplex to repurchase the option if any of the following events occur:

     - any person, entity or group other than Cadence acquires or becomes the beneficial owner of 15% or more of the outstanding shares of Simplex common stock or a material portion of the assets of Simplex and its subsidiaries; or

     - Simplex consummates a merger or other business combination with a third party.

  CONSIDERATION

     If the option becomes exercisable, Cadence may choose to pay the exercise price in cash or in shares of Cadence common stock. If Cadence elects to pay the exercise price in shares of Cadence common stock, the number of shares of Cadence common stock to be issued will be calculated based on the average price of Cadence common stock, as calculated for purposes of determining the exchange ratio pursuant to the merger agreement.

  REPURCHASE RIGHT

     At any time after the one-year anniversary of the exercise of the option and until the 18 month anniversary of the exercise of the option, Simplex has the right to repurchase from Cadence all of the

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

option shares acquired by Cadence, and with respect to which Cadence then has beneficial ownership, at a price per share equal to the greater of:

     - the average of the daily high and low trading prices of Simplex common stock quoted on Nasdaq National Market during the 30 trading days immediately before Simplex provides written notice of its intent to repurchase; and

     - $18.00, plus a return of 15% per year from the date of exercise of the option.

     If Cadence elects to pay the exercise price for the option in shares of Cadence common stock, then Cadence will have a repurchase right with respect to those Cadence shares similar to Simplex's repurchase right described above.

  REGISTRATION RIGHTS

     If Cadence exercises the option, for two years following the exercise, it will have the following registration rights with respect to the option shares:

     - subject to certain restrictions set forth in the stock option agreement, demand registration rights which allow Cadence to request that Simplex register Cadence's shares so long as Cadence is demanding registration of at least 20% of the option shares; and

     - subject to certain restrictions set forth in the stock option agreement, piggy-back registration rights which allow Cadence to participate in any registration of Simplex shares initiated by Simplex.

     If Cadence elects to pay the exercise price for the option in shares of Cadence common stock, then Simplex will have registration rights with respect to those shares similar to the registration rights granted to Cadence as described above.

     Expenses in connection with registering shares will generally be borne by the issuing party. In connection with any registration, Simplex and Cadence have agreed to indemnify each other for certain liabilities.

  TERMINATION

     The stock option agreement and the option terminate upon the earlier of:

     - the completion of the merger; and

     - one year after the termination of the merger agreement in accordance with its terms.

  MAXIMUM AMOUNT REALIZABLE BY CADENCE

     Cadence may not realize a benefit in excess of an aggregate of $15 million from the transfer or sale of the option shares, the implied value of the option shares, the payment of the cancellation amount, the amount of any termination fee received by Cadence pursuant to the merger agreement, or any combination of the foregoing, subject to certain adjustments.

  EFFECT OF THE STOCK OPTION AGREEMENT

     The option might increase the likelihood of closing the merger by discouraging competing offers to acquire Simplex. Simplex entered into the stock option agreement to induce Cadence to enter into the merger agreement. The stock option agreement may discourage persons who may be interested in acquiring all of or a significant interest in Simplex from considering or proposing an acquisition, even if they were prepared to offer to pay a price higher than $18.00 per share.

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             COMPARATIVE RIGHTS OF CADENCE AND SIMPLEX STOCKHOLDERS

     Cadence and Simplex are both Delaware corporations. The rights of each company's stockholders are generally governed by the law of the State of Delaware and each company's certificate of incorporation and bylaws. Upon completion of the merger, stockholders of Simplex will become stockholders of Cadence, and the Cadence certificate of incorporation and bylaws will govern the rights of former Simplex stockholders. No changes to the Cadence certificate of incorporation or bylaws will be adopted in connection with the merger.

     The following is only a summary comparison of the material rights of a Simplex stockholder to the material rights of a Cadence stockholder arising from the governing organizational instruments of these companies. The following summary is not intended to be a complete discussion of the respective certificates of incorporation and bylaws of Cadence and Simplex. We encourage you to read carefully the certificates of incorporation and bylaws of Cadence and Simplex. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. For information on how to obtain these documents, see the section entitled "Where You Can Find More Information." You are encouraged to obtain and read these documents along with this entire joint proxy/prospectus, as this summary may not contain all of the information important to you.

     If your shares are held by a broker or other financial intermediary in "street name" rather than directly by you as a person whose name is entered on the share register of either Cadence or Simplex, you must rely on procedures established by that broker or financial intermediary in order to assert your rights as a stockholder against either Cadence or Simplex, as applicable.

AUTHORIZED CAPITAL STOCK

     Simplex. 48,000,000 shares, of which 38,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are shares of preferred stock, par value $0.001 per share. 38,000 shares of preferred stock have been designated as Series A Participating Preferred Stock.

     Cadence. 600,400,000 shares, of which 600,000,000 are shares of common stock, par value $0.01 per share, and 400,000 of which are shares of preferred stock, $0.01 par value. All 400,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock.

ANNUAL MEETINGS OF STOCKHOLDERS

     Simplex. Annual meetings of Simplex's stockholders are held at such date and time as designated by the board of directors. Written notice of the annual meeting stating the place, date and hour of the meeting will be given to each Simplex stockholder entitled to vote not fewer than 10 nor more than 60 days before the date of the meeting.

     Cadence. Annual meetings of Cadence's stockholders are held at such date, time and place as determined by the board of directors. Written notice of the annual meetings stating the date, place and time of the meeting will be given to each Cadence stockholder entitled to vote not fewer than 10 nor more than 60 days before the date of the meeting.

SPECIAL MEETINGS OF STOCKHOLDERS

     Simplex. Special meetings of Simplex's stockholders may be called by Simplex's board of directors, the chairman of the board or the chief executive officer.

     Cadence. Special meetings of Cadence's stockholders may be called by Cadence's board of directors, the chairman of the board or the chief executive officer.

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QUORUM REQUIREMENTS

     Simplex. The holders of a majority in voting power of Simplex's stock issued, outstanding and entitled to vote at an annual or special meeting will constitute a quorum for that meeting, except as otherwise provided by Delaware law.

     Cadence. The holders of a majority of Cadence's stock issued, outstanding and entitled to vote at an annual or special meeting will constitute a quorum for that meeting, except as otherwise provided by Delaware law.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     Simplex. Simplex stockholders may not act by written consent instead of a meeting.

     Cadence. Any action which may be taken at a meeting of stockholders may also be taken by written consent of the holders of at least the number of Cadence shares which would be required to approve such action at a meeting at which all shares entitled to vote thereon were present and voted.

AMENDING THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Simplex. The Simplex certificate of incorporation may be amended by Simplex as provided for by Delaware law. The Simplex bylaws may be amended by the affirmative vote of a majority of the board of directors or by the majority vote of the Simplex stockholders. The affirmative vote of at least 80% of the voting power of all Simplex shares entitled to vote may be required to amend certain provisions of the certificate of incorporation and bylaws relating to:
(1) the permissibility of stockholder action by written consent; (2) the number of, election of and resignation and removal of members of the board of directors; (3) amendment of the certificate of incorporation and bylaws; and (4) provisions governing stockholder meetings.

     Cadence. Cadence's bylaws may be amended by the board of directors or by a majority vote of the Cadence stockholders, except as to certain issues related to the repricing of certain stock options, which amendment requires stockholder approval. Cadence's certificate of incorporation may be amended by a majority vote of the Cadence stockholders, provided that amendment of certain provisions related to business combinations have special requirements.

SPECIAL VOTING REQUIREMENTS AND PROVISIONS

     Simplex. The affirmative vote of at least 80% of the voting power of all Simplex shares entitled to vote may be required to amend certain provisions of the certificate of incorporation and bylaws.

     Cadence. In the event of certain business combinations including: (1) any merger, consolidation, combination or reorganization, between Cadence and any holder of 5% of the outstanding stock of Cadence; (2) any sale of substantially all of the assets of Cadence to any holder of 5% of the outstanding stock of Cadence; or (3) any issuance or transfer of securities of Cadence to a holder of 5% of the outstanding stock of Cadence which, together with all other issuances and transfers if securities to that holder within the preceding 365 days, would constitute 5% or more of the outstanding stock of Cadence, the vote of 66% of the outstanding shares entitled to vote and the majority vote of disinterested stockholders shall be required to approve such transaction, subject to certain exceptions. The Cadence certificate of incorporation also provides for disinterested board members to approve such transaction, subject to certain requirements.

RIGHTS OF REDEMPTION

     Simplex. Simplex's certificate of incorporation does not limit the right to redeem Simplex's shares and, as a result, Simplex may purchase, redeem and dispose of its own shares subject to the limitations imposed by Delaware law. Pursuant to its preferred stock rights agreement, shares of Simplex's preferred stock purchasable upon exercise of Simplex's stockholder rights are not redeemable.

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

     Cadence. Cadence's certificate of incorporation does not limit the right to redeem Cadence's shares of common stock and, as a result, Cadence may purchase, redeem and dispose of its own shares subject to the limitations imposed by Delaware law. Pursuant to its amended and restated rights agreement, shares of Cadence's preferred stock purchasable upon exercise of Cadence's stockholder rights are not redeemable.

NUMBER AND ELECTION OF DIRECTORS

     Simplex. Simplex's certificate of incorporation and bylaws provide for the board of directors to set the number of directors by resolution. Simplex currently has a six-member board of directors. Simplex's certificate of incorporation and bylaws provide that the directors are to be divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, the members of one of the three classes of directors are to be elected by the stockholders to serve until the third succeeding annual meeting of stockholders after their election.

     Cadence. Cadence's certificate of incorporation and bylaws provide for the board to set the number of directors, from time to time, by resolution. Cadence currently has an eight-member board of directors. Cadence's certificate of incorporation and bylaws provide that directors are to be elected at each annual meeting of stockholders and that each director so elected shall hold office until the next annual meeting of stockholders.

NOTICE REQUIREMENTS FOR STOCKHOLDER NOMINATION OF DIRECTORS AND OTHER PROPOSALS

     Simplex. In general, to bring a matter before an annual meeting or to nominate a candidate for election to the board of directors, a stockholder must provide notice to the corporation at least 120 calendar days prior to the first anniversary date of the preceding year's annual meeting.

     If the annual meeting is not within 30 days before or 30 days after the anniversary date of the preceding annual meeting, the stockholder notice must be received no later than the later of the 120th day prior to the annual meeting and the 10th day following the day of public announcement of the annual meeting. The notice must also meet certain information requirements as set forth in Simplex's bylaws.

     If the chairman of the annual meeting determines that business was not properly brought before the meeting, he or she may declare that such business may not be transacted at that meeting.

     Cadence. In general, to bring a matter before an annual meeting or to nominate a candidate for election to the board of directors, a stockholder must provide notice to the corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary date of the preceding year's annual meeting.

     If the annual meeting is not within 30 days before or 30 days after the anniversary date of the preceding annual meeting, the stockholder notice must be received not later than the close of business on the 10th day following the day of public announcement of the annual meeting. The notice must also meet certain information requirements as set forth in Cadence's bylaws.

     If the chairman of the annual meeting determines that business was not properly brought before the meeting, he or she may declare that such business may not be transacted at that meeting.

     Cadence's bylaws provide that any stockholder of record seeking to have the Cadence stockholders authorize or take corporate action by written consent must, by written notice to the corporate secretary of Cadence, request that the Cadence board of directors fix a record date for determining the stockholders entitled to consent to corporate action in writing without a meeting. The request must include a brief description of the action proposed to be taken.

     The Cadence board of directors must, within 10 days after receipt of the request, adopt a resolution fixing a record date. The record date may not precede the date on which the Cadence board of directors adopts the resolution and may not be more than 10 days after the date upon which such resolution was adopted. If the Cadence board of directors fails to adopt a record date within the required 10 days then the record date shall be as provided by law.

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BOARD VACANCY

     Simplex. Vacancies and newly-created directorships may be filled by a majority of the directors then in office or by the sole remaining director.

     Cadence. The Cadence bylaws provide that vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director or by the Cadence stockholders at a meeting or by written consent.

REMOVAL OF DIRECTORS

     Simplex. Simplex's bylaws provide that any director or the entire board of directors of Simplex may be removed from office only for cause by the holders of a majority of the shares then entitled to vote in an election of directors.

     Cadence. Cadence's bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

LIABILITY OF DIRECTORS AND OFFICERS

     Generally. Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person against liability under Section 145.

     Simplex. Simplex's certificate of incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, directors shall not be personally liable to Simplex or its stockholders for breach of fiduciary duty as a director.

     Simplex's certificate of incorporation also provides that it may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reasons of the fact that he, his testator or intestate is or was a director, officer or employee of Simplex or any predecessor of Simplex or serves or served at any other enterprise as a director, officer or employee at the request of Simplex or any predecessor to Simplex.

     Simplex's bylaws provide for the mandatory indemnification of the directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The bylaws also provide (i) that Simplex may modify the scope of indemnification by individual contracts with the directors and officers, and
(ii) that Simplex shall not be required to indemnify any director or officer unless the indemnification is required by law, the proceeding in which indemnification is sought was authorized in advance by its board of directors, the indemnification is provided by Simplex, in its sole discretion pursuant to the powers

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vested in Simplex under the Delaware General Corporation Law or the indemnification is required by individual contract. In addition, the bylaws provide that Simplex has the power to indemnify its employees and agents to the maximum extent permitted by the Delaware General Corporation Law.

     Simplex's directors and executive officers are covered by insurance maintained by Simplex against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. In addition, Simplex has entered into contracts with its directors and executive officers providing indemnification of such directors and executive officers by Simplex to the fullest extent permitted by law, subject to certain limited exceptions.

     Cadence. Cadence's certificate of incorporation provides that directors shall not be personally liable to Cadence or its stockholders for breach of fiduciary duty as a director except for liability arising from (i) a breach of the director's duty of loyalty; (ii) acts or omissions not in good faith that involve intentional misconduct; (iii) an action that falls under Section 174 of the Delaware General Corporation Law; and (iv) a transaction from which the director derived an improper personal benefit.

     Cadence's bylaws provide that: (a) Cadence is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of Cadence) at Cadence's request (such directors, officers and other persons are referred to collectively as Covered Persons), to the fullest extent permitted by the Delaware General Corporation Law, including those circumstances in which indemnification would otherwise be discretionary; (b) Cadence is required to advance expenses, as incurred to such Covered Persons in connection with defending a proceeding; (c) the indemnitee(s) of Cadence have the right to bring suit, and to be paid the expenses of prosecuting such suit if successful, to enforce the rights to indemnification under the bylaws or to advancement of expenses under the bylaws;
(d) the rights conferred in the bylaws are not exclusive, and Cadence is authorized to enter into indemnification agreements with such directors, officers and employees; (e) Cadence is required to maintain director and officer liability insurance to the extent reasonably available; and (f) Cadence may not retroactively amend the bylaws indemnification provision in any manner adverse to such Covered Persons.

     Cadence has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and its bylaws, as well as certain additional procedural protections. Cadence also maintains a limited amount of director and officer insurance. The indemnification provision in the bylaws, and the indemnity agreements entered into between Cadence and its officers or directors, may be sufficiently broad to permit indemnification of Cadence's officers and directors for liability arising under the Securities Act.

BUSINESS COMBINATIONS

     Generally. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of a corporation is needed to adopt a plan of merger or consolidation, provided, that, subject to certain exceptions, approval of stockholders of a corporation surviving the merger is not required.

     Simplex. The Simplex certificate of incorporation and bylaws are silent as to business combinations.

     Cadence. In addition to the Delaware General Corporation Law requirements, the Cadence certificate of incorporation provides that, subject to various exceptions, any business combination between Cadence or any subsidiary and an interested stockholder (as defined in the Cadence certificate of incorporation) must be approved by the holders of at least 66% of the voting power of all outstanding voting stock, regardless of class and voting together as a single voting class and a majority of the voting power of all outstanding shares of voting stock, other than the shares held by any interested stockholder which is a party to such business combination or by any affiliate or associates of such interested stockholder, regardless of class and voting together as a single voting class. There are certain situations in which disinterested board members may also approve such a business combination.

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STOCKHOLDER RIGHTS PLANS

     Simplex. Simplex entered into a preferred stock rights agreement dated as of May 2, 2002, as amended, with Simplex and LaSalle Bank National Association. Pursuant to the rights agreement, the Simplex board of directors declared a dividend of one right to purchase 1/1000th of a share of Simplex's Series A participating preferred stock for each outstanding share of Simplex's common stock. The dividend is payable on May 17, 2002, the record date, to stockholders of record as of the close of business on that date. Each right entitles the registered holder to purchase 1/1000th of a share of Series A participating preferred stock at an exercise price of $70.00, subject to adjustment.

     The rights become exercisable upon the earlier of (i) 10 days after a person or group has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of Simplex's common stock or (ii) 10 business days after a person or group announces a tender or exchange offer for shares of Simplex's common stock, which, if completed, would result in any person or group acquiring 15% or more of the outstanding shares of Simplex's common stock. Neither Cadence nor its affiliates will trigger the provisions of the rights agreement until such time as the agreements executed in connection with the merger have been terminated.

     Once the rights are exercisable, unless earlier redeemed by Simplex in accordance with the rights agreement, each right (other than rights owned by the acquiring person or group) will entitle its holder to purchase a number of shares of Simplex's common stock having the market value equal to two times the exercise price of the right. Alternatively, unless the rights are earlier redeemed by Simplex in accordance with the terms of the rights agreement, under certain circumstances where, after a person or group acquires 15% or more of the outstanding shares of Simplex's common stock, Simplex is acquired in a merger or other business combination transaction or 50% or more of Simplex's consolidated assets or earning power is sold, each right (other than rights owned by the acquiring person or group) will entitle its holder to purchase a number of shares of the acquiring entity's common stock having a market value equal to two times the exercise price of the right.

     Simplex may exchange the rights (other than rights owned by the acquiring person or group) at an exchange ratio of one share of Simplex common stock per right at any time subsequent to an acquisition of 15% or more of the outstanding shares of Simplex's common stock and prior to the acquisition of 50% or more of the outstanding shares of Simplex's common stock by such person or group. Simplex may redeem the rights, at a price of $0.001 per right, at any time prior to the close of business on the earlier of (i) the fifth day after a person or group obtains 15% or more of the outstanding shares of Simplex's common stock or
(ii) May 17, 2012. The rights expire upon the earlier of May 17, 2012 or the exchange or redemption of the rights as described above.

     Cadence. Cadence entered into an amended and restated rights agreement dated as of February 1, 2000 with Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, LLC). Pursuant to the rights agreement, a preferred share purchase right is attached to each share of Cadence's common stock that was outstanding prior to February 20, 1996. The rights become exercisable 10 days after the public announcement that any person or group has

     - acquired 15% or more of the outstanding shares of Cadence's common stock, or

     - initiated a tender offer for shares of Cadence's common stock, which, if completed, would result in any person or group acquiring 15% or more of the outstanding shares of Cadence's common stock.

     Each right entitles its holder to purchase 1/1000th of a share of Series A Junior Participating Preferred Stock of Cadence at a price of $240 per 1/1000th of a share of preferred stock. Once exercisable, each right will entitle its holder to purchase a number of shares of Cadence common stock having a market value of two times the exercise price of the right. Alternatively, under some circumstances involving an acquisition of 15% or more of Cadence's common stock outstanding, each right will entitle its holder to purchase a number of shares of the acquiring entity's common stock having a market value of two times the exercise price of the right.

     Cadence may exchange the rights at an exchange ratio of one share of Cadence common stock or 1/1000th of a share of preferred stock per right at any time subsequent to an acquisition of 15% and prior to the acquisition of 50% or more of the outstanding shares of Cadence's common stock by any person or group, and may redeem the rights, at a price of $0.01 per right, at any time prior to the acquisition of 15% or more of the outstanding shares of Cadence's common stock by any person or group. The rights expire upon the earlier of February 9, 2006 or the exchange or redemption of the rights as described above.

                                 LEGAL MATTERS

     The validity of the shares of Cadence common stock to be issued in the merger will be passed upon for Cadence by Gibson, Dunn & Crutcher LLP, San Francisco, California, counsel to Cadence.

     Gibson, Dunn & Crutcher LLP, counsel to Cadence, is expected to render an opinion that the merger will qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code.

     Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Simplex, is expected to render an opinion that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Larry Sonsini, a partner at Wilson Sonsini Goodrich & Rosati, Professional Corporation, is a director of Simplex and owns 18,333 shares of Simplex common stock.

                                    EXPERTS

     The consolidated financial statements and schedules of Cadence Design Systems, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and for each of the three fiscal years in the period ended December 29, 2001, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Simplex Solutions, Inc. incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS.

     Cadence and Simplex file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. The Cadence and Simplex filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

     Cadence has filed a registration statement on Form S-4 under the Securities Act to register with the SEC the shares of Cadence common stock that Simplex stockholders will receive in connection with the merger. This proxy statement/prospectus is a part of the registration statement of Cadence on Form S-4 and is a prospectus of Cadence and a proxy statement of Simplex for the Simplex special meeting.

     The SEC permits Cadence and Simplex to incorporate by reference information into this proxy statement/prospectus. This means that the companies may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Cadence and Simplex and their financial conditions.

CADENCE SEC FILINGS (FILE NO. 001-10606)              PERIOD OR FILING DATE
----------------------------------------              ---------------------
Annual Report on Form 10-K.........................   Year Ended December 29, 2001
Proxy Statement for 2002 Annual Meeting of
  Stockholders.....................................   Filed on April 5, 2002
Quarterly Report on Form 10-Q......................   Quarter Ended March 30, 2002
Current Reports on Form 8-K........................   Filed on March 27, 2002
Description of Cadence common stock set forth in
  its Registration Statement on Forms 8-A and
  8-A/As...........................................   Filed on August 29, 1990 and May 26, 1994
Description of Cadence preferred share purchase
  rights set forth in its Registration Statement on
  Form 8-A.........................................   Filed on February 9, 1996

SIMPLEX SEC FILINGS (FILE NO. 000-32487)              PERIOD OR FILING DATE
----------------------------------------              ---------------------
Annual Report on Form 10-K.........................   Year Ended September 30, 2001
Proxy Statement for 2002 Annual Meeting of
  Stockholders.....................................   Filed on January 10, 2002
Quarterly Report on Form 10-Q......................   Quarter Ended December 31, 2001
Quarterly Report on Form 10-Q......................   Quarter Ended March 31, 2002
Current Reports on Forms 8-K and 8-K/A.............   Filed on January 31, 2002, May 7, 2002
                                                      and May 23, 2002
Description of Simplex common stock set forth in
  its Registration Statement on Form 8-A...........   Filed on March 23, 2001
Description of Simplex preferred share purchase
  rights set forth in its Registration Statements
  on Form 8-A......................................   Filed on May 7, 2002 and May 23, 2002

     Cadence and Simplex also incorporate by reference into this proxy statement/prospectus additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this proxy statement/prospectus and the date of the Simplex special meeting. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You may not have been sent some or any of the documents incorporated by reference, but you can obtain any of them through Cadence or Simplex as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing, by telephone or via the Internet from the appropriate company at the following addresses:

                For Cadence:                                    For Simplex:
        CADENCE DESIGN SYSTEMS, INC.                       SIMPLEX SOLUTIONS, INC.
              2655 Seely Avenue                              521 Almanor Avenue
         San Jose, California 95134                      Sunnyvale, California 94085
        Attention: Investor Relations                   Attention: Investor Relations
      Telephone Number: (408) 943-1234                Telephone Number: (408) 617-6200
      Internet Website: www.cadence.com               Internet Website: www.simplex.com

     THE INFORMATION CONTAINED IN THE WEBSITES OF CADENCE AND SIMPLEX DOES NOT CONSTITUTE A PART OF THIS PROXY STATEMENT/PROSPECTUS.

     If you would like to request documents from Cadence or Simplex, please do so by June 20, 2002 to receive them before the Simplex special meeting.

     This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Cadence has been provided by Cadence and information contained in this proxy statement/prospectus regarding Simplex has been provided by Simplex.

     You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus to vote on the merger. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated May 28, 2002. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to Simplex stockholders nor the issuance by Cadence of shares of Cadence common stock in connection with the merger will create any implication to the contrary.

                                                                         ANNEX A









--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER




                           DATED AS OF APRIL 24, 2002

                                      AMONG

                          CADENCE DESIGN SYSTEMS, INC.,

                             SIMPLEX SOLUTIONS, INC.

                                       AND

                            ZODIAC ACQUISITION, INC.



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                           Page
ARTICLE 1        THE MERGER...............................................................   1
         Section 1.1.         The Merger..................................................   1
         Section 1.2.         Effective Time..............................................   2
         Section 1.3.         Closing of the Merger.......................................   2
         Section 1.4.         Effects of the Merger.......................................   2
         Section 1.5.         Certificate of Incorporation and Bylaws.....................   2
         Section 1.6.         Directors...................................................   2
         Section 1.7.         Officers....................................................   2
         Section 1.8.         Conversion of Shares........................................   2
         Section 1.9.         Dissent and Appraisal Rights................................   4
         Section 1.10.        Exchange of Certificates....................................   4
         Section 1.11.        Stock Options...............................................   5
         Section 1.12.        Tax Consequences............................................   6

ARTICLE 2        REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................   6
         Section 2.1.         Organization and Qualification; Subsidiaries; Investments...   6
         Section 2.2.         Capitalization of the Company and Subsidiaries..............   7
         Section 2.3.         Authority Relative to this Agreement; Recommendation........   8
         Section 2.4.         SEC Reports; Financial Statements...........................   8
         Section 2.5.         Information Supplied........................................   9
         Section 2.6.         Consents and Approvals; No Violations.......................   9
         Section 2.7.         No Default..................................................   9
         Section 2.8.         No Undisclosed Liabilities; Absence of Changes..............  10
         Section 2.9.         Litigation..................................................  11
         Section 2.10.        Compliance with Applicable Law..............................  11
         Section 2.11.        Employee Benefit Plans; Labor Matters.......................  11
         Section 2.12.        Environmental Laws and Regulations..........................  13
         Section 2.13.        Taxes.......................................................  14
         Section 2.14.        Intellectual Property.......................................  15
         Section 2.15.        Material Contracts..........................................  19
         Section 2.16.        Title to Properties; Absence of Liens and Encumbrances......  20
         Section 2.17.        Insurance...................................................  20
         Section 2.18.        Warranties..................................................  20
         Section 2.19.        Tax Treatment...............................................  21
         Section 2.20.        Affiliates..................................................  21
         Section 2.21.        Opinion of Financial Adviser................................  21
         Section 2.22.        Brokers.....................................................  21
         Section 2.23         Interested Party Transactions...............................  21
         Section 2.24         Takeover Statutes...........................................  21

ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.................  21
         Section 3.1.         Organization................................................  21
         Section 3.2.         Capitalization of Parent and its Subsidiaries...............  22
         Section 3.3.         Authority Relative to this Agreement........................  23
         Section 3.4.         SEC Reports; Financial Statements...........................  23
         Section 3.5.         Information Supplied........................................  23
         Section 3.6.         Consents and Approvals; No Violations.......................  24
         Section 3.7.         No Default..................................................  24
         Section 3.8.         No Undisclosed Liabilities; Absence of Changes..............  24

         Section 3.9.         Litigation..................................................  24
         Section 3.10.        Compliance with Applicable Law..............................  24
         Section 3.11.        Brokers.....................................................  25
         Section 3.12.        Tax Treatment...............................................  25
         Section 3.13.        No Prior Activities of Acquisition..........................  25

ARTICLE 4        COVENANTS................................................................  25
         Section 4.1.         Conduct of Business of the Company..........................  25
         Section 4.2.         Conduct of Business of Parent...............................  27
         Section 4.3.         Preparation of S-4 and the Proxy Statement..................  28
         Section 4.4.         Other Potential Acquirers...................................  28
         Section 4.5.         Comfort Letter..............................................  30
         Section 4.6.         Meeting of Stockholders.....................................  30
         Section 4.7.         Stock Exchange Listing......................................  30
         Section 4.8.         Access to Information.......................................  30
         Section 4.9.         Certain Filings; Reasonable Efforts.........................  31
         Section 4.10.        Public Announcements........................................  31
         Section 4.11.        Indemnification and Directors' and Officers' Insurance......  31
         Section 4.12.        Notification of Certain Matters.............................  32
         Section 4.13.        Additions to and Modification of Disclosure Letter..........  33
         Section 4.14.        Affiliates..................................................  33
         Section 4.15.        Termination of 401(k) Plan..................................  33
         Section 4.16.        Lump Sum Distributions......................................  33
         Section 4.17.        Company Rights Agreement....................................  33
         Section 4.18.        Employee Benefits...........................................  34
         Section 4.19.        Employee Stock Purchase Plan................................  34
         Section 4.20.        Tax-Free Reorganization.....................................  34
         Section 4.21.        Section 16 Matters..........................................  34

ARTICLE 5        CONDITIONS TO CONSUMMATION OF THE MERGER.................................  35
         Section 5.1.         Conditions to Each Party's Obligations to Effect the Merger.  35
         Section 5.2.         Conditions to the Obligations of the Company................  35
         Section 5.3.         Conditions to the Obligations of Parent and Acquisition.....  36

ARTICLE 6        TERMINATION; AMENDMENT; WAIVER...........................................  37
         Section 6.1.         Termination.................................................  37
         Section 6.2.         Effect of Termination.......................................  37
         Section 6.3.         Fees and Expenses...........................................  38
         Section 6.4.         Amendment...................................................  38
         Section 6.5.         Extension; Waiver...........................................  38

ARTICLE 7        MISCELLANEOUS............................................................  39
         Section 7.1.         Nonsurvival of Representations and Warranties...............  39
         Section 7.2.         Entire Agreement; Assignment................................  39
         Section 7.3.         Validity....................................................  39
         Section 7.4.         Notices.....................................................  39
         Section 7.5.         Governing Law...............................................  40
         Section 7.6.         Descriptive Headings; Section References....................  40
         Section 7.7.         Parties in Interest.........................................  40
         Section 7.8.         Certain Definitions.........................................  40
         Section 7.9.         No Personal Liability.......................................  41
         Section 7.10.        Specific Performance........................................  41
         Section 7.11.        Counterparts................................................  41
         Section 7.12.        Rules of Construction.......................................  41
         Section 7.13.        Waiver of Jury Trial........................................  41

                                TABLE OF EXHIBITS

Exhibit A..................  Form of Certificate of Merger
Exhibit B..................  Form of Company Affiliate Letter

                             TABLE OF DEFINED TERMS

                                           Cross Reference
Term                                       in Agreement                   Page
Acquisition LLC..........................  Section 1.1................     2
Acquisition..............................  Preamble...................     1
affiliate................................  Section 7.8(a).............    53
Agreement................................  Preamble...................     1
Average Stock Price......................  Section 1.8(c).............     3
business day.............................  Section 7.8(b).............    53
capital stock............................  Section 7.8(c).............    53
Certificate of Merger....................  Section 1.2................     2
Certificates.............................  Section 1.10(b)............     5
Closing Date.............................  Section 1.3................     2
Closing..................................  Section 1.3................     2
Code.....................................  Preamble...................     1
Collar Average Stock Price...............  Section 1.8(d).............     4
Company Acquisition......................  Section 6.3(a)(ii).........    50
Company Affiliates.......................  Section 4.14(a)............    43
Company Board............................  Section 2.3(a).............    10
Company Financial Adviser................  Section 2.21...............    27
Company Patents..........................  Section 2.14(c)............    20
Company Permits..........................  Section 2.10...............    14
Company Plans............................  Section 1.11(a)............     7
Company..................................  Preamble...................     1
Company Preferred Stock..................  Section 2.2(a).............     9
Company Registered Copyrights............  Section 2.14(d)............    21
Company Registered IP....................  Section 2.14(d)............    21
Company Registered IP....................  Section 2.14(g)............    21
Company Rights Agreement.................  Section 4.17(a)............    44
Company Rights Dividend..................  Section 4.17(a)............    44
Company Rights...........................  Section 4.17(a)............    44
Company SEC Reports......................  Section 2.4(a).............    10
Company Securities.......................  Section 2.2(a).............     9
Company Software.........................  Section 2.14(l)............    23
Company Stock Option or Options..........  Section 1.11(a)............     6
Company Stockholders Meeting.............  Section 2.5................    11
Confidentiality Agreement................  Section 4.8(c).............    41
Contract.................................  Section 2.15(a)............    24
Copyrights...............................  Section 2.14(a)............    20
DGCL.....................................  Section 1.1................     1
Disclosure Letter........................  Article 2..................     8
Effective Time...........................  Section 1.2................     2
Employee Plans...........................  Section 2.11(a)............    15
Employment Agreements....................  Preamble...................     1
Environmental Laws.......................  Section 2.12(a)............    18
ERISA Affiliate..........................  Section 2.11(a)............    15
ERISA....................................  Section 2.11(a)............    15
Exchange Act.............................  Section 2.2(b).............    10
Exchange Agent...........................  Section 1.10(a)............     5
Exchange Fund............................  Section 1.10(a)............     5
Exchange Ratio...........................  Section 1.8(b).............     3
Final Date...............................  Section 6.1(b).............    48
Financial Statements.....................  Section 2.4(a).............    11
Governmental Entity......................  Section 2.6................    12
GUST.....................................  Section 2.11(i)............    17

Hazardous Substance......................  Section 2.12(a)............    18
HSR Act..................................  Section 2.6................    12
Inbound License Agreements...............  Section 2.14(i)............    22
incentive stock options..................  Section 1.11(a)............     7
include or including.....................  Section 7.8(e).............    53
Indemnified Liabilities..................  Section 4.11(a)............    42
Indemnified Persons......................  Section 4.11(a)............    42
Insurance Policies.......................  Section 2.17...............    26
Insured Parties..........................  Section 4.11(c)............    42
Intellectual Property....................  Section 2.14(a)............    19
IRS......................................  Section 2.11(a)............    15
ISOs.....................................  Section 1.11(a)............     7
knowledge or known.......................  Section 7.8(d).............    53
Lease Documents..........................  Section 2.16(a)............    26
Lien.....................................  Section 7.8(f).............    53
M&P Plan.................................  Section 2.11(i)............    17
Marks....................................  Section 2.14(a)............    20
Mask Works...............................  Section 2.14(a)............    20
Material Adverse Effect on Parent........  Section 3.1(b).............    28
Material Adverse Effect on the Company...  Section 2.1(b).............     8
Material Contract........................  Section 2.15(a)............    25
Material Contracts.......................  Section 2.15(a)............    25
Merger Consideration.....................  Section 1.8(a).............     3
Merger...................................  Section 1.1................     1
Multiemployer Plan.......................  Section 2.11(f)............    17
Multiple Employer Plan...................  Section 2.11(f)............    17
Non Competition Agreements...............  Preamble...................     1
Notice of Superior Proposal..............  Section 4.4(d).............    39
NYSE.....................................  Section 4.2(a).............    36
Open Source License Terms................  Section 2.14(l)............    24
Open Source Software.....................  Section 2.14(l)............    24
Other Interests..........................  Section 2.1(c).............     9
Other Proprietary Information............  Section 2.14(e)............    21
Outbound License Agreements..............  Section 2.14(i)............    22
Parent Common Stock......................  Section 1.8(a).............     3
Parent ESPP..............................  Section 4.19...............    45
Parent Financial Statements..............  Section 3.4................    30
Parent Permits...........................  Section 3.10...............    32
Parent...................................  Preamble...................     1
Parent Right.............................  Section 3.2(a).............    29
Parent SEC Reports.......................  Section 3.4................    30
Parent Securities........................  Section 3.2(a).............    30
Patents..................................  Section 2.14(a)............    20
person...................................  Section 7.8(g).............    54
Proxy Statement..........................  Section 2.5................    11
Registered Company Marks.................  Section 2.14(b)............    20
Restricted Company Share.................  Section 1.8(g).............     4
Restricted Parent Share..................  Section 1.8(g).............     4
S-4......................................  Section 2.5................    11
SEC......................................  Section 2.4(a).............    10
Securities Act...........................  Section 2.2(a).............     9
Share....................................  Section 1.8(a).............     3
Shares...................................  Section 1.8(a).............     3
Software.................................  Section 2.14(l)............    24
Stock Option Agreement...................  Preamble...................     1
Subsidiary...............................  Section 2.1(a).............     8
Superior Proposal........................  Section 4.4(a).............    37
Surviving Company........................  Section 1.1................     2

Tax or Taxes.............................  Section 2.13(a)(i).........    18
Tax Return...............................  Section 2.13(a)(ii)........    19
Third Party Acquisition..................  Section 4.4(a).............    37
Third Party..............................  Section 4.4(a).............    37
Trade Secrets............................  Section 2.14(a)............    20
Voting Agreements........................  Preamble...................     1

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of April 24, 2002, is by and among Simplex Solutions, Inc., a Delaware corporation (the "COMPANY"), Cadence Design Systems, Inc., a Delaware corporation ("PARENT"), and Zodiac Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION").

      WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger is advisable to and fair and in the best interests of their respective corporations and stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, Parent, as the sole stockholder of Acquisition, has approved the Merger and this Agreement;

      WHEREAS, for U.S. Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

      WHEREAS, the Company and Parent have entered into a stock option agreement (the "STOCK OPTION AGREEMENT") as an inducement to Parent to enter into this Agreement;

      WHEREAS, certain stockholders of the Company have executed and delivered to Parent irrevocable proxy and voting agreements (the "VOTING AGREEMENTS"), as an inducement to Parent to enter into this Agreement;

      WHEREAS, certain officers and employees of the Company have entered into employment agreements, effective upon consummation of the Merger (the "EMPLOYMENT AGREEMENTS"), as an inducement to Parent to enter into this Agreement; and

      WHEREAS, certain stockholders of the Company have entered into non-competition agreements, effective upon consummation of the Merger (the "NON COMPETITION AGREEMENTS"), as an inducement to Parent to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

      Section 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING COMPANY") and the separate corporate existence of Acquisition shall cease. At the election of Parent, and if subsequent to the date hereof a statue is enacted or there is issued a judicial decision, temporary or final regulation, or published ruling, notice, announcement or an equivalent form of guidance issued to the general public and not directed to a specific taxpayer, to the effect that a merger so structured can satisfy the requirements for a reorganization within the meaning of Section 368(a) of the Code, a Delaware limited liability company wholly owned by Parent ("ACQUISITION LLC") may be substituted herein for Acquisition, and the Merger may be restructured so that the Company shall be merged with and into Acquisition LLC, with the result that Acquisition LLC shall become the "Surviving Company"; provided, however, that such substitution will not prevent the closing conditions in Section 5.2(d) and 5.3(e) from being satisfied. If Parent elects to effect such substitution of Acquisition LLC for Acquisition and the foregoing conditions for such substitution are satisfied, the parties shall amend this Agreement, prior to Closing and effective prior to the Effective Time, as reasonably necessary to effect such substitution; provided further, that, notwithstanding anything to the contrary in this Agreement, in no event shall Parent be entitled to terminate this Agreement because of the direct or indirect effect of such election by Parent, and no condition set forth in
Section 5.1 or Section 5.3, which shall have otherwise been satisfied, shall be considered not satisfied because of the direct or indirect effect of such election, including as a result of the necessity of obtaining additional consents or approvals.

      Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, a Certificate of Merger substantially in the form of Exhibit A (the "CERTIFICATE OF MERGER") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL or such later time as Parent and the Company may agree upon and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

      Section 1.3. Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5, at the offices of Gibson, Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, California 94304, unless another time, date or place is agreed to in writing by the parties hereto.

      Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Company.

      Section 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Surviving Company shall be amended as necessary to read the same as the Certificate of Incorporation of Acquisition in effect at the Effective Time until amended in accordance with applicable law; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Company shall be amended and restated in its entirety to read as following: "The name of the corporation is Simplex Solutions, Inc." The bylaws of the Surviving Company shall be amended as necessary to read the same as the bylaws of Acquisition in effect at the Effective Time until amended in accordance with applicable law.

      Section 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Company until such director's successor is duly elected or appointed and qualified.

      Section 1.7. Officers. The officers of Acquisition at the Effective Time shall become the initial officers of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Company until such officer's successor is duly elected or appointed and qualified.

      Section 1.8. Conversion of Shares.

            (a) At the Effective Time, each share of common stock, $0.001 par value per share, of the Company (each a "SHARE" and, collectively, the "SHARES") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's Subsidiaries (together with the associated Company Right under the Company Rights Agreement) and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") equal to the Exchange Ratio (the "MERGER CONSIDERATION"). Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock shall include the associated Parent Rights. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares then, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

            (b) The "EXCHANGE RATIO" shall be (i) $18.00 divided by (ii) the Average Stock Price, rounded to the fifth (5th) decimal point.

            (c) The "AVERAGE STOCK PRICE" shall mean the average of the closing sale prices of one share of Parent Common Stock on the NYSE Composite Transactions reporting system for each of the ten (10) trading days ending on and including the second trading day prior to the date of the Company Stockholders Meeting; provided, however, that (i) if the Average Stock Price would otherwise be more than one hundred ten percent (110%) of the Collar Average Stock Price (i.e., $23.80), the Average Stock Price shall instead be one hundred ten percent (110%) of the Collar Average Stock Price (i.e., $23.80), and
(ii) if the Average Stock Price would otherwise be less than ninety percent (90%) of the Collar Average Stock Price (i.e., $19.47), the Average Stock Price shall instead be ninety percent (90%) of the Collar Average Stock Price (i.e., $19.47).

            (d) The "COLLAR AVERAGE STOCK PRICE" shall mean $21.63, calculated based upon the average of the closing sale prices of one share of Parent Common Stock on the NYSE Composite Transactions reporting system for (x) each of the five (5) trading days ending on and including April 16, 2002 and (y) each of the five (5) trading days ending on and including the second trading day prior to the date hereof.

            (e) At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of Acquisition shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Company.

            (f) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no shares of Parent Common Stock shall be delivered with respect thereto.

            (g) Each Share subject to repurchase by the Company, or that is otherwise subject to a risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, issued and outstanding immediately prior to the Effective Time (each a "RESTRICTED COMPANY SHARE") shall be exchanged pursuant to Section 1.8(a) into Parent Common Stock, subject to repurchase by Parent on the same terms as governed such Restricted Company Share prior to the Merger (each a "RESTRICTED PARENT SHARE"); provided, however, that the repurchase price for each Restricted Parent Share issued with respect to a Restricted Company Share shall equal the repurchase price for the Restricted Company Share divided by the Exchange Ratio. Certificates representing the Restricted Parent Shares shall be held by Parent until such shares are no longer subject to repurchase. Any cash dividends on Restricted Parent Shares will be distributed to the holder of such Restricted Parent Shares on whose behalf the Restricted Parent Shares are being held by Parent. Any shares of Parent Common Stock or other equity securities issued or distributed by Parent, including shares issued upon a stock dividend or split, in respect of Parent Restricted Shares (which remain restricted at the time of such distribution) will be subject to the same restrictions and other terms as the Restricted Parent Share with respect which the distribution is made. Each holder of Restricted Parent Shares will have voting rights with respect to Restricted Parent Shares (and other voting securities) held by Parent on its behalf.

      Section 1.9. Dissenters and Appraisal Rights. The holders of the Shares will not be entitled to dissenters and appraisal rights in accordance with
Section 262 of the DGCL.

      Section 1.10. Exchange of Certificates.

            (a) Prior to the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition and reasonably satisfactory to the Company (the "EXCHANGE AGENT") for the benefit of the holders of Shares for exchange in accordance with this Article 1: (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8, and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "EXCHANGE FUND"), in exchange for outstanding Shares.

            (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") and whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

            (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

            (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

            (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article 1.

            (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the Average Stock Price by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

            (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the one year anniversary the Effective Time shall be delivered to Parent upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock and cash in lieu of fractional shares, as the case may be, and any applicable dividends or distributions with respect to Parent Common Stock.

            (h) Neither Parent nor the Company shall be liable to any holder of Shares for shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to and as required by any applicable abandoned property, escheat or similar law.

      Section 1.11. Stock Options.

            (a) At the Effective Time, each outstanding option to purchase Shares (each "COMPANY STOCK OPTION" and, collectively, "COMPANY STOCK OPTIONS") issued pursuant to the Company's 1995 Stock Plan, 2001 Incentive Stock Plan, 2001 Employee Stock Purchase Plan, 2002 Nonstatutory Stock Option Plan, Altius 1999 Plan or other agreement or arrangement, whether vested or unvested, shall be converted as of the Effective Time into options to purchase shares of Parent Common Stock in accordance with this Section 1.11. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued are referred to collectively as the "COMPANY PLANS." At the Effective Time, each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions (including but not limited to vesting schedule) as were applicable to such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time at a price per share equal to (x) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Stock Option divided by (y) the product of (i) the number of Shares otherwise purchasable pursuant to such Company Stock Option multiplied by (ii) the Exchange Ratio, rounded down to the nearest cent; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("INCENTIVE STOCK OPTIONS" or "ISOs") the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined so as to comply with Section 424(a) of the Code.

            (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plan and that the agreements evidencing the grants of such options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
1.11 after giving effect to the Merger).

            (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section
1.11. Within five (5) business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

            (d) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 1.11.

      Section 1.12. Tax Consequences. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Department of Treasury Regulations promulgated under the Code.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Letter delivered by the Company to Parent in accordance with Section 4.13 (the "DISCLOSURE LETTER") and certified by a duly authorized officer of the Company (which exceptions shall specifically identify the Section, subsection or paragraph, as applicable, to which such exception relates), that:

      Section 2.1. Organization and Qualification; Subsidiaries; Investments.

            (a) Section 2.1(a) of the Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each person in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting interests or of which the Company otherwise has the right to direct the management (each, a "SUBSIDIARY") together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned directly or indirectly by the Company. All the outstanding capital stock or other ownership interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction. Each of the Company and Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has delivered to Parent's counsel accurate and complete copies of the Certificate of Incorporation and Bylaws or comparable governing documents, each as in full force and effect on the date hereof, of the Company and each Subsidiary. Other than as specified in Section 2.1(a) of the Disclosure Letter, the Company has no operating Subsidiaries other than those incorporated in a state of the United States.

            (b) Each of the Company and the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing does not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes hereof, the term "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any circumstance involving, change in or effect on the Company or any Subsidiary (i) that is, or is reasonably likely in the future to be, materially adverse to the assets, business operations, results of operations, or the financial condition of the Company and Subsidiaries, taken as a whole, excluding from the foregoing the effect, if any, of (a) changes in general economic conditions, (b) the compliance by the Company, Subsidiaries, Parent or Acquisition with the terms and conditions of this Agreement, (c) changes in the securities markets in general, (d) changes generally affecting the industry in which the Company and Subsidiaries operate (provided that such changes do not affect the Company and Subsidiaries, taken as a whole, in a disproportionate manner), (e) the effect on customers or suppliers of the public announcement or pendency of this Agreement or the transactions contemplated hereby, (f) any change in the price or trading volume of the Shares from the date hereof, in and of itself, (g) any stockholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement, or (h) any failure to meet expectations of analysts, in and of itself; or (ii) that is reasonably likely to prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

            (c) Other Interests. Section 2.1(c) of the Disclosure Letter sets forth a true and complete list, as of the date hereof, of each equity investment made by the Company or any Subsidiary in any person (including the percentage ownership, purchase price and any management rights granted to the Company or any such Subsidiary) other than the Subsidiaries ("OTHER INTERESTS"). The Other Interests are owned directly or indirectly by the Company free and clear of all Liens.

      Section 2.2. Capitalization of the Company and Subsidiaries.

            (a) The authorized capital stock of the Company consists of (i) thirty-eight million (38,000,000) Shares, of which, as of March 31, 2002, fifteen million three hundred nineteen thousand eight hundred twelve (15,319,812) were issued and outstanding; and (ii) ten million (10,000,000) shares of preferred stock, $0.001 par value per share (the "COMPANY PREFERRED STOCK"), none of which are outstanding as of the date hereof. All of the outstanding Shares are, and the Shares issuable upon exercise of the Company Stock Options, when issued in accordance with the Company Plans, would be, validly issued and fully paid, nonassessable and not subject to any preemptive rights. As of April 22, 2002, an aggregate of two million, two hundred eighty-eight thousand, two hundred ninety-four (2,288,294) Shares were reserved for issuance and four million, eight hundred thirty-seven thousand six hundred twenty-five (4,837,625) Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. Between April 22, 2002 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Stock Options already in existence on such date. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of the Company or any Subsidiary, (iii) no options, warrants or other rights to acquire from the Company or any Subsidiary and no obligations of the Company or any Subsidiary to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Subsidiary, and (iv) no equity equivalent interests in the ownership or earnings of the Company or any Subsidiary or other similar rights. All of the outstanding Shares and Company Stock Options (collectively, the "COMPANY SECURITIES") were issued in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws. As of the date hereof, except with respect to the Restricted Company Shares, there are no outstanding rights or obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of its outstanding capital stock or other ownership interests. Other than the Voting Agreements, there are no stockholder agreements, voting trusts or other arrangements or understandings to which the Company or any Subsidiary is a party or by which it or the Company Board is bound, and to the Company's knowledge there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting or registration of any shares of capital stock or other voting securities of the Company or any Subsidiary. No Shares are issued and held by the Company in its treasury as of the date hereof. Section 2.2 of the Disclosure Letter sets forth a true and complete list of all holders of outstanding Restricted Company Shares or Company Stock Options, the exercise or vesting schedule, the exercise price per share, and the term of each such Share or Company Stock Option, as applicable and in the case of Company Stock Options, whether such option is a nonqualified stock option or incentive stock option, and any restrictions on the Company's right to repurchase of the Shares underlying the options, and whether or not, to the Company's knowledge, an election under Section 83(b) of the Code is in effect with respect to such Restricted Company Shares that are Restricted Company Shares, in each case as of the date hereof. Except as set forth in
Section 2.2 of the Disclosure Letter, none of the terms of the Company Stock Options or Restricted Company Shares provides for accelerated vesting as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (b) The Shares constitute the only class of equity securities of the Company or any Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

      Section 2.3. Authority Relative to this Agreement; Recommendation.

            (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "COMPANY BOARD"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, a valid, legal and binding agreement of the Company, enforceable against the

Company in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (b) The Company Board has unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby.

      Section 2.4. SEC Reports; Financial Statements.

            (a) The Company has filed all required forms, reports and documents ("COMPANY SEC REPORTS") with the Securities and Exchange Commission (the "SEC") in connection with and since its initial public offering in May 2001, and each of such Company SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The statements of operations included in the financial statements of the Company included in the Company SEC Reports (the "FINANCIAL STATEMENTS") do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly specified therein. The Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present the consolidated financial condition of the Company and Subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby (subject to normal year-end adjustments and except that unaudited financial statements do not contain all required footnotes).

            (b) The Company has delivered to Acquisition or Parent a complete and correct copy of any amendments or modifications, that have not yet been filed with the SEC but that the Company presently intends to file, to agreements, documents or other instruments that previously had been filed by the Company with the SEC.

      Section 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held in connection with the Merger (the "COMPANY STOCKHOLDERS MEETING"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement, insofar as it relates to the Company Stockholders Meeting will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

      Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the Nasdaq National Market and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to and no permit, authorization, consent or approval of any

United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of the Company or any Subsidiary; (ii) except as set forth in Section 2.6 of the Disclosure Letter, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets are bound; or (iii) except as set forth in Section 2.6 of the Disclosure Letter, violate any order, writ, injunction, decree to which the Company or a Subsidiary is subject, or any law, statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets except, in the case of the foregoing clauses (ii) and
(iii), for violations, breaches or defaults that would not, individually or in the aggregate, result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000).

      Section 2.7. No Default. Except as set forth in Section 2.7 of the Disclosure Letter, neither the Company nor any Subsidiary is in breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents); (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Subsidiary is now a party or by which it or any of its properties or assets may be bound; or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Subsidiary or any of its properties or assets, except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000).

      Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.8 of the Disclosure Letter, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether or not accrued, or contingent, that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which are reflected on the Company's unaudited balance sheet as of March 31, 2002 or incurred after such date in the ordinary course of business consistent with past practices. Except for transactions, arrangements and other relationships otherwise specifically identified in the Financial Statements,
Section 2.8 of the Disclosure Letter sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among the Company, any of its affiliates, and any special purpose or limited purpose entity beneficially owned by or formed at the direction of the Company or any of its affiliates. Except as set forth in
Section 2.8 of the Disclosure Letter, between March 31, 2002 and the date hereof, the Company and each Subsidiary has conducted its business in all material respects only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such business consistent with past practices, and there has not been any:

            (a)      Material Adverse Effect on the Company;

            (b) damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any Subsidiary and having a value at the time of exceeding Two Hundred Thousand Dollars ($200,000), whether or not covered by insurance;

            (c) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary, repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary, except for repurchases from individuals following their termination of service pursuant to the terms of their pre-existing stock options or stock purchase agreements;

            (d) amendment of any material term of any outstanding security of the Company or any Subsidiary, except for waivers of vesting acceleration set forth in the Employment Agreements;

            (e) incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than trade payables incurred in the ordinary course of business on terms consistent with past practices;

            (f) creation or assumption by the Company or any Subsidiary of any Lien on any asset or property with a value in exceeding Two Hundred Thousand Dollars ($200,000);

            (g) loan, advance or capital contribution made by the Company or any Subsidiary to, or investment in, any person other than (i) loans or advances to employees in connection with business-related travel, in each case made in the ordinary course of business consistent with past practices, (ii) loans, advances or capital contributions or investments by the Company to or in any wholly-owned Subsidiary, by any wholly-owned Subsidiary in the Company or by any wholly-owned Subsidiary in any other wholly-owned Subsidiary, and (iii) the Other Interests;

            (h) transaction made, or any Contract entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets or property) or any relinquishment by the Company or any Subsidiary of any Contract or other right, in either case having a stated contract amount or otherwise potentially involving Company or Subsidiary obligations or entitlements exceeding Two Hundred Thousand Dollars ($200,000) (other than Contracts with customers and suppliers entered into after the date of this Agreement in the ordinary course of business, consistent with past practice);

            (i) change by the Company in any of its accounting principles, practices or methods; or

            (j) increase in the compensation payable or that could become payable by the Company or any Subsidiary to (i) officers of the Company or any Subsidiary or (ii) any employee of the Company or any Subsidiary whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

      Section 2.9. Litigation. Except as set forth in Section 2.9 of the Disclosure Letter, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties or assets before any Governmental Entity that would individually, or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000). Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would individually, or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000).

      Section 2.10. Compliance with Applicable Law. Except as set forth in
Section 2.10 of the Disclosure Letter, each of the Company and Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (collectively, the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. Each of the Company and Subsidiaries is in compliance with the terms of the Company Permits held by it, except where the failure so to comply would not, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. The businesses of the Company and Subsidiaries are being conducted in compliance with all applicable laws of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except for violations or possible violations of any United States or foreign laws, ordinances or regulations that do not and will not result, individually or in the aggregate, in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary. No investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

      Section 2.11. Employee Benefit Plans; Labor Matters.

            (a) Section 2.11(a) of the Disclosure Letter lists as of the date hereof all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements and any current employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee or former employee of the Company or any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA AFFILIATE"), to the extent that the Company or any ERISA Affiliate currently has or will incur liability for payments or benefits thereunder, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "EMPLOYEE PLANS"). The Company has made available to Parent a copy of (i) the two (2) most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan. No Employee Plan is subject to Title IV of ERISA or Section 412 of the Code. Except for non-compliances that, individually or in the aggregate would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any ERISA Affiliate exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in disqualification of any Employee Plan: (i) neither the Company nor any ERISA Affiliate has incurred any liability (contingent or otherwise) with respect to any such Employee Plan, (ii) each Employee Plan has been maintained in all respects, by its terms and in operation, in accordance with ERISA and the Code, and (iii) there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Employee Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS or has remaining a period of time under applicable United States Department of Treasury Regulations or IRS pronouncements in which to receive such a determination. For each Employee Plan which has received such a determination, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No Employee Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or
Section 408 of ERISA (or any administrative class exemption issued thereunder), respectively. With respect to any Employee Plan, (i) neither the Company, nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), nor, to the knowledge of the Company, is there a basis for any such claim, and (ii) no officer, director or employee of the Company has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA except for any breaches that, individually or in the aggregate would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any ERISA Affiliate exceeding Two Hundred Thousand Dollars ($200,000). Other than routine claims for benefits, there is no claim or proceeding (including any audit or investigation) pending or, to the knowledge of the Company, threatened, involving any Employee Plan by any person, or by the IRS, the United States Department of Labor or any other Governmental Entity against such Employee Plan or the Company or any ERISA Affiliate.

            (b) Section 2.11(b) of the Disclosure Letter sets forth a list as of the date hereof of all (i) employment agreements with officers of the Company or any ERISA Affiliate and (ii) agreements with consultants who are individuals obligating the Company or any ERISA Affiliate to make annual cash payments in an amount of Two Hundred Thousand Dollars ($200,000) or more, and
(iii) severance agreements, programs and policies of the Company with or relating to its employees, except such programs and policies required to be maintained by law. The Company has made available to Parent copies of all such agreements, plans, programs and other arrangements.

            (c) Except as provided in Section 2.11(c) of the Disclosure Letter, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any other agreement or arrangement to which the Company or any ERISA Affiliate is a party, and no employee, officer or director of the Company or any ERISA Affiliate will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

            (d) No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code or similar state laws. The Company and its ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801, 9802, 9811 and 9812 of the Code.

            (e) There are no controversies relating to any Employee Plan or other labor matters pending or, to the knowledge of the Company, threatened between the Company or any ERISA Affiliate and any of its employees. Neither the Company nor any ERISA Affiliate is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any ERISA Affiliate nor does the Company nor any ERISA Affiliate know of any activities or proceedings of any labor union to organize any such employees. No strikes, work stoppage, grievance, claim of unfair labor practice, or labor dispute against the Company or any ERISA Affiliate has occurred, is pending or, to the knowledge of the Company or any ERISA Affiliate, threatened, and to the knowledge of the Company and its ERISA Affiliates there is no basis for any of the foregoing. To the knowledge of the Company and its ERISA Affiliates, there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any employees of the Company or any ERISA Affiliate.

            (f) Neither the Company nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute or incurred a liability (contingent or otherwise) with respect to any Multiemployer Plan or to a Multiple Employer Plan. For these purposes, "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA, and "MULTIPLE EMPLOYER PLAN" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code.

            (g) To the extent permitted by applicable law, each Employee Plan (other than any stock option plan) can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination (other than charges incurred as a result of such termination). The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses or accrued such payments in accordance with normal procedures under the terms of each Employee Plan and applicable law, and the Company and its ERISA Affiliates shall continue to do so through the Closing.

            (h) To the knowledge of the Company and its ERISA Affiliates, no key employee, or group of employees, of the Company or any ERISA Affiliate has expressed to the Company any plan to terminate employment with the Company or any ERISA Affiliate. The Company and its ERISA Affiliates have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining.

            (i) With respect to each master and prototype tax-qualified retirement plan ("M&P PLAN") sponsored or maintained by the Company and/or any ERISA Affiliate, the Company and any such ERISA Affiliate has, on or before the end of the 2001 plan year or such later date as permitted pursuant to applicable IRS pronouncements, either adopted or certified in writing its intent to adopt the required GUST amendments to each such M&P Plan, and to the knowledge of the Company, an application for a GUST opinion letter for each such M&P Plan was filed with the IRS by the M&P Plan sponsor on or before December 31, 2000. The Company and each ERISA Affiliate has adopted or shall also adopt the GUST-approved M&P Plan by the deadline specified in IRS Announcement 2001-104 or subsequent IRS guidance. For purposes hereof, "GUST" means the statutes referenced in IRS Announcement 2001-104. With respect to any individually designed tax-qualified retirement plans sponsored or maintained by the Company or any ERISA Affiliate, the Company and each such ERISA Affiliate has adopted the required GUST amendments and submitted the plan to the IRS on or before February 28, 2002 or such later date as permitted by applicable IRS pronouncements for a favorable determination letter as to its tax qualified status.

            (j) The Company and its ERISA Affiliates have complied in all material respects with the laws of any foreign jurisdiction with respect to any employee benefit plan or arrangements maintained in such jurisdiction in which the employees of the Company or any ERISA Affiliate participate.

      Section 2.12. Environmental Laws and Regulations. Except as disclosed
Section 2.12 of the Disclosure Letter, each of the Company and Subsidiaries has been in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of public or worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "ENVIRONMENTAL LAWS") except for non-compliances that, individually or in the aggregate, would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or Subsidiary exceeding Two Hundred Thousand Dollars ($200,000) and that have not resulted in, and could not reasonably be expected to result in, any injunction or other equitable remedy being imposed on the Company or any Subsidiary, which compliance includes the possession by the Company and Subsidiaries of all material Company Permits required under applicable Environmental Laws and compliance with the terms and conditions thereof; (b) to the knowledge of the Company, there are no existing facts that are reasonably likely to prevent or interfere with such material compliance in the future; (c) there are no circumstances or conditions involving the Company or any Subsidiary that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use or transfer of any real property of which the Company or any Subsidiary is or was the owner or operator pursuant to any Environmental Law; (d) there has been no disposal, release or threatened release of any substance, material or waste that is listed, classified or regulated pursuant to any Environmental Law or which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law (a "HAZARDOUS SUBSTANCE") by the Company or any Subsidiary on, under, in, from or about any property currently or formerly owned or operated by the Company or any Subsidiary, or otherwise related to the operations of the Company or any Subsidiary, that has resulted or could reasonably be expected to result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or Subsidiaries exceeding Two Hundred Thousand Dollars ($200,000); and (e) neither the Company nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging violation of or liability under any Environmental Law, and there are no proceedings, actions, orders, decrees, settlements, injunctions or other claims or, to the knowledge of the Company, any threatened actions or claims, relating to or otherwise alleging liability of the Company or any Subsidiary under any Environmental Law.

      Section 2.13. Taxes.

            (a)      Definitions. For purposes of this Agreement:

                  (i) "TAX" (including "TAXES") means (A) all federal, state, local, foreign and other taxes (including but not limited to withholding taxes) and other governmental assessments, fees, duties or charges of any kind or nature whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise by operation of law and
(C) any liability for the payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other person; and

                  (ii) "TAX RETURN" means any return, declaration, report, statement, information statement or other document required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

            (b) Tax Matters. Except to the extent that such failures in the aggregate would not result in Taxes being imposed upon or incurred by the Company or any Subsidiary exceeding Two Hundred Thousand Dollars ($200,000), within the times and in the manner prescribed by applicable law, the Company and Subsidiaries (and their predecessors) have properly prepared and filed all Tax Returns required by applicable law and have timely paid all Taxes due and payable (whether or not shown on any Tax Return). All such Tax Returns are true, correct and complete in all material respects. The Company and Subsidiaries (and their predecessors) have complied in all material respects with all applicable laws relating to Taxes. Neither the Company nor any Subsidiary (or any predecessor thereof) (i) has filed a consent or agreement pursuant to Section 341(f) of the Code, (ii) is a party to or bound by any closing agreement, offer in compromise or any other agreement with any Tax authority or any Tax indemnity or Tax sharing agreement with any person, (iii) has present or contingent liabilities for Taxes, other than Taxes incurred in the ordinary course of business thereof and reflected on the most recent balance sheet included in the Financial Statements or incurred in the ordinary course of business since the date of the most recent Financial Statements in amounts consistent with prior years, (iv) has engaged in a trade or business, or had a permanent establishment (within the meaning of an applicable tax treaty), within a country other than the United States, (v) is a party to an agreement that could give rise to an "excess parachute payment" within the meaning of Section 280G of the Code or to remuneration the deduction for which could be disallowed under Section 162(m) of the Code, (vi) has issued options or stock purchase rights (or similar rights) that purported to be governed by Sections 421 or 423 of the Code that were not so governed when issued, or (vii) has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. There are and have been no (1) proposed, threatened or actual assessments, audits, examinations or disputes as to Taxes relating to the Company or any Subsidiary (or their predecessors), and Section 2.13 of the Disclosure Letter identifies all such matters (whether or not material) that have not been finally resolved with all amounts owed thereunder fully reflected in the Company SEC Reports to the extent required under United States generally accepted accounting principles, (2) adjustments under Section 481 of the Code or any similar adjustments with respect to the Company or any Subsidiary (or their predecessors), or (3) waivers or extensions of the statute of limitations with respect to Taxes for which the Company or any Subsidiary could be held liable. Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code. Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than an affiliated group the common parent of which is the Company.

      Section 2.14. Intellectual Property.

            (a) Certain Definitions. As used herein, the term "INTELLECTUAL PROPERTY" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, "MARKS"); (ii) patents and patent applications, including continuation, divisional, continuation-in-part, reexamination and reissue patent applications and any patents issuing therefrom, and rights in respect of utility models or industrial designs (collectively, "PATENTS"); (iii) copyrights and registrations and applications therefor (collectively, "COPYRIGHTS"); (iv) non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, data bases and other proprietary or confidential information, including customer lists, but excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, "TRADE SECRETS"); (v) mask work and similar rights protecting integrated circuit or chip topographies or designs (collectively, "MASK WORKS"); and (vi) moral rights, publicity rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, Trade Secrets or Mask Works.

            (b) Trademarks. Section 2.14(b) of the Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of all registered Marks owned (in whole or in part) or exclusively licensed by the Company or any Subsidiary (collectively "REGISTERED COMPANY MARKS"), and specifically lists all registrations and applications for registration with all Governmental Entities that have been obtained or filed with regard to such Marks, identifying for each (i) its registration (as applicable) and application numbers, (ii) whether it is owned by or exclusively licensed to the Company or any Subsidiary, (iii) its current status and (iv) the class(es) of goods or services to which it relates. All Registered Company Marks registered in the United States, or for which applications to register have been filed in the United States, have been continuously used in the form appearing in, and in connection with, the goods and services listed in their respective registration certificates and applications therefor, respectively. No Registered Company Mark has been or is now involved in any opposition or cancellation proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Registered Company Marks.

            (c) Patents. Section 2.14(c) of the Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of all issued Patents in which the Company or any Subsidiary has an ownership interest or which have been exclusively licensed to the Company or any Subsidiary (collectively the "COMPANY PATENTS"), identifying for each of the Patents (i) the patent number and issue date, (ii) its title, (iii) the named inventors and
(iv) whether it is owned by or exclusively licensed to the Company or any Subsidiary. Except as set forth in Section 2.14(c) of the Disclosure Letter, no Company Patent is now involved in any interference, reissue or reexamination proceeding and, to the knowledge of the Company, no such action has been threatened with respect to any of the Company Patents during the two-year period prior to the date hereof, and there is no patent of a third party interfering with any Company Patent.

            (d) Copyrights. Section 2.14(d) of the Disclosure Letter sets forth an accurate and complete list as of the date hereof of all registered Copyrights owned (in whole or in part) by or exclusively licensed to the Company or any Subsidiary, and all pending applications for registration of Copyrights filed anywhere in the world that are owned (in whole or in part) by the Company or any Subsidiary (collectively, the "COMPANY REGISTERED COPYRIGHTS" and, together with the Company Patents and the Registered Company Marks, the "COMPANY REGISTERED IP").

            (e) Actions to Protect Intellectual Property. Each of the Company and Subsidiaries has taken all reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and maintain the confidentiality of all of the Trade Secrets of the Company or Subsidiaries and other material information of the Company or Subsidiaries that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use ("OTHER PROPRIETARY INFORMATION"). Without limiting the foregoing, the Company has and enforces a policy requiring each of the employees (other than non-technical employees who have not contributed in any way to the development or creation of any Intellectual Property of the Company or any Subsidiary), consultants and contractors of the Company or any Subsidiary to enter into proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (which have previously been made available to Parent) and all current and former employees (other than non-technical employees who have not contributed in any way to the development or creation of any Intellectual Property of the Company or any Subsidiary), consultants and contractors of the Company or any Subsidiary have executed such an agreement. Except as set forth in Section 2.14(e) of the Disclosure Letter, neither the Company nor any Subsidiary has disclosed, nor is the Company or any Subsidiary under any contractual or other obligation to disclose, to another person any of its Trade Secrets or Other Proprietary Information, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the knowledge of the Company, no person has materially breached any such agreement or undertaking.

            (f) Adverse Ownership Claims. Except as set forth in Section 2.14(f) of the Disclosure Letter, the Company owns exclusively all right, title and interest in and to all of the Company Registered IP, Company Software and material Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary, free and clear of any and all liens, encumbrances or other adverse ownership claims (other than licenses granted by the Company or a Subsidiary to another person in the ordinary course of business, including those licenses required to be listed under Section 2.14(i) below), and neither the Company nor any Subsidiary has received any notice or claim challenging the Company's or any Subsidiary's ownership of or exclusive rights in any of the Intellectual Property owned (in whole or in part) or exclusively licensed by the Company or any Subsidiary or, in the case of owned Intellectual Property, suggesting that any other person has any claim of legal or beneficial ownership with respect thereto, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company or any Subsidiary does not so own or exclusively license any of such Intellectual Property.

            (g) Validity and Enforceability. Each item of Company Registered IP is valid and subsisting. Neither the Company nor any Subsidiary has received any notice or claim challenging or questioning the validity or enforceability of any of the Company Registered IP or indicating an intention on the part of any person to bring a claim that any of the Company Registered IP is invalid or unenforceable or has been misused, and, with respect to the Company Patents, the Company has disclosed relevant prior art in the prosecution of its Patents in accordance with its obligations pursuant to 37 CFR 1.56.

            (h) Status and Maintenance of Company Registered IP. Except as set forth in Section 2.14(h) of the Disclosure Letter, (i) neither the Company nor any Subsidiary has taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company Registered IP) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP (including, with respect to the Company Patents, failing to disclose any known material prior art in connection with the prosecution of patent applications); and (ii) all Company Registered IP has been registered or obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements (including, in the case of Registered Company Marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications). The Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP.

            (i) License Agreements. Section 2.14(i)(1) of the Disclosure Letter sets forth a complete and accurate list (indicating for each the title and the parties thereto), as of the date hereof, of all agreements currently in effect granting to the Company or any Subsidiary any material right under or with respect to any Intellectual Property other than standard desktop software applications used generally in the Company or any Subsidiary's operations and that are licensed for a license fee of no more than Two Hundred Thousand Dollars ($200,000) each pursuant to "shrink wrap" or "click through" licenses (such agreements and those listed on Section 2.14(i)(1) of the Disclosure Letter, collectively, the "INBOUND LICENSE AGREEMENTS"). Except as set forth in Section 2.14(i)(1) of the Disclosure Letter, the rights licensed under each Inbound License Agreement shall be exercisable by the Surviving Company on and after the Closing to the same extent as by the Company or any Subsidiary prior to the Closing. No loss or expiration of any material Intellectual Property licensed to the Company or any Subsidiary under any Inbound License Agreement is pending or reasonably foreseeable or, to the knowledge of the Company, threatened. Except as set forth in Section 2.14(i)(2) of the Disclosure Letter, no licensor under any Inbound License Agreement has any ownership or exclusive license rights in or with respect to any improvements made by the Company or any Subsidiary to the Intellectual Property licensed thereunder. Section 2.14(i)(2) of the Disclosure Letter sets forth a complete and accurate list (indicating for each the title and the parties thereto) of all license agreements currently in effect under which the Company or any Subsidiary licenses any Software or grants any other rights under any Intellectual Property to another person, excluding non-exclusive internal use licenses granted by the Company or any Subsidiary to end user customers that have purchased or licensed products for which the total amount payable to the Company or any Subsidiary did not exceed Two Hundred Thousand Dollars ($200,000) each (such agreements and those listed on Section 2.14(i)(2) of the Disclosure Letter, collectively, the "OUTBOUND LICENSE AGREEMENTS"). Except as set forth in Section 2.14(i) of the Disclosure Letter, each person to which the Company or any Subsidiary has distributed, licensed or otherwise made available any Company Software has executed and delivered to the Company, or otherwise agreed to, a written license or confidentiality agreement, a complete and accurate copy of which, or the form of which, has been provided by the Company to Parent's counsel prior to the date hereof.

            (j) Sufficiency of IP Assets. The Intellectual Property owned by, or licensed under the Inbound License Agreements to, the Company and the Subsidiaries constitutes all the material Intellectual Property rights necessary for the conduct of the Company's and Subsidiaries' businesses as they are currently conducted.

            (k) No Infringement by the Company or Third Parties; No Violations. None of the products (including Software), processes, services, or other technology or materials, or any other Intellectual

Property developed, used, leased, licensed, sold, imported or otherwise distributed or disposed of, or otherwise commercially exploited by or for the Company or any Subsidiary, nor any other activities or operations of the Company or any Subsidiary, infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of, any Intellectual Property of any third party, and neither the Company nor any Subsidiary has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to the knowledge of the Company, is there any reasonable basis therefor. No Intellectual Property owned by or licensed to the Company or any Subsidiary is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by the Company of such Subsidiary or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or such Subsidiary to any person. To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating in any material respect any material Intellectual Property owned by or exclusively licensed to the Company or any Subsidiary. No product, technology, service or publication of the Company or any Subsidiary violates any law or regulation.

            (l) Software. Section 2.14(l) of the Disclosure Letter sets forth a complete and accurate list as of the date hereof of all of the Company's or its Subsidiaries' commercially released Software products (collectively, "COMPANY SOFTWARE"). Except to the extent that the Company Software contains Open Source Software or third party Software that has been licensed to the Company pursuant to an Inbound License Agreement, the Company Software was either (A) developed by employees of Company or a Subsidiary within the scope of their employment, (B) developed by independent contractors who have expressly assigned their rights to the Company or a Subsidiary pursuant to written agreements or (C) otherwise acquired by the Company or a Subsidiary from a third party pursuant to a written agreement in which the ownership rights therein were expressly assigned to the Company. The Company Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or a Subsidiary, except for such Software, materials or development environments obtained by the Company or a Subsidiary from other persons, is Open Source Software or is licensed from a third party that makes such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. The Open Source Software that is contained in the Company Software has not been integrated or combined with the other code contained in the Company Software in a manner that subjects the Company Products to Open Source License Terms (other than Open Source Software that the Company identifies as Open Source Software that is subject to Open Source Software Terms in the applicable end user materials). No source code of any Company Software has been licensed or otherwise provided to another person other than an escrow agent pursuant to the terms of a source code escrow agreement in customary form and all such source code has been safeguarded and protected as Trade Secrets of the Company or a Subsidiary or pursuant to an Outbound License Agreement that is identified on Section 2.14(l) of the Disclosure Letter. For purposes hereof, "SOFTWARE" means any and all (1) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (2) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (3) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (4) all documentation, including user manuals and training materials, relating to any of the foregoing. For the purposes of this Section 2.14, "OPEN SOURCE SOFTWARE" means Software that is generally known as "open source" or that is licensed pursuant the GNU General Public License, the GNU Library or "Lesser" Public License or similar license terms (collectively, "OPEN SOURCE LICENSE TERMS") that require the distribution of source code in connection with the distribution of the Software that is subject to such Open Source License Terms.

            (m) Performance of Existing Software Products. Each of the Company's and Subsidiaries' commercially released Software products performs in all material respects, free of known bugs or programming errors that significantly affect the functionality thereof, the functions described in any published specifications or end user documentation therefor.

            (n) Disabling Code and Contaminants. The Company and each of its Subsidiaries have taken commercially reasonable steps that are designed to ensure that the Company Software is and remains free of any undisclosed disabling codes or instructions, and any intentionally created, undocumented virus or other contaminant, that may, or may be used to, access, modify, delete, damage or disable any of internal computer systems (including hardware, software, databases and embedded control systems) of the Company or any Subsidiary.

            (o) Restrictions on Employees. To the knowledge of the Company, no employee or independent contractor of the Company or any Subsidiary is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would or may materially interfere with such employee or contractor carrying out his or her duties for the Company or that would materially conflict with the Company's business as presently conducted and proposed to be conducted.

      Section 2.15. Material Contracts.

            (a) Section 2.15(a) of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all written or oral contracts, agreements, notes, bonds, indentures, mortgages, guarantees, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each a "CONTRACT"), to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective assets and properties, is otherwise bound, as follows (each of the following, a "MATERIAL CONTRACT" and, collectively, the "MATERIAL CONTRACTS"):
(i) each Contract of the Company or any Subsidiary pursuant to which the Company or any Subsidiary received (or was entitled to receive) or paid (or was obligated to pay) more than Two Hundred Thousand Dollars ($200,000) in the twelve (12) month period ended March 31, 2002 (provided such Contract remains in effect as of the date hereof) and each customer Contract in effect on the date of this Agreement under which the Company or any Subsidiary received in the twelve (12) month period ended March 31, 2002 or is entitled to receive thereafter more than Two Hundred Thousand Dollars ($200,000); (ii) each Contract that requires payment by or to the Company after March 31, 2002 of more than Two Hundred Thousand Dollars ($200,000); (iii) each Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or a Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted;
(iv) any Contract that will be subject to default, termination, repricing or renegotiation, in each case where the amounts involved under such Contract or repricing exceeds Two Hundred Thousand Dollars ($200,000), because of the transactions contemplated hereby; (v) each Contract relating to the Company's or any Subsidiary's channel sales with distributors; (vi) each Contract of the Company or any Subsidiary relating to, and evidences of, indebtedness for borrowed money, any mortgage, security agreement, or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);
(vii) each partnership, joint venture, joint marketing or other similar Contract or arrangement to which the Company or any Subsidiary is a party or by which it is otherwise bound; (viii) each Contract that requires the Company or any Subsidiary to grant "most favored customer" pricing to any other person; and
(ix) each Contract that is otherwise material to the Company and Subsidiaries, taken as a whole.

            (b) (i) Each Material Contract is (x) a legal, valid and binding obligation of the Company or a Subsidiary and, to the Company's knowledge, each other person who is a party thereto, (y) enforceable against the Company or such Subsidiary and, to the Company's knowledge, each such other person in accordance with its terms, and (ii) neither the Company or any Subsidiary nor, to the Company's knowledge, any other party thereto is in material default under any Material Contract.

            (c) Except as set forth in Section 2.15(c) of the Disclosure Letter, and other than the Material Contracts, neither the Company nor any Subsidiary has entered into, is a party to or is otherwise bound by, as of the date hereof:

                  (i) any fidelity or surety bond or completion bond, except as required pursuant to Section 412 of ERISA;

                  (ii) any Contract pursuant to which the Company or any Subsidiary has agreed to provide liquidated damages in excess of Two Hundred Thousand Dollars ($200,000) for failure to meet performance or quality milestones;

                  (iii) any Contract pursuant to which the Company or any Subsidiary has agreed to provide indemnification or guaranty to a third party (other than the Outbound License Agreements and this Agreement);

                  (iv) any Contract relating to the disposition or acquisition of assets, property or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business; or

                  (v)      any distribution, joint marketing or development
Contract.

      Section 2.16. Title to Properties; Absence of Liens and Encumbrances.

      (a) Neither the Company nor any Subsidiary has an ownership interest in any real property, nor has it ever had an ownership interest in any real property. Section 2.16 of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all real property currently leased or subleased by the Company or any Subsidiary with the name of the lessor, the amount of any security deposit held by the lessor, and the date and a description of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Subsidiary in connection therewith (collectively, the "LEASE DOCUMENTS") and each amendment to any of the foregoing. True, correct and complete copies of all Lease Documents have been delivered to Parent's counsel. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Subsidiary or, to the Company's knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

      (b) Each of the Company and Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business having an individual value exceeding Two Hundred Thousand Dollars ($200,000), in each case free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property, and licenses granted in the ordinary course of business consistent with past practices.

      Section 2.17. Insurance. Section 2.17 of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all insurance contracts entered into by the Company or any Subsidiary. Each of the Company and Subsidiaries maintains insurance policies against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses (collectively, the "INSURANCE POLICIES"). Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full or, if such amounts are not yet due and payable, reserved by the Company on its unaudited balance sheet as of March 31, 2002 in accordance with United States generally accepted accounting principles consistently applied. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the execution and delivery of, or consummation of any of the transactions contemplated by, this Agreement. Each of the Company and Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims of the Company or any Subsidiary under the Insurance Policies have been filed in a timely fashion.

      Section 2.18. Warranties. Section 2.18 of the Disclosure Letter sets forth a true, correct and complete list of Contracts that include written warranties and guaranties by the Company or any Subsidiary with respect to its products or services. There have not been any material deviations from such warranties and guaranties as provided for in such Contracts, and neither the Company nor any of its salespersons, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any Subsidiary has made any oral warranty or guaranty with respect to any of its products or services which could result in a liability of the Company or any Subsidiary in excess of liability created by the written warranties and guaranties of the Company and Subsidiaries with respect to such products or services.

      Section 2.19. Tax Treatment. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take action that would prevent the Merger from qualifying as a reorganization under the provisions of
Section 368(a) of the Code.

      Section 2.20. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.20 of the Disclosure Letter, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act.

      Section 2.21. Opinion of Financial Adviser. Credit Suisse First Boston Corporation (the "COMPANY FINANCIAL ADVISER") has delivered to the Company Board its opinion dated the date of this Agreement to the effect that as of such date the Exchange Ratio is fair, from a financial point of view, to the holders of Shares.

      Section 2.22. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      Section 2.23. Interested Party Transactions. Except as set forth in
Section 2.23 of the Disclosure Letter, no director, officer or other affiliate of the Company has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services,
(iii) a beneficial interest in any Contract included in Section 2.14 or 2.15 of the Disclosure Letter, or (iv) any contractual or other arrangement with the Company or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this
Section 2.23.

      Section 2.24. Takeover Statutes. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203), and any other similar applicable law, will not apply to Parent during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF

                             PARENT AND ACQUISITION

         Parent and Acquisition hereby represent and warrant to the Company as follows:

      Section 3.1. Organization.

            (a) Parent and Acquisition are duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company's counsel accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in full force and effect, of Acquisition.

            (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing does not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes hereof, the term "MATERIAL ADVERSE EFFECT ON PARENT" means any circumstance involving, change in or effect on Parent or any of its subsidiaries (i) that is, or is reasonably likely in the future to be, materially adverse to the assets business operations, results of operations, or the financial condition of Parent and its subsidiaries, taken as a whole, but excluding from the foregoing the effect, if any, of (a) changes in general economic conditions, (b) the compliance by the Company, Subsidiaries, Parent or Acquisition with the terms and conditions of this Agreement, (c) changes in the securities markets in general, (d) changes generally affecting the industry in which Parent and its subsidiaries operate (provided that such changes do not affect Parent and its subsidiaries, taken as a whole, in a disproportionate manner), (e) the effect on customers or suppliers of the public announcement or pendency of this Agreement or the transactions contemplated hereby, (f) any change in the price or trading volume of Parent Common Stock from the date hereof, in and of itself, (g) any stockholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement, or (h) any failure to meet expectations of analysts, in and of itself; or (ii) that is reasonably likely to prevent or materially delay or impair the ability of Parent to consummate the transactions contemplated by this Agreement.

      Section 3.2. Capitalization of Parent and its Subsidiaries.

            (a) The authorized capital stock of Parent consists of (i) six hundred million (600,000,000) shares of Parent Common Stock, $0.01 par value per share, of which, as of March 30, 2002, approximately two hundred fifty million four hundred four thousand eight hundred seventy-one (250,404,871) shares were issued and outstanding (each together with a Parent Common Stock purchase right (the "PARENT RIGHT") issued pursuant to the Amended and Restated Rights Agreement dated as of February 1, 2000 between Parent and ChaseMellon Shareholder Services, L.L.C.), and (ii) four hundred thousand (400,000) shares of preferred stock, $0.001 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and not subject to any preemptive rights, and all shares of Parent Common Stock issued pursuant to this Agreement will be, when issued, duly authorized and validly issued, fully paid, nonassessable and not subject to any preemptive rights. As of April 22, 2002, an aggregate of approximately forty-eight million, three hundred eighty-two thousand, four hundred fifty-three (48,382,453) shares of Parent Common Stock were reserved for issuance and an aggregate of approximately fifty-nine million twenty-four thousand one hundred twenty (59,024,120) shares of Parent Common Stock were issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants and under purchase plans. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into, or exchangeable for, shares of capital stock, or voting securities of Parent, (iii) no options, warrants or other rights to acquire from Parent or its subsidiaries and no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) except for the Parent Rights, Parent 1987 Stock Option Plan, 1990 Parent Employee Stock Purchase Plan, Parent Senior Executive Bonus Plans, Design Acceleration, Inc. 1994 Stock Option Plan, OrCAD, Inc., 1991 Non-Qualified Stock Option Plan, OrCAD, Inc. 1995 Stock Option Plan, Diablo Research Company 1997 Stock Option Plan, Diablo Research Company LLC 1999 Stock Option Plan, Quickturn 1988 Stock Option Plan, Quickturn 1990 Stock Option Plan, Quickturn 1996 Supplemental Stock Plan, Quickturn 1997 Stock Option Plan, SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan, Cooper & Chyan Technology, Inc. 1993 Equity Incentive Plan, Unicad, Inc. Stock Option Plan, High Level Design Systems 1993 Stock Option Plan, High Level Design Systems 1995 Special Nonstatutory Stock Option Plan, Ambit Design Systems, Inc. 1994 Incentive Stock Option Plan, Ambit Design Systems, Inc. 1996 Incentive Stock Option Plan, Ambit OP (Shares Issued Outside Plans), Parent 1993 Non-Statutory Stock Option Plan, Parent 1993 Directors Stock Option Plan, Parent 1995 Directors Stock Option Plan, Parent 1997 Nonstatutory Stock Option Plan, OP Stock Option Plan (shares issued outside CDN Directors Plan), Parent 2000 Nonstatutory Equity Incentive Plan, Parent 2001 Non-Qualified Employee Stock Purchase Plan and Parent 2001 Qualified Employee Stock Purchase Plan, Cadmos Design Technology, Inc. 1997 Stock Option Plan, Cadmos Design Technology, Inc. 2001 Stock Option Plan, Silicon Perspective Corp. 1997 Stock Option Plan, the SPC Plan, DSM Technologies, Inc. 2000 Stock Option Plan, JTA Research Incorporated 1998 Stock Option Plan and warrants issued by Parent to Comdisco, as amended, no equity equivalent interests in the ownership or earnings of Parent or other similar rights (collectively, "PARENT SECURITIES"). As of the date hereof, other than in connection with Parent's authorized stock repurchase program, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.

            (b) The Parent Common Stock and Parent Rights constitute the only classes of securities of Parent or any of its subsidiaries registered or required to be registered under the Exchange Act.

      Section 3.3. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      Section 3.4. SEC Reports; Financial Statements. Parent has filed all required forms, reports and documents with the SEC since January 1, 2001 ("PARENT SEC REPORTS"), and each of such Parent SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms reports and documents were filed. None of the Parent SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. The statement of operations included in the financial statements of Parent included in the Parent SEC Reports (the "PARENT FINANCIAL STATEMENTS") do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly stated therein. The Parent Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present the consolidated financial condition of Parent and its subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby (subject to normal year-end adjustments and except that unaudited financial statements do not contain all footnotes required for audited financial statements).

      Section 3.5. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in (i) the S-4 will at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

      Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate or Certificate of Incorporation or Bylaws of Parent or Acquisition; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

      Section 3.7. No Default. Neither Parent nor Acquisition is in breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its Bylaws,
(ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction or decree of any Governmental Entity applicable to Parent or any of its subsidiaries or any of their respective properties or assets, except, in the case of the foregoing clause
(ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

      Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities and obligations incurred since December 29, 2001, in the ordinary course of business consistent with past practices. Except for transactions, arrangements and other relationships otherwise specifically identified in the Parent Financial Statements, Schedule 3.8 sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among Parent, any of its affiliates, and any special purpose or limited purpose entity beneficially owned by or formed at the direction of Parent or any of its affiliates. Except as disclosed in the Parent SEC Reports, since December 29, 2001, there has been no Material Adverse Effect on Parent.

      Section 3.9. Litigation. Except as disclosed in the Parent SEC Reports, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, if decided adversely to Parent or any such subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that has had a Material Adverse Effect on Parent.

      Section 3.10. Compliance with Applicable Law. Except as disclosed in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports, each of Parent and its subsidiaries is in compliance with the terms of the Parent Permits held by it, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports, the businesses of Parent and its subsidiaries are being conducted in compliance with all applicable laws, ordinances and regulations of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except for violations or possible violations that do not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than in each case those that Parent reasonably believes will not have a Material Adverse Effect on Parent.

      Section 3.11. Brokers. No broker finder or investment banker (other than Goldman, Sachs & Co., the financial adviser to Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

      Section 3.12. Tax Treatment. Neither Parent, Acquisition nor, to the knowledge of Parent, any of its affiliates has taken or has agreed to take any action that would prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

      Section 3.13. No Prior Activities of Acquisition. Acquisition was formed for the purposes of the consummation of this Agreement and the transactions contemplated hereby, and has engaged in no other business activities of any type or kind whatsoever.

                                    ARTICLE 4

                                    COVENANTS

      Section 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company will and will cause each Subsidiary to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any Subsidiary will, without the prior written consent of Parent and Acquisition:

            (a) amend its Certificate or Articles of Incorporation or Bylaws (or other similar governing document);

            (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights) except for (i) the issuance and sale of Shares pursuant to Company Stock Options granted under the Company Plans, (ii) the grant of options to purchase Shares to new hires of the Company or any Subsidiary up to an aggregate maximum amount of four hundred thousand (400,000) Shares subject to options, and (iii) the grant of options to purchase Shares to current employees in connection with any adjustments or promotions on a basis consistent with the past practices of the Company up to an aggregate maximum of two hundred fifty thousand (250,000) Shares subject to options, provided that, with respect to each of clauses (ii) and (iii), no individual may be granted options to purchase more than fifty thousand (50,000) Shares;

            (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any Subsidiary (other than the repurchase of restricted stock and cancellation of Company Stock Options following termination of employment with or provision of services to the Company or any Subsidiary);

            (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

            (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any Subsidiary;

            (f) (i) incur, assume or forgive any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices or trade payables arising in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of Subsidiaries incurred in the ordinary course of business consistent with past practices; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to Subsidiaries or customary loans or advances to employees in each case in the ordinary course of business consistent with past practices); (iv) pledge or otherwise encumber shares of capital stock of the Company or any Subsidiary or any of the Other Interests; or (v) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

            (g) except as may be required by law, (1) enter into, adopt, amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, other than offer letters, letter agreements and options to purchase Shares entered into with new hires in the ordinary course of business consistent with past practice and performance bonuses granted to employees on a basis consistent with the past practices of the Company, or (2) enter into, adopt, amend or terminate any pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, other than in the ordinary course of the Company's business consistent with past practice, or (3) increase in any manner the compensation or fringe benefits of any director, officer or employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except for normal increases in cash compensation in the ordinary course of business consistent with past practice for employees other than an employee who is party to an Employment Agreement;

            (h) (i) acquire, sell, lease license or dispose of any assets or properties in any single transaction or series of related transactions having a fair market value in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate, other than sales or licenses of its products in the ordinary course of business consistent with past practices; (ii) enter into any exclusive license, distribution, marketing, sales or other agreement; (iii) enter into a "development services" or other similar agreement pursuant to which the Company may purchase or otherwise acquire the services of another person, other than in the ordinary course of business consistent with past practices; or (iv) acquire, sell, lease, license, transfer or otherwise dispose of any Intellectual Property, other than licenses or sales of its products or services in the ordinary course of business consistent with past practices;

            (i) unless required by a change in applicable law or in United States generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

            (j) revalue any of its assets or properties, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

            (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, limited liability company, partnership or other person or any division thereof or any equity interest therein; (ii) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any of its material Contracts; (iv) modify its standard warranty terms for its products or services or amend or modify any product or service warranties in effect as of the date hereof in any material manner that is adverse to the Company or any Subsidiary;
(v) enter into any Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or any Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted; or (vi) authorize any new capital expenditure other than as set forth in Schedule 4.1(k) up to an aggregate amount equal to Three Million Eight Hundred Thousand Dollars ($3,800,000);

            (l) make or rescind any express or deemed election relating to Taxes or settle or compromise any Tax liability or enter into any closing or other agreement with any Tax authority; or file or cause to be filed any amended Tax Return, file or cause to be filed claim for refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

            (m) fail to file any Tax Returns when due, fail to cause such Tax Returns when filed to be true, correct and complete, prepare or fail to file any Tax Return of the Company in a manner inconsistent with past practices in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by applicable law; or fail to pay any Taxes when due;

            (n) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would require the payment by the Company or any Subsidiary of damages in excess of Two Hundred Thousand Dollars ($200,000) or involves any equitable relief;

            (o) knowingly take any action that would result in a failure to maintain trading of the Shares on the Nasdaq National Market;

            (p) take any action that results in the acceleration of vesting of any Company Stock Option, except as may be required pursuant to any agreement in effect as of the date hereof;

            (q) allow any Insurance Policy to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company; or

            (r) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(q).

      Section 4.2. Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, Parent shall and shall cause each of its subsidiaries to conduct their operations in the ordinary course of business consistent with past practices and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current key officers and key employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

            (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the New York Stock Exchange (the "NYSE");

            (b) adopt or propose to adopt any amendments to its charter documents that would materially impair or adversely effect the ability of Parent to consummate the transactions contemplated by this Agreement;

            (c) adopt a plan of complete or partial liquidation or dissolution; or

            (d) take or agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through 4.2(c) or any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

      Section 4.3. Preparation of S-4 and the Proxy Statement. The Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4 in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

      Section 4.4. Other Potential Acquirers.

            (a) For purposes of this Agreement, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition by any person (as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent or any of its affiliates (a "THIRD PARTY") of any portion of the assets of the Company and Subsidiaries, taken as a whole, representing fifteen percent (15%) of more of the aggregate fair market value of the Company's business immediately prior to such acquisition, other than the sale or license of products in the ordinary course of business consistent with past practices;
(ii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend (whether in cash or other property); (v) the repurchase by the Company or any Subsidiary of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Company or any Subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any person or business whose annual revenues or assets is equal or greater than fifteen percent (15%) of the annual revenues or assets of the Company and Subsidiaries, taken as a whole, for and at the twelve (12) month period ended March 31, 2002. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, eighty percent (80%) or more of the Shares then outstanding or eighty percent (80%) or more of the fair market value of the assets of the Company or any material Subsidiary, and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

            (b) The Company agrees that it and its affiliates and their respective officers and other employees, and directors shall, and that it shall direct its investment bankers, attorneys, accountants and other representatives and agents to (i) immediately cease and terminate any existing activities, discussions or negotiations with any other persons with respect to any possible Third Party Acquisition and (ii) notify each such person that the Company Board no longer seeks or requests the making of any proposal for a Third Party Acquisition, withdraws any consent theretofore given to the making of a proposal for a Third Party Acquisition, and requests the immediate return of any and all non-public information previously delivered to such person by or on behalf of the Company or any Subsidiary for such purpose. Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, investment bankers, attorneys, accountants or other representatives and agents to, directly or indirectly, (A) encourage, solicit, initiate or knowingly facilitate the submission of any proposal for a Third Party Acquisition; (B) participate in or initiate any discussions or negotiations regarding, or provide any non-public information with respect to, the Company or any Subsidiary or their respective businesses, assets or properties (other than Parent and Acquisition or any designees of Parent and Acquisition) in connection with, or take any other action to knowingly facilitate any Third Party Acquisition or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition; or (C) enter into any agreement with respect to any Third Party Acquisition. Notwithstanding the foregoing, nothing in this Section
4.4 or any other provision of this Agreement shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any Third Party that makes an unsolicited, bona fide written proposal for a Third Party Acquisition, if and to the extent that (1) the Company Board, by a majority vote determines in its good faith judgment, after consultation with and receiving the advice of independent legal counsel, that it is required to do so in order to comply with its fiduciary duty to the Company's stockholders under applicable law, (2) the Company Board, by a majority vote, reasonably determines in good faith that such proposal for a Third Party Acquisition constitutes or is reasonably likely to result in a Superior Proposal which, if accepted, is reasonably capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal, and (3) prior to taking such action, (x) the Company provides three (3) business days prior written notice to Parent to the effect that it is proposing to take such action and (y) and receives from such person an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement.

            (c) The Company shall promptly (but in no case later than twenty-four (24) hours after receipt) notify Parent if the Company, any Subsidiary or any of their respective officers or other employees, directors, investment bankers, attorneys, accountants or other representatives or agents receives any proposal or inquiry concerning a Third Party Acquisition or request for nonpublic information by any person who is making, or who has indicated that it is considering making, a proposal for a Third Party Acquisition, including all material terms and conditions thereof and the identity of the person submitting such proposal. The Company shall provide Parent with a copy of any written proposal for a Third Party Acquisition or amendments or supplements thereto, and shall thereafter promptly provide to Parent such information as is reasonably necessary to keep Parent informed of the status of any inquiries, discussions or negotiations with such person proposing the Third Party Acquisition, and any material changes to the terms and conditions of such proposal for a Third Party Acquisition, and shall promptly provide to Parent a copy of any information delivered to such person which has not previously been made available to Parent.

            (d) Except as set forth in this Section 4.4(d), the Company Board shall not withdraw or modify its recommendation of the transactions contemplated hereby, or propose to withdraw or modify, in a manner adverse to Parent, such recommendation, or approve or recommend any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and after receiving the advice of independent legal counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company Board may withdraw its recommendation of the transactions contemplated hereby or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (a "NOTICE OF SUPERIOR PROPOSAL") and (ii) if Parent does not, within five (5) business days after Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of the Company Financial Advisor or another financial adviser of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that no withdrawal of the Company Board's recommendation of this Agreement and the transactions contemplated hereby shall relieve the Company of its obligation to submit this Agreement and such transactions to its stockholders for approval, as provided in Section 4.6.

            (e) Notwithstanding anything to the contrary herein, any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 under the Exchange Act will not constitute a violation of this Agreement, provided that, other than as required by applicable law, such disclosure states that no action will be taken by the Company Board in violation of Section 4.4(d).

            (f) Nothing in this Section 4.4 shall permit the Company to terminate this Agreement (except as provided in Article 6) or affect any other obligations of the Company under this Agreement.

      Section 4.5. Comfort Letter. The Company shall use all commercially reasonable efforts to cause PricewaterhouseCoopers LLP to deliver a letter dated not more than five (5) days prior to the date on which the S-4 shall become effective and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

      Section 4.6. Meeting of Stockholders. The Company shall take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable after the SEC has cleared the Proxy Statement to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and Bylaws. The Company shall promptly prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to Section 4.4(b), shall include the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the approval of the Merger and the written opinion of the Company Financial Advisor that the Exchange Ratio is fair, from a financial point of view, to the holders of Shares. The Company shall use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Parent shall use all commercially reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto, provided that the Company shall cooperate with Parent in obtaining such permits and approvals as reasonably requested.

      Section 4.7. Stock Exchange Listing. Parent shall use all commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

      Section 4.8. Access to Information.

            (a) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company will provide Parent and its authorized representatives with reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and Subsidiaries as Parent may reasonably require, and will cause its officers and those of the Subsidiaries to furnish Parent and its authorized representatives with such financial and operating data and other information with respect to the business and properties of the Company and Subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company, as reasonably requested by the Company, a designated and appropriate officer of Parent to answer questions and make available such information regarding Parent and its subsidiaries as is reasonably requested by the Company, taking into account the nature of the transactions contemplated by this Agreement.

            (b) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall furnish to Parent (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with April 2002), an unaudited balance sheet as of the end of such month and the related statement of earnings, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year, an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in the foregoing clauses (i), (ii) and (iii) to be prepared in accordance with United States generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

            (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement, dated April 1, 2002, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").

      Section 4.9. Certain Filings; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to do the following: (i) cooperate in the preparation and filing of the Proxy Statement and the S-4 and any amendments thereto, any filings that may be required under the HSR Act and similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. The Company agrees to use all commercially reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

      Section 4.10. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except (i) as may be required by applicable law, or by the rules and regulations of, or pursuant to any listing agreement with, the NYSE or the Nasdaq National Market, as determined by Parent, Acquisition or the Company, as the case may be, or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 4.4(b)), after which event no such consultation shall be required. Notwithstanding the preceding sentence, the first public announcement of this Agreement and the Merger shall be a joint press release agreed upon by Parent and the Company.

      Section 4.11. Indemnification and Directors' and Officers' Insurance.

            (a) After the Effective Time, Parent shall cause the Surviving Company to indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (the "INDEMNIFIED PERSONS") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("INDEMNIFIED LIABILITIES"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Company, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section
4.11 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 4.11 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.11 and may specifically enforce its terms. This Section 4.11 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or Bylaws as presently in effect.

            (b) From and after the Effective Time, Parent will cause the Surviving Company to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof and any indemnification provisions under the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof.

            (c) For a period of six (6) years after the Effective Time, Parent will maintain or cause the Surviving Company to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "INSURED PARTIES") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will Parent or the Surviving Company be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium); provided further, that, in lieu of maintaining such existing insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

            (d) The provisions of this Section 4.11 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Surviving Company to merge or consolidate with any other person unless the Surviving Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.11.

      Section 4.12. Notification of Certain Matters. The Company shall provide prompt notice to Parent and Acquisition, and Parent and Acquisition shall provide prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate such that the conditions set forth in Sections 5.2(a) and 5.3(a), as applicable, would not be satisfied and (ii) any failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions set forth in Sections 5.2(b) and 5.3(b), as applicable, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 4.13. Additions to and Modification of Disclosure Letter. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Disclosure Letter that includes all of the information required by the relevant provisions of this Agreement. In addition, upon Parent's request made one time not less than eight (8) business days prior to the Closing Date, the Company shall deliver to Parent and Acquisition not less than three (3) business days prior to the Closing Date an amendment to any Sections of the Disclosure Letter necessary to make the information set forth therein true, accurate and complete in all material respects; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties herein, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

      Section 4.14. Affiliates.

            (a) The Company shall use all commercially reasonable efforts to obtain as soon as practicable from all stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act ("COMPANY AFFILIATES"), after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit B.

            (b) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale by Company Affiliates of shares of Parent Common Stock.

      Section 4.15. Termination of 401(k) Plan. The Company and each ERISA Affiliate that is a plan sponsor of a 401(k) plan agrees to adopt resolutions to terminate its 401(k) plan and fully vest plan participants immediately prior to the Closing, unless Parent, in its sole and absolute discretion, provides the Company with written notice at least seven (7) days before the Closing Date, that any such 401(k) plan shall be continued after the Closing Date. Unless such notice is received, Parent shall receive from the Company evidence that the Board of the relevant company has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing occurring.

      Section 4.16. Lump Sum Distributions. In the event that the Company terminates any plan pursuant to Section 4.15, the Company and each ERISA Affiliate agrees to amend any Company or ERISA Affiliate sponsored profit sharing plan that is intended to be qualified under Code Section 401(a), including any 401(k) plan, to provide that plan distributions shall be made solely in the form of a lump sum and any other forms of distribution shall cease to be available after the ninety (90) day period described in United States Income Tax Treasury Regulation section 1.411(e)(1)(ii)(A). Subject to the preceding sentence, such amendment shall be adopted pursuant to the same resolutions in Section 4.15 and shall be contingent on the occurrence of the Closing.

      Section 4.17. Company Rights Agreement.

            (a) As promptly as practicable (but in no event later than the date upon which the Company files with the SEC its Current Report on Form 8-K disclosing its entry into this Agreement) after the date hereof, the Company Board shall (i) designate ten thousand (10,000) shares of Company Preferred Stock as Series A Junior Participating Preferred Stock, all of which to be reserved for issuance upon exercise of preferred stock purchase rights (the "COMPANY RIGHTS"), (ii) approve a rights agreement in a form reasonably acceptable to Parent providing for the Company Rights (the "COMPANY RIGHTS AGREEMENT"), (iii) cause its transfer agent, as rights agent, to enter into the Company Rights Agreement, (iv) declare a dividend of one Company Right per Share to each holder of Shares (the "COMPANY RIGHTS DIVIDEND"), and (v) fix the record date for the Company Rights Dividend as May 8, 2002 and the payment date for the Company Rights Dividend no later than June 17, 2002, or as otherwise may be determined by the Company Board and reasonably acceptable to Parent.

            (b) Simultaneous with the approval by the Company Board of the Company Rights Agreement, and as necessary thereafter, the Company shall take all necessary action such that (i) Parent shall not be an "Acquiring Person" pursuant to the Company Rights Agreement, and (ii) the entering into of this Agreement and the Merger and the consummation of the transactions contemplated hereby will not result in the grant of any rights to any person under the Company Rights Agreement or enable or require the Company Rights to be exercised, distributed or triggered.

            (c) The Company shall pay the Company Rights Dividend on the payment date determined by the Company Board pursuant to Section 4.17(a), and shall not redeem the Company Rights or amend or modify (including by delay of the "Distribution Date" thereunder) or terminate the Company Rights Plan prior to the Effective Time unless, and only to the extent that: (i) it is required to do so by order of a court of competent jurisdiction or (ii) the Company Board, by a majority vote, determines in its good faith judgment, after receipt of advice of its independent counsel and the Company Financial Adviser, that, in light of a Superior Proposal, it is required to so amend, modify or terminate the Company Rights Plan in order to comply with the Company Board's fiduciary obligations to the stockholders of the Company under applicable law.

      Section 4.18. Employee Benefits. To the extent permitted by applicable law and Parent's applicable benefit plans, the employees of the Company employed by the Parent or any of its affiliates after the Effective Time shall be entitled to benefits which are available or subsequently become available to Parent's employees, and on a basis which is substantially comparable with Parent's similarly-situated employees. Parent shall give full credit for eligibility and/or vesting purposes and benefit accrual for vacations for each Company employee's period of service at the Company before the Effective Time, subject to applicable law. The Company's employees will be eligible immediately upon becoming full-time Parent employees for the following Parent plans, subject to applicable law: 401(k) plans, health plans, life insurance, disability plan and the flexible spending account. To the extent consistent with applicable law, tax qualification requirements and Parent's applicable benefit plans, Parent shall use all commercially reasonable efforts to cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any welfare plan to be waived with respect to the Company's employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles and offsets (or similar payments) made prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirement under any Parent employee benefit programs in which they are eligible to participate on and after the Effective Time.

      Section 4.19. Employee Stock Purchase Plan. Parent agrees that upon termination of the Company's 2001 Employee Stock Purchase Plan, the employees of the Company who become employees of Parent or any of its subsidiaries may participate in the employee stock purchase plan sponsored by Parent (the "PARENT ESPP"), subject to the terms and conditions of the Parent ESPP, and that service with the Company shall be treated as service with Parent for determining eligibility of the Company's employees under the Parent ESPP.

      Section 4.20 Tax-Free Reorganization. Each of the Company and Parent agrees to refrain from taking any action prior to, on or after the Effective Time that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

      Section 4.21 Section 16 Matters. Prior to the Effective Time, the Company Board shall adopt a resolution consistent with the interpretative guidance of the SEC so that the assumption of Company Options held by Company Insiders pursuant to this Agreement and the receipt by Company Insiders of Parent Common Stock in exchange for Shares pursuant to the Merger, shall be exempt transactions for purposes of Section 16 of the Exchange Act. For purposes of this Section 4.21, a "COMPANY INSIDER" is any officer or director of the Company who may become a covered person for purposes of Section 16 of the Exchange Act of Parent, if any.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

      Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The obligation of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) this Agreement shall have been approved and adopted by the requisite vote of the Company's stockholders;

            (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto that prohibits, restrains, enjoins or restricts the consummation of the Merger;

            (c) any waiting period applicable to the Merger under the HSR Act and similar merger notification laws or regulations of foreign Governmental Entities shall have terminated or expired; and

            (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger.

      Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof, without regard to any materiality, knowledge or dollar qualifiers or thresholds, does not constitute a Material Adverse Effect on Parent) at and as of the Effective Time with the same effect as if made at and as of the Effective Time

(except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect on Parent qualification) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

            (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

            (c) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

            (d) there shall not have occurred and be continuing after the date of this Agreement a Material Adverse Effect on Parent; and

            (e) the Company shall have received a written opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Wilson Sonsini Goodrich & Rosati, P.C. fails to deliver such opinion, then Gibson, Dunn & Crutcher LLP, counsel to Parent, may deliver such opinion in satisfaction of this closing condition; provided further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions.

      Section 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of the Company contained in this Agreement (other than those contained in Section 2.22), shall be true and correct (except to the extent that the aggregate of all breaches thereof, without regard to any materiality, knowledge or dollar qualifiers or thresholds, does not constitute a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect on the Company qualification) and the representations and warranties of the Company contained in Section 2.22 shall be true and correct in all respects at and as of the Effective Time, and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

            (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects (which, solely for purposes of determining compliance with Section 4.13, shall mean that the Company has disclosed all matters since the date hereof except for such matters that would not result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding Three Hundred Fifty Thousand Dollars ($350,000) individually or One Million Dollars ($1,000,000) in the aggregate) at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

            (c) there shall have not occurred and be continuing after the date of this Agreement a Material Adverse Effect on the Company;

            (d) Parent shall have received a written opinion of Gibson, Dunn & Crutcher LLP, counsel to Parent, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Gibson, Dunn & Crutcher LLP fails to deliver such opinion, then Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, may deliver such opinion in satisfaction of this closing condition; provided further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions; and

            (e) no employee of the Company that has entered into an Employment Agreement with Parent shall have formally challenged the validity or enforceability of his or Employment Agreement and such challenge shall be continuing or otherwise formally expressed his or her intent not to continue his employment with the Surviving Company and such expressed intention shall not have been withdrawn, and no person that has entered into a Non Competition Agreement shall have formally challenged the validity or enforceability thereof and such challenge shall be continuing or formally expressed his or her intent not to perform thereunder and such expressed intention shall not have been withdrawn.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

      Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

            (a) by mutual written consent of Parent, Acquisition and the Company;

            (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto shall have issued a final order, decree or ruling, or taken any other final action, permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by October 31, 2002 (the "FINAL DATE"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before such date;

            (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any such representation or warranty of Parent or Acquisition shall have become untrue, in both cases, such that the condition set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (ii) there shall have been a material breach by Parent or Acquisition of any of its covenants or obligations to be performed under this Agreement, and Parent or Acquisition, as the case may be, has not cured such breach (if capable of being cured) within twenty (20) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; or (iii) the Company shall have convened a Company Stockholders Meeting to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or

            (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become untrue, in both cases, such that the condition set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (ii) there shall have been a material breach by the Company of any of its covenants or obligations to be performed under this

Agreement, and the Company has not cured such breach (if capable of being cured) within twenty (20) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of its obligations hereunder in any material respect which breach shall be continuing at such time;
(iii) the Company Board shall have submitted or recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger, fails to include its recommendation of this Agreement and the Merger in the Proxy Statement or fails to reconfirm its recommendation of this Agreement and the Merger (including publicly, if requested) within three (3) business days after a reasonable request by Parent for such reconfirmation; (v) the Company Board fails to reject a proposal for a Third Party Acquisition or fails to recommend against a proposal for a Third Party Acquisition in any filing with the SEC made pursuant to Rule 14d-9 or 14e-2 under the Exchange Act within ten
(10) days after such proposal is received by or on behalf of the Company or such transaction has been launched, as the case may be; or (vi) the Company shall have convened a Company Stockholders Meeting to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof).

      Section 6.2. Effect of Termination. Upon the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto, or any of its respective affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.8(c) and 6.3, and all of
Article 7 except for Section 7.10. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

      Section 6.3. Fees and Expenses.

            (a) If this Agreement is terminated pursuant to:

                  (i)  Section 6.1(d)(iii), 6.1(d)(iv) or 6.1(d)(v); or

                  (ii) Section 6.1(c)(iii) or 6.1(d)(vi) and at the time of the Company Stockholders Meeting at which the Company failed to obtain the requisite vote there shall be outstanding at that time an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and within twelve
(12) months thereafter a Company Acquisition occurs;

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of Fifteen Million Dollars ($15,000,000) as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this
Section 6.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

For purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than sixty-five percent (65%) of the aggregate equity interests in the surviving or resulting person of such transaction, (ii) a sale or other disposition by the Company or any material Subsidiary of assets representing in excess of thirty-five percent (35%) of the aggregate fair market value of the business of the Company and Subsidiaries, taken as a while, immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares of capital stock representing in excess of thirty-five percent (35%) of the voting power of the then outstanding shares of capital stock of the Company.

            (b) Except as provided in this Section 6.3, whether or not the Merger is consummated, all expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that fees and expenses incurred in connection with (i) the filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approval of this Agreement and the Merger) and (ii) any filings required under the HSR Act and similar foreign merger notification laws shall be shared equally by the Company and Parent.

      Section 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under applicable law without such approval. This Agreement (including, subject to Section 4.13, the Disclosure Letter) may be amended only by an instrument in writing signed on behalf of the parties hereto.

      Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by another party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                                  MISCELLANEOUS

      Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement in accordance with its terms.

      Section 7.2. Entire Agreement; Assignment. This Agreement (including the Disclosure Letter and the Exhibits and Schedules hereto), the Stock Option Agreement and the Confidentiality Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

      Section 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

      Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

            if to Parent or Acquisition:    Cadence Design Systems, Inc.
                                            2655 Seely Avenue
                                            San Jose, California
                                            Telecopier:  (408) 944-6855
                                            Attention:  General Counsel
            with a copy to:                 Gibson, Dunn & Crutcher LLP
                                            One Montgomery Street
                                            Post Montgomery Tower
                                            San Francisco, CA 94104
                                            Telecopier: (415) 986-5309
                                            Attention: Gregory J. Conklin
                                                       Lisa A. Fontenot

            if to the Company to:           Simplex Solutions, Inc.
                                            521 Almanor Avenue
                                            Sunnyvale, California  94085
                                            Telecopier: (408) 774-9485
                                            Attention: Chairman and Chief
                                                       Executive Officer

            with a copy to:                 Wilson Sonsini Goodrich & Rosati
                                            Professional Corporation
                                            650 Page Mill Road
                                            Palo Alto, California  94304
                                            Telecopier: (650) 493-6811
                                            Attention: Larry W. Sonsini
                                                       Martin W. Korman
                                                       Michael J. Murphy

            with a copy to:                 Wilson Sonsini Goodrich & Rosati
                                            Professional Corporation
                                            7927 Jones Branch Drive
                                            Lancaster Building WestPark
                                            Suite 400
                                            McLean, Virginia 22102
                                            Telecopier: (703) 734-3199
                                            Attention: Robert Sanchez

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

      Section 7.6. Descriptive Headings; Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references herein to Articles, Sections, subsections, paragraphs and clauses are references to Articles, Sections, subsections, paragraphs and clauses of this Agreement unless specified otherwise.

      Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 4.11 and 7.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 7.8. Certain Definitions. For the purposes of this Agreement the term:

            (a) "AFFILIATE" means (except as otherwise provided in Sections 2.20 and 4.14) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

            (b) "BUSINESS DAY" means any day other than a day on which (i) banks in New York or California are required or authorized by law to be closed or (ii) the NYSE is closed;

            (c) "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

            (d) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or Gary Wong or David Overhauser, or any executive officer of Parent, as the case may be. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company (in the case of knowledge of the Company) or Parent (in the case of knowledge of Parent) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

            (e) "INCLUDE" or "INCLUDING" means "INCLUDE, WITHOUT LIMITATION" or "INCLUDING, WITHOUT LIMITATION," as the case may be, and the language following "INCLUDE" or "INCLUDING" shall not be deemed to set forth an exhaustive list;

            (f) "LIEN" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "LIEN" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in Section 2.13(b) of the Disclosure Letter, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws; and

            (g) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including any Governmental Entity.

      Section 7.9. No Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

      Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 6.3(a) it shall not be entitled to specific performance to compel the consummation of the Merger.

      Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      Section 7.12. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement, and, therefore, waive the application of any applicable law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      Section 7.13. Waiver of Jury Trial. EACH OF PARENT, ACQUISITION AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                  (Remainder of page intentionally left blank)

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                   CADENCE DESIGN SYSTEMS, INC.


                                   By:    /s/  H. Raymond Bingham
                                       -----------------------------------------
                                   Name:  H. Raymond Bingham
                                   Title: President and Chief Executive Officer


                                   By:    /s/  Lavi Lev
                                       -----------------------------------------
                                   Name:  Lavi Lev
                                   Title: Executive Vice President-IC Solutions



                                   SIMPLEX SOLUTIONS, INC.


                                   By:    /s/  Penelope A. Herscher
                                       -----------------------------------------
                                   Name:  Penelope A. Herscher
                                   Title: Chairman and Chief Executive Officer



                                   ZODIAC ACQUISITION, INC.


                                   By:    /s/  William Porter
                                       -----------------------------------------
                                   Name:  William Porter
                                   Title: President

                                                                         ANNEX B


              [CREDIT SUISSE FIRST BOSTON CORPORATION LETTERHEAD]


April 24, 2002

Board of Directors
Simplex Solutions, Inc.
521 Almanor Avenue
Sunnyvale, CA  94085


Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.001 per share ("Company Common Stock"), of Simplex Solutions, Inc. (the "Company"), of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of April 24, 2002 (the "Merger Agreement"), by and among Cadence Design Systems, Inc. (the "Acquiror"), Zodiac Acquisition, Inc., a wholly owned subsidiary of the Acquiror ("Merger Sub"), and the Company. The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive that number of shares (the "Exchange Ratio") of common stock, par value $0.01 per share ("Acquiror Common Stock"), of the Acquiror equal to $18.00 divided by the average of the closing price on the New York Stock Exchange Composite Transactions reporting system of shares of Acquiror Common Stock for each of the 10 trading days ending on and including the second trading day prior to the date of the Company Stockholders Meeting (as defined in the Merger Agreement) (the "Average Stock Price"); provided, that, if the Average Stock Price of Acquiror Common Stock would otherwise be less than $19.47, the Average Stock Price shall be equal to $19.47, and if the Average Stock Price of Acquiror Common Stock would otherwise be greater than $23.80, the Average Stock Price shall be $23.80.

In arriving at our opinion, we have reviewed the Merger Agreement, as well as certain publicly available business and financial information relating to the Company and the Acquiror. We have also reviewed certain other information relating to the Company and the Acquiror, including financial forecasts, provided to us by or discussed with the Company and the Acquiror, and have met with the managements of the Company and the Acquiror to discuss the business and prospects of the Company and the Acquiror, respectively. We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company and the Acquiror, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In addition, we have relied upon, without independent verification, the assessments of the managements of the Company and the Acquiror as to (i) their ability to retain key employees, (ii) the strategic benefits and potential cost savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger, (iii) the existing technology, products and services of the Company and the Acquiror and the validity of, and risks associated with, the future technology, products and services of the Company and Acquiror, and (iv) their ability to integrate the businesses of the Company and the Acquiror.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects.

Board of Directors
Simplex Solutions, Inc.
April 24, 2002
Page 2


With respect to the financial forecasts for the Company that we have reviewed, we have been advised, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. With respect to the financial forecasts of the Acquiror that we have reviewed, the management of the Acquiror has reviewed and discussed with us certain publicly available financial forecasts relating to the Acquiror, and has advised us, and we have assumed, that such forecasts represent reasonable estimates and judgments as to the future financial performance of the Acquiror. You have also informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Company or the Acquiror or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations of appraisals. Our opinion is necessarily based upon information made available to us as of the date hereof, and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of Acquiror Common Stock actually will be when issued to the holders of Company Common Stock pursuant to the Merger or the prices at which shares of Acquiror Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. We and our affiliates have in the past provided, and may in the future provide, financial and investment banking services to the Company unrelated to the Merger for which we have received, and expect to receive, compensation. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                   Very truly yours,

                                   CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                         ANNEX C



                                      FORM
                                       OF
                                IRREVOCABLE PROXY
                                       AND
                                VOTING AGREEMENT


      THIS IRREVOCABLE PROXY AND VOTING AGREEMENT (this "AGREEMENT"), dated as of April 24, 2002, is entered into by and between Cadence Design Systems, Inc., a Delaware corporation ("PARENT"), and Zodiac Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("ACQUISITION"), on the one hand, and _________________ ("STOCKHOLDER") on the other hand, and, with respect to Section 6(k) only, Simplex Solutions, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

      WHEREAS, concurrently herewith, Parent, Acquisition, and the Company, have entered into an Agreement and Plan of Merger, of even date herewith (as such agreement may hereafter be amended from time to time in conformity with the provisions thereof, the "MERGER AGREEMENT"), pursuant to which Acquisition will merge with and into the Company and the Company shall be the surviving corporation and become a wholly-owned subsidiary of Parent (the "MERGER");

      WHEREAS, Stockholder is the beneficial owner (as defined below) of ____________ (_________) shares of common stock, $0.001 par value per share, of the Company (such shares, together with all other shares of capital stock or other voting securities of the Company with respect to which the Stockholder has beneficial ownership as of the date of this Agreement, and any shares of capital stock or other voting securities of the Company, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of the Company received pursuant to any change in the capital stock of the Company by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, are referred to herein as the "STOCKHOLDER SHARES"); and

      WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Acquisition have requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. For the purposes of this Agreement, terms not defined herein but used herein and defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement, unless the context clearly indicates otherwise.

      2. Voting Agreement. Stockholder hereby agrees with Parent and Acquisition that, at any meeting of the Company's stockholders, however called, Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause all Stockholder Shares to be counted as present thereat for purposes of establishing a quorum, and Stockholder shall vote, or cause to be voted (or in connection with any written consent of the Company's stockholders, act, or cause to be acted, by written consent) with respect to all Stockholder Shares that Stockholder is entitled to vote or as to which Stockholder has the right to direct the voting, as of the relevant record date, (i) in favor of approval of the Merger Agreement and the transactions contemplated thereby, (ii) against any proposal that would result in a breach by the Company of the Merger Agreement, and (iii) against (A) any Third Party Acquisition (as defined in the Merger Agreement), (B) the election of a group of individuals to replace a majority or more of the individuals presently on the Board of Directors of the Company; provided that if one or more individuals presently on the Board of Directors withdraws his or her nomination for reelection at any meeting of stockholders for the election of directors, Stockholder may vote for a replacement director nominated by the Company's Board of Directors for such individual(s), or (C) any other action which is intended, or is reasonably likely to impede, interfere with, delay, postpone or materially adversely affect the Merger or any other transaction described in the Merger Agreement.

      3. Irrevocable Proxy.

            (a) Stockholder hereby constitutes and appoints Acquisition, with full power of substitution, its true and lawful proxy and attorney-in-fact (the "Proxy Holder") to vote at any meeting (and any adjournment or postponement thereof) of the Company's stockholders called for purposes of considering whether to approve the Merger Agreement and transactions contemplated thereby, any Third Party Acquisition or any other transaction described in Section 2 hereof, or to execute a written consent of stockholders in lieu of any such meeting (if so permitted), all Stockholder Shares held by Stockholder of record as of the relevant record date in favor of the approval of the Merger Agreement and transactions contemplated thereby and against any Third Party Acquisition or any other action described in Section 2(iii)(B) or (C) hereof.

            (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Stockholder. Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Stockholder.

            (c) If Stockholder fails for any reason to vote his, her or its Stockholder Shares as required by Section 2 hereof, then the Proxy Holder shall have the right to vote the Stockholder Shares at any meeting of the Company's stockholders and in any action by written consent of the Company's stockholders in accordance with this Section 3. The vote of a Proxy Holder shall control in any conflict between a vote of such Stockholder Shares by a Proxy Holder and a vote of such Stockholder Shares by Stockholder.

      4. Other Covenants, Representations and Warranties. Stockholder hereby represents and warrants to, and covenants with, Parent and Acquisition as follows:

            (a) Ownership of Stockholder Shares. Stockholder is the beneficial owner (as defined in Rule 13(d)(3) promulgated under the Exchange Act, "BENEFICIAL OWNER") of all the Stockholder Shares. Except as set forth in Annex 1, attached hereto, Stockholder has sole voting power and the sole power of disposition with respect to all of the Stockholder Shares, with no limitations, qualifications or restrictions on such rights. Stockholder is the sole record holder (as reflected in the records maintained by the Company's transfer agent) of the Stockholder Shares.

            (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

            (c) Restriction on Transfer, Proxies and Non-Interference; Stop Transfer. Except as expressly contemplated by this Agreement, during the term of this Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Stockholder Shares or any interest therein (except that Stockholder may transfer Stockholder Shares to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family or make a bona fide gift of Stockholder Shares to one or members of Stockholder's immediate family, provided that in the event of such transfer or gift, the transferee of such Stockholder Shares agrees to be bound by the terms and conditions of this Agreement); (ii) grant any proxies or powers of attorney with respect to any Stockholder Shares or deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement. Stockholder further agrees with and covenants to Parent that Stockholder shall not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Stockholder Shares, unless such transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent.

            (d) Other Potential Acquirors. Stockholder (i) shall immediately cease all existing discussions or negotiations, if any, with any persons conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company, or any business combination with the Company; (ii) from and after the date hereof until the termination of this Agreement, shall not, in his, her or its capacity as a stockholder of the Company, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any Third Party Acquisition; and (iii) shall promptly notify the Company of any proposals for, or inquiries with respect to, a potential Third Party Acquisition received by Stockholder or of which Stockholder otherwise has knowledge.

            (e) No Consents. To his, her or its knowledge, the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder will not, require Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

            (f) Notification of Parent. Stockholder hereby agrees, while this Agreement is in effect, to notify Parent and Acquisition promptly of the number of any additional shares of capital stock and the number and type of any other voting securities of the Company acquired by such Stockholder, if any, after the date hereof.

            (g) Reliance by Parent and Acquisition. Stockholder understands and acknowledges that Parent and Acquisition are entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

      5. Termination. The voting agreement and irrevocable proxy granted pursuant to Sections 2 and 3 hereof shall terminate immediately upon the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms, and (b) the Effective Time.

      6. Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            (b) Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares and shall be binding upon any person to whom legal or beneficial ownership of any Stockholder Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Stockholder Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

            (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, and any attempted assignment in violation hereof shall be void; provided, however, that Parent may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent.

            (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

            (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered in person, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or sent by nationally-recognized overnight courier to each other party as set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted:

            if to Parent or Acquisition:  Cadence Design Systems, Inc.
                                          2655 Seely Avenue
                                          San Jose, California 95134
                                          Telecopier:  (408) 944-6855
                                          Attention:  General Counsel

            with a copy to:               Gibson, Dunn & Crutcher LLP
                                          One Montgomery Street
                                          San Francisco, CA 94104
                                          Telecopier:  (415) 986-5309
                                          Attention:  Gregory J. Conklin

            if to Stockholder, to:        such address for Stockholder as set
                                          forth on the signature page hereto

            with a copy to:               Wilson, Sonsini, Goodrich & Rosati
                                          Professional Corporation
                                          650 Page Mill Road
                                          Palo Alto, CA  94304
                                          Telecopier:  (650) 493-6811
                                          Attention:  Larry W. Sonsini
                                                      Martin W. Korman

                                          Wilson, Sonsini, Goodrich & Rosati
                                          Professional Corporation
                                          Lancaster Building WestPark
                                          7927 Jones Branch Drive #400
                                          McLean, VA 22102
                                          Telecopier: 703-734-3199
                                          Attention: Robert Sanchez

            (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (h) Governing Law; Venue; Specific Performance; Waiver of Jury Trial. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A CALIFORNIA STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6(e) HEREOF OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

            THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR AND THAT THE PARTIES WOULD NOT HAVE ANY ADEQUATE REMEDY AT LAW IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(h).

            (i) Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            (j) Further Assurances. At the request of any party to another party or parties to this Agreement, such other party or parties shall execute and deliver such instruments or documents to evidence or further effectuate (but not to enlarge) the respective rights and obligations of the parties and to evidence and effectuate any termination of this Agreement.

            (k) Company Stop Transfer Agreement. The Company hereby acknowledges the restrictions on transfer of the Stockholder Shares contained in Section 4(c) hereof. The Company agrees not to register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Stockholder Shares, unless such transfer is made pursuant to and in compliance with this Agreement. The Company further agrees to instruct its transfer agent (the "TRANSFER AGENT") not to transfer any certificate or uncertificated interest representing any Stockholder Shares, until (i) the Transfer Agent has received Parent's consent to such a transfer, or (ii) this Agreement has been terminated pursuant to Section 5 hereof.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, Parent, Acquisition and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                    CADENCE DESIGN SYSTEMS, INC.


                                    By:
                                       -----------------------------------------
                                       Name:  William Porter
                                       Title: Senior Vice President and Chief
                                              Financial Officer


                                    ZODIAC ACQUISITION, INC.


                                    By:
                                       -----------------------------------------
                                       Name:  William Porter
                                       Title: President



                                    STOCKHOLDER:


                                    --------------------------------------------

                                    Name:
                                         ---------------------------------------


                                    Title
                                          --------------------------------------


                                    Address:
                                            ------------------------------------


                                    --------------------------------------------




ACKNOWLEDGED AND AGREED TO
(with respect to Section 6(k)):

SIMPLEX SOLUTIONS, INC.,
a Delaware corporation


By:
   ---------------------------------
   Name:  Penelope A. Herscher
   Title: Chairman and Chief Executive Officer

                                                                         ANNEX D



                             STOCK OPTION AGREEMENT


      THIS STOCK OPTION AGREEMENT (this "Agreement") is dated as of April 24, 2002, between Cadence Design Systems, Inc., a Delaware corporation ("Grantee"), and Simplex Solutions, Inc., a Delaware corporation ("Issuer"). For purposes of this Agreement, terms which are used but not defined herein and which are defined in the Merger Agreement referred to below shall have the meanings given to them in the Merger Agreement, unless the content clearly indicates otherwise.

                                    RECITALS

      A. Grantee, Zodiac Acquisition, Inc. ("Acquisition") and Issuer are simultaneously entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that, upon the terms and subject to the conditions thereof, Acquisition will be merged with and into Issuer, with Issuer to be the surviving corporation (the "Merger").

      B. As a condition to its willingness to enter into the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to enter into this Agreement, which provides, among other things, that Issuer grant to Grantee an option to purchase shares of Issuer's common stock, $0.001 par value per share ("Issuer Common Stock"), upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and the Merger Agreement, the parties hereto agree as follows:

      1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of Issuer Common Stock equal to 19.9% of the number of outstanding shares of Issuer Common Stock as of the time at which the Option shall first become exercisable (the "Option Shares"), in the manner set forth below, at an exercise price per Option Share of $18.00, payable, at Grantee's election, in cash or in shares of common stock, par value $0.01 per share, of Grantee ("Grantee Shares"), or any combination of cash and Grantee Shares, subject to adjustment as provided below (the "Option Price"). If Grantee elects to pay all or a portion of the Option Price in Grantee Shares, the number of Grantee Shares to be delivered for each Option Share shall be equal to $18.00 divided by the Average Stock Price, as determined pursuant to Section 1.8(c) of the Merger Agreement, provided that if the Company Stockholders Meeting has not been scheduled at the time of the Closing (as defined below), the Average Stock Price will equal the Collar Average Stock Price.

      2.    EXERCISE OF OPTION.

            (a) Subject to the satisfaction or waiver of the conditions set forth in Section 10 of this Agreement, Grantee may exercise the Option, in whole or in part, at any time or from time to time, on or after the occurrence of a Triggering Event and prior to the Expiration Date (as defined in Section 12). The term "Triggering Event" shall mean the time immediately prior to (x) the occurrence of any of the events (or series of events) specified in Section 6.1(d)(iii) of the Merger Agreement giving rise to the obligation of Issuer to pay the Termination Payment specified in Section 6.3(a)(i) or (y) the commencement of a tender or exchange offer for any Company Securities by a Third Party unaffiliated with Issuer, and Issuer shall not have delivered to its securityholders within ten (10) calendar days thereafter a statement, pursuant to Rule 14d-9 or 14e-2 under the Exchange Act, disclosing that Issuer's Board of Directors recommends that such securityholders reject such tender or exchange offer, and which shall give rise to the obligation of Issuer to pay the Termination Payment specified in Section 6.3(a)(i).

            (b) If Grantee wishes to exercise the Option at such time as the Option is exercisable, Grantee shall deliver written notice (the "Exercise Notice") to Issuer specifying its intention to exercise the Option, the total number of Option Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing") not less than three (3) nor more than thirty (30) business days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the HSR Act. If, prior to the Expiration Date, any person or Group, as defined below (other than Grantee and its affiliates), shall have acquired fifteen percent (15%) or more of the then-outstanding shares of Issuer Common Stock (a "Share Acquisition"), or Issuer shall have entered into a written agreement with any person or Group (other than Grantee and its affiliates) providing for a Company Acquisition (as defined below), then Grantee, in lieu of exercising the Option, shall have the right at any time thereafter until the Expiration Date to request in writing that Issuer pay and, promptly (but in any event not more than five
      (5) business days) after the giving by Grantee of such request, Issuer shall pay to Grantee, in cancellation of the Option, an amount in cash (the "Cancellation Amount") equal to (i) the lesser of

                  (x) the excess over the Option Price of the greater of (A) the last sale price of a share of Issuer Common Stock as reported on the Nasdaq National Market ("Nasdaq") on the last trading day prior to the date of the Exercise Notice, and (B) (1) the highest price per share of Issuer Common Stock offered to be paid or paid by any such person or Group pursuant to or in connection with such Share Acquisition or Company Acquisition or (2) if such Company Acquisition consists of a purchase and sale of assets, the aggregate consideration agreed to be paid in such transaction or proposed transaction, divided by the number of shares of Issuer Common Stock then outstanding, and

                  (y)   $15,000,000 divided by the number of Option Shares,

      multiplied by (ii) the number of Option Shares then covered by the Option. If all or a portion of the price per share of Issuer Common Stock offered, paid or payable, or the aggregate consideration offered, paid or payable, for the stock or assets of Issuer, each as contemplated by the preceding sentence, consists of noncash consideration, such price or aggregate consideration shall be the cash consideration, if any, plus the fair market value of the non-cash consideration as determined jointly by the investment bankers of Issuer and the investment bankers of Grantee. For purposes hereof, "Company Acquisition" means the occurrence of any of the following events: (i) the acquisition of Issuer by merger or otherwise by any Third Party; (ii) the acquisition by a Third Party of any material portion of the assets of Issuer and Subsidiaries, taken as a whole; or
      (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding shares of Issuer Common Stock or any securities convertible into or exchangeable for such number of shares. For purposes hereof, the term "Group" means a person as described in Section 13(d)(3) of the Exchange Act.

            (c) Notwithstanding anything to the contrary contained herein, the economic benefit, if any, which Grantee may derive hereunder shall be limited as follows: (1) in no event shall the sum of Grantee's Total Payment and Grantee's Notional Total Payment (each as defined below) exceed $15,000,000. As used herein, (1) "Total Payment" shall mean (x) the sum (before taxes) of the following: (i) any Cancellation Amount received by Grantee pursuant to Section 2(b) hereof; (ii) any amounts received by Grantee upon transfer of the Option Shares (or any portion thereof) to any unaffiliated person (including from the Issuer pursuant to Section 13 hereof); and (iii) the amount actually received by Grantee pursuant to
      Section 6.3(a) of the Merger Agreement minus (y) any amounts paid by Grantee to Issuer pursuant to Section 14 hereof; and (2) "Notional Total Payment" with respect to any Option Share as to which Grantee may propose to exercise the Option shall be the difference between the closing market price for Issuer Common Stock on Nasdaq as of the last preceding date, less the Option Price.

      3. PAYMENT OF OPTION PRICE AND DELIVERY OF CERTIFICATE. Any Closings under
Section 2 of this Agreement shall be held at the principal executive offices of Issuer, or at such other place as Issuer and Grantee may agree. At any Closing hereunder,

            (a) if and to the extent Grantee has elected to pay the Option Price in cash, Grantee or its designee will make payment to Issuer of the aggregate price for the Option Shares being so purchased for cash by delivery of a certified check, official bank check or wire transfer of funds pursuant to Issuer's instructions payable to Issuer in an amount equal to the product obtained by multiplying the Option Price by the number of Option Shares to be purchased for cash;

            (b) if and to the extent Grantee has elected to pay the Option Price in Grantee Shares, Grantee shall make payment to Issuer of the aggregate price for the Option Shares being so purchased for Grantee Shares by delivery of a certificate or certificates evidencing a number of Grantee Shares determined in accordance with the last sentence of Section 1, duly executed by authorized officers of Grantee; and

            (c) upon receipt of such payment of cash or delivery of Grantee Shares, Issuer will deliver to Grantee or its designee a certificate or certificates evidencing the number of Option Shares so purchased, in the denominations and registered in such names designated to Issuer in writing by Grantee.

      4. REGISTRATION AND LISTING OF OPTION SHARES.

            (a) Issuer shall, if requested by Grantee at any time or from time to time within two (2) years following a Triggering Event (the "Registration Period"), in order to permit the sale or other disposition of the Option Shares that have been acquired by or are issuable to Grantee upon exercise of the Option (collectively, the "Registrable Securities"), register under the Securities Act of 1933, as amended (the "Act"), the offer, sale and delivery, or other disposition, of the Registrable Securities. Any such request shall be made by notice in writing to Grantee (a "Registration Notice"), which notice shall set forth the number of shares proposed to be registered and the proposed method of sale. Any such Registration Notice must relate to a number of Registrable Securities equal to at least twenty percent (20%) of the Option Shares acquired by Grantee, unless the remaining number of Registrable Securities is less than such amount, in which case Grantee shall be entitled to exercise its rights hereunder but only for all of the remaining Registrable Securities (a "Permitted Offering"). Grantee's rights hereunder shall terminate at such time as Grantee shall be entitled to sell all of the remaining Registrable Securities pursuant to Rule 144(k) under the Act or at such time as Grantee shall be entitled to sell or otherwise transfer all remaining Registrable Securities within any (3) month period pursuant to Rule 144 under the Act. Issuer will use all reasonable efforts to qualify any Registrable Securities Grantee desires to sell or otherwise dispose of under applicable state securities or "blue sky" laws; provided, however, that Issuer shall not be required to qualify to do business, or consent to general service of process, in any jurisdiction by reason of this provision. Without Grantee's prior written consent, no other securities may be included in any such registration. Issuer will use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for a period of ninety
      (90) days from the day such registration statement first becomes effective. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods not exceeding ninety (90) days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer, or Issuer is required under the Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement. Grantee shall be entitled to make up to two (2) requests under this Section 4(a). For purposes of determining whether the two (2) requests have been made under this Section 4(a), only requests relating to a registration statement that has become effective under the Act will be counted.

            (b) If, during the Registration Period, Issuer shall propose to register under the Act the offering, sale and delivery, or other disposition, of Issuer's Common Stock for cash for its own account or for any other stockholder of Issuer pursuant to a firm underwriting, it will, in addition to Issuer's other obligations under this Section 4, allow Grantee the right to participate in such registration provided that Grantee participates in such underwriting; provided, however, that, if the managing underwriter of such offering advises Issuer in writing that in the managing underwriter's opinion, the number of shares of Issuer's Common Stock requested to be included in such registration exceeds the number that it would be in the best interests of Issuer to sell in such offering, Issuer shall, after fully including therein all shares of Issuer Common Stock to be sold by Issuer, include the shares of Issuer Common Stock requested to be included therein by Grantee pro rata (based on the number of shares of Issuer Common Stock requested to be included therein) with the shares of Issuer Common Stock requested to be included therein by persons other than Issuer and persons to whom Issuer owes a contractual obligation (other than any director, officer or employee of Issuer to the extent any such person is not currently owed such contractual obligation).

            (c) The expenses associated with the preparation and filing of any registration statement pursuant to this Section 4, and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of SEC or the National Association of Securities Dealers, Inc.) (collectively, "Registration Expenses"), will be paid by Issuer, except for underwriting discounts or commissions or brokers' fees in respect of shares of Issuer's Common Stock to be sold by Grantee and the fees and disbursements of Grantee's counsel; provided, however, that Issuer will not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of Grantee unless Grantee agrees to forfeit its right to request one registration; provided further, that, if at the time of such withdrawal Grantee has learned of a material adverse change in the results of operations, condition, business or prospects of Issuer not known to Grantee at the time of the request and has withdrawn the request within a reasonable period of time following disclosure by Issuer to Grantee of such material adverse change, then Grantee shall not be required to pay any of such expenses and will retain all remaining rights to request registration.

            (d) The registration rights granted under this Section 4 are subject to and are limited by any registration rights previously granted by Issuer and still in effect, and Grantee acknowledges that the registration rights granted under this Section 4 shall be subject to any such limitations.

            (e) In connection with each registration under this Section 4, Issuer shall indemnify and hold each holder of Registrable Securities participating in such offering (a "Holder"), its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder, its underwriters and each of their respective affiliates may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any prospectus therein), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than such losses, claims, damages, liabilities or expenses (or actions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder to Issuer expressly for use in such registration statement.

            (f) In addition, Grantee and each Holder shall indemnify and hold Issuer, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursement of counsel and accountants), joint or several, to which Issuer, its underwriters and each of their respective affiliates may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Issuer expressly for use in such registration statement; provided, however, that in no event shall any indemnification amount contributed by a Holder hereunder exceed the proceeds of the offering received by such Holder.

            (g) Upon the issuance of Option Shares hereunder, Issuer will promptly take such action as is necessary to list such Option Shares with Nasdaq or on such national or other exchange on which the shares of Issuer Common Stock are at the time listed.

            (h) In connection with any registration statement pursuant to this
      Section 4, each Holder agrees to furnish Issuer with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Act and shall provide representations and warranties customary for selling stockholders who are unaffiliated with the issuer.

      5. REGISTRATION AND LISTING OF GRANTEE SHARES. Grantee shall, if requested by Issuer at any time or from time to time within two (2) years following the date of any Closing at which Grantee Shares are issued to Issuer, in order to permit the sale or other disposition of such shares by Issuer, register under the Act the offer, sale and delivery, or other disposition, of such shares. Issuer's registration rights (and obligations) with respect to any such Grantee Shares shall be the same as the registration rights granted to Grantee pursuant to Section 4 hereof. In applying the provisions of Section 4 hereof to this
Section 5, however, the term "Grantee" shall be substituted for the term "Issuer" and the term "Issuer" shall be substituted for the term "Grantee" in each place such terms appear in Section 4 hereof, and "Registrable Securities" shall mean the Grantee Shares.

      6. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

            (a) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

            (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Issuer has duly approved and authorized the issuance and sale of the Option Shares, upon the terms and subject to the conditions contained in this Agreement, and the consummation of the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer and, assuming this Agreement has been duly and validly authorized, executed and delivered by Grantee, constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

            (c) Issuer has taken all necessary action to reserve for issuance and to permit it to issue, and at all times from the date of this Agreement through the Expiration Date will have reserved for issuance upon exercise of the Option, a sufficient number of authorized shares of Issuer Common Stock for issuance upon exercise in full of the Option, each of which shares, upon issuance pursuant to this Agreement and when paid for as provided herein, will be validly issued, fully paid and nonassessable, and shall be free and clear of all claims, liens, charges, encumbrances and security interests (other than those imposed by applicable law).

            (d) The execution, delivery and performance of this Agreement by Issuer and the consummation by it of the transactions contemplated hereby, except as required by the HSR Act and any material foreign competition authorities (if applicable), and, with respect to Section 4 hereof, compliance with the provisions of the Act and any applicable state securities laws, do not require the consent, waiver, approval, license or authorization of or result in the acceleration of any obligation under, or constitute a default under, any term, condition or provision of any charter or bylaw, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree or any restriction to which Issuer or any of its subsidiaries or any property of Issuer or any of its subsidiaries is subject or bound, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

      7. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

            (a) Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

            (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee and, assuming this Agreement has been duly executed and delivered by Issuer, constitutes a valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

            (c) Grantee is acquiring the Option and it will acquire the Option Shares issuable upon the exercise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law. Grantee is an "accredited investor" as defined in Rule 501 under the Act.

            (d) Any Grantee Shares issued to Issuer as payment of the aggregate price for any Option Shares will, upon receipt by Grantee of such Option Shares, be validly issued, fully paid and nonassessable, and shall be free and clear of all claims, liens, charges, encumbrances and security interests (other than those imposed by applicable law).

      8. COVENANTS OF GRANTEE AND ISSUER.

            (a) Each of Grantee and Issuer agrees not to sell, transfer or otherwise dispose of the Option, except that Grantee may transfer or dispose of the Option to Acquisition or any other subsidiary of Grantee pursuant to Section 15(d) hereof. Each of Grantee and Issuer may sell, transfer or otherwise dispose of the Option Shares or the Grantee Shares, as the case may be, so long as such transaction is in compliance with the Act and any applicable state securities laws. Each of Grantee and Issuer further agrees to the placement of the following legend on the certificates evidencing the Option Shares or Grantee Shares, as the case may be (in addition to any legend required under applicable state securities laws):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW GOVERNING THE OFFER AND SALE OF SECURITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES, OR OF ANY INTEREST THEREIN, MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

            (b) In connection with any sale, transfer or other disposition of Option Shares, Grantee shall use all commercially reasonable efforts to prevent any person or Group from acquiring a number of such shares that exceeds five percent (5%) of the aggregate outstanding shares of Issuer Common Stock on a fully-diluted basis at the time of such sale, transfer or other disposition.

      9. HSR COMPLIANCE EFFORTS. Grantee and Issuer shall take, or cause to be taken, all reasonable action to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, reasonable efforts to obtain any necessary consents of third parties and Governmental Entities and the filing by Grantee and Issuer promptly after the date hereof of any required HSR Act notification forms and the documents required to comply with the HSR Act.

      10. CERTAIN CONDITIONS. The obligation of Issuer to issue Option Shares to Grantee and of Grantee to issue Grantee Shares to Issuer under this Agreement upon exercise of the Option shall be subject to the satisfaction or waiver of the following conditions:

            (a) any waiting periods applicable to the acquisition of the Option Shares by Grantee pursuant to this Agreement under the HSR Act and any material foreign competition laws shall have expired or been terminated;

            (b) the representation and warranty of Grantee made in Section 7(c) of this Agreement shall be true and correct in all material respects as of the date of the Closing for the issuance of such Option Shares and, if Grantee Shares are to be issued to Issuer in such Closing, the representations and warranties of Grantee made in Sections 7(a) and (d) of this Agreement shall be true and correct in all material respects as of the date of such Closing; and

            (c) no statute, rule or regulation shall be in effect, and no order, decree or injunction entered by any court of competent jurisdiction or governmental, regulatory or administrative agency or commission in the United States shall be in effect, which prohibits the exercise of the Option or acquisition or issuance of Option Shares or, if Grantee Shares are to be issued to Issuer, such Grantee Shares pursuant to this Agreement.

      11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

            (a) In the event of any change in the number of issued and outstanding shares of Issuer Common Stock by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange or other change in the corporate or capital structure of Issuer, Grantee shall receive, upon exercise of the Option, the stock or other securities, cash or property to which Grantee would have been entitled if Grantee had exercised the Option and had been a holder of record of shares of Issuer Common Stock on the record date fixed for determination of holders of shares of Issuer Common Stock entitled to receive such stock or other securities, cash or property at the same aggregate price as the aggregate Option Price of the Option Shares.

            (b) In the event of any change in the number of issued and outstanding Grantee Shares by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange or other change in the corporate or capital structure of Grantee, Issuer shall receive, upon Grantee's exercise of the Option and election to pay the Option Price in Grantee Shares, the stock or other securities, cash or property to which Issuer would have been entitled if Grantee had exercised the Option and had been a holder of record of Grantee Shares on the record date fixed for determination of holders of Grantee Shares entitled to receive such stock or other securities, cash or property at the same aggregate price as the aggregate Option Price of the Option Shares for which Grantee has elected to pay with Grantee Shares.

      12. EXPIRATION. The Option shall expire at the earlier of (x) the Effective Time and (y) 5:00 p.m., California time, on the day that is the twelve
(12) month anniversary of the date on which the Merger Agreement has been terminated in accordance with the terms thereof (such expiration date is referred to as the "Expiration Date").

      13. ISSUER CALL. If Grantee has acquired Option Shares pursuant to exercise of the Option (the date of any Closing relating to any such exercise herein referred to as a "Closing Date"), then, at any time after the one year anniversary of such Closing Date and prior to the date that is eighteen months following such Closing Date (the "Purchase Period"), Issuer may require Grantee, upon delivery to Grantee of written notice, to sell to Issuer all, but not less than all, Option Shares (and all other Issuer securities, if any, issued in respect of or in exchange for such Option Shares) acquired by Grantee pursuant to exercise of the Option in connection with such Closing Date. The per share purchase price for such sale (the "Issuer Call Price") shall be equal to the higher of (i) the Option Price, less any dividends paid on the Option Shares to be purchased by Issuer pursuant to this Section 13, plus an amount equal to a return at the rate of fifteen percent (15%) of the Option Price per year from the Closing Date and (ii) an amount equal to the average of the high and low trading prices per share of Issuer Common Stock for the thirty (30) trading day period ending one day prior to the delivery of Issuer's notice exercising its call rights pursuant to this Section 13. The closing of any sale of Option Shares pursuant to this Section 13 shall take place at the principal offices of Issuer at a time and on a date designated by Issuer in the aforementioned notice to Grantee, which date shall be no more than thirty (30) and no less than twelve
(12) business days from the date of such notice. The Issuer Call Price shall be paid in immediately available federal funds by wire transfer.

      14. GRANTEE CALL. If Issuer has acquired Grantee Shares pursuant to Grantee's exercise of the Option, then, at any time during the Purchase Period, Grantee may require Issuer, upon delivery to Issuer of written notice, to sell to Grantee all, but not less than all, Grantee Shares (and all other Grantee securities, if any, issued in respect of or in exchange for such Grantee Shares) acquired by Issuer pursuant to exercise of the Option by Grantee in connection with such Closing Date. The per share purchase price for such sale (the "Grantee Call Price") shall be equal to the higher of (i) the Average Stock Price, as determined pursuant to Section 1 hereof, less any dividends paid on the Grantee Shares to be purchased by Grantee pursuant to this Section 14, plus an amount equal to a return at the rate of fifteen percent (15%) of such Average Stock Price per year from the Closing Date and (ii) an amount equal to the average of the high and low trading prices per share of Grantee Common Stock for the thirty
(30) trading day period ending one day prior to the delivery of Grantee's notice exercising its call rights pursuant to this Section 14. The closing of any sale of Grantee Shares pursuant to this Section 14 shall take place at the principal offices of Grantee at a time and on a date designated by Grantee in the aforementioned notice to Issuer, which date shall be no more than thirty (30) and no less than twelve (12) business days from the date of such notice. The Grantee Call Price shall be paid in immediately available federal funds by wire transfer.

      15. GENERAL PROVISIONS.

            (a) Survival. All of the representations, warranties and covenants contained herein shall survive a Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing.

            (b) Further Assurances. If Grantee exercises the Option, or any portion thereof, in accordance with the terms of this Agreement, Issuer and Grantee will execute and deliver all such further documents and instruments and use all reasonable efforts to take all such further action as may be necessary in order to consummate the transactions contemplated thereby.

            (c) Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            (d) Assignment; Transfer of Stock Option. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that Issuer and Grantee, without the prior written consent of the other party, shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder and any such attempted assignment or transfer shall be void; provided further, that Grantee shall be entitled to assign or transfer this Agreement or any rights hereunder to any wholly-owned subsidiary of Grantee so long as such wholly-owned subsidiary agrees in writing to be bound by the terms and provisions hereof.

            (e) Specific Performance. The parties agree and acknowledge that in the event of a breach of any provision of this Agreement, the aggrieved party would be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provisions, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

            (f) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Grantee and Issuer.

            (g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

            if to Grantee:          Cadence Design Systems, Inc.
                                    2655 Seely Avenue
                                    San Jose, CA 95134
                                    Telecopier:  (408) 944-6855
                                    Attention:  General Counsel

            with a copy to:         Gibson, Dunn & Crutcher LLP
                                    One Montgomery Street
                                    San Francisco, CA 94104
                                    Telecopier:  (415) 986-5309
                                    Attention:  Gregory J. Conklin, Esq.

            if to Issuer:           Simplex Solutions, Inc.
                                    521 Almanor Avenue
                                    Sunnyvale, CA 94086
                                    Telecopier:  (408) 744-0285
                                    Attention:  Chief Executive Officer

            with a copy to:         Wilson, Sonsini, Goodrich & Rosati LLP
                                    650 Page Mill Road
                                    Palo Alto, CA  94304
                                    Telecopier:  (650) 493-6811
                                    Attention:  Larry W. Sonsini
                                                Martin W. Korman

                                    Wilson, Sonsini, Goodrich & Rosati LLP
                                    Lancaster Building WestPark
                                    7927 Jones Branch Drive #400
                                    McLean, VA 22102
                                    Telecopier: 703-734-3199
                                    Attention: Robert Sanchez

            (h) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

            (k) Jurisdiction and Venue; Waiver of Jury Trial. Each of Issuer and Grantee hereby agrees that any proceeding relating to this Agreement shall be brought solely in a court in the State of Delaware. Each of Issuer and Grantee hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that any such Delaware court is an inconvenient forum.

            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(k).

            (l) Entire Agreement. This Agreement and the Merger Agreement, and any documents and instruments referred to herein and therein, constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. Nothing in this Agreement shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            (m) Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    CADENCE DESIGN SYSTEMS, INC.


                                    By:    /s/  William Porter
                                        ----------------------------------------
                                    Name:  William Porter
                                    Title: Senior Vice President and Chief
                                           Financial Officer



                                    SIMPLEX SOLUTIONS, INC.


                                    By:    /s/  Penelope A. Herscher
                                        ----------------------------------------
                                    Name:  Penelope A. Herscher
                                    Title: Chairman and Chief Executive Officer